UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement

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Carrier Global Corporation
(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Global Leader in Intelligent Climate and Energy Solutions

Transformation begins with belief. That innovation can make an impact. That taking care of people means taking care of the planet. That our solutions have the power to improve life today and tomorrow. It is why Carrier is transforming spaces every day. In homes. In buildings. Across the cold chain. Our inclusive, diverse team combines global and local expertise with an uncompromising commitment to customers. Together, we deliver intelligent, connected ecosystems and visionary breakthroughs that help support comfort, health and productivity while promoting sustainable energy usage.
We are Carrier. A global leader in intelligent climate and energy solutions. For people, our planet and generations to come.

The Carrier Way
The Carrier Way is our foundation, our north star. It defines our vision, values and cultural behaviors that allow us to create a workplace where we work and win, together, and always with a focus on delivering excellence, the right way.

VISION Our aspiration; why we come to work every day. Creating solutions that matter for people and our planet.

VALUES Our absolutes; always do the right thing. Respect Integrity Inclusion Innovation Excellence

CULTURE Our behaviors; how we work and win together, while never compromising our values.

Passion for Customers We win when our customers win.	Achieve Results We perform, with integrity.

Play to Win We strive to be #1 in everything we do.	Dare to Disrupt We innovate and pursue sustainable solutions.

Choose Speed We focus and move with a bias for action.	Build Best Teams We develop diverse teams, and empower to move faster.

Code of Ethics and Corporate Policy Manual
Our Code of Ethics focuses on the core values that serve as the foundation of our culture: respect, integrity, inclusion, innovation and excellence. It embodies our culture and the values that guide how we operate and achieve our goals the right way. Employees are required to annually review and acknowledge their adherence to our Code of Ethics. We encourage you to visit the Corporate Responsibility section of our website (www.corporate.carrier.com), to access Carrier’s Code of Ethics, excerpts from our Corporate Policy Manual and Environmental, Social and Governance ("ESG") framework documents.

MESSAGE FROM OUR LEAD INDEPENDENT DIRECTOR

Dear Fellow Shareowners,
In 2023, Carrier took bold action to simplify its portfolio and accelerate its journey to becoming a pure-play global leader in intelligent climate and energy solutions. With the acquisition of Viessmann Climate Solutions and the planned exit of Carrier’s Fire & Security segment and commercial refrigeration business, Carrier is becoming a more focused company, well-positioned to deliver higher growth and superior value to its shareowners.
The Carrier Board shares the management team’s vision of “performing while transforming” and is pleased to welcome Maximilian (Max) Viessmann as our newest director following the successful acquisition of Viessmann Climate Solutions. Max’s groundbreaking vision in digital transformation and deep knowledge of the climate and energy industries will be invaluable as Carrier continues to propel its growth strategy. 2023 was also a transition year for our Board. I began my tenure as Lead Independent Director, succeeding Dr. J.P. Garnier who, fortunately, has agreed to extend his service on the Board until 2025. His extensive global experience and deep understanding of our industry has been and will continue to be invaluable to us during this transformative period. Michael Todman and Virginia Wilson also ably stepped into new roles in 2023 as chairs of our Compensation and Governance committees. I am proud to serve on a board that is so well-positioned to guide Carrier’s management team in its mission to deliver outsized and sustainable value to shareowners.
Our Board remains committed to maintaining robust oversight, especially on important governance issues. During the year, responsibility for Carrier's Environment, Social and Governance programs, goals and objectives was elevated to the full Board. This included expanding our disclosures, one of which was our submission to the Carbon Disclosure Project. Additionally, we oversaw the strengthening of Carrier's cybersecurity programs through enhanced public disclosures, external maturity assessments and a formalized governance structure to escalate critical cybersecurity risks and incidents to the Board. To further align the interests of Carrier management with those of its shareowners, we expanded Carrier’s share ownership requirements in 2023 to apply to all members of Carrier’s Executive Leadership Team.
Carrier’s transformation is not just about adapting to change; it’s about embracing it. The Carrier Board will continue to help guide Carrier to sustainable, long-term value creation and engage with you, our shareowners, along the way. As shareowners, your trust and support have been instrumental in Carrier’s journey thus far, and we are committed to delivering long-term, sustainable value to you.

Sincerely,
John J. Greisch
Lead Independent Director

"Carrier’s transformation is not just about adapting to change; it’s about embracing it. The Carrier Board will continue to help guide Carrier to sustainable, long-term value creation and engage with you, our shareowners, along the way."

2024 Proxy Statement	i

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners to be held on April 18, 2024. This Notice of the 2024 Annual Meeting of Shareowners and Proxy Statement as well as Carrier’s 2023 Annual Report are available free of charge at www.proxyvote.com or at www.corporate.carrier.com. References in either document to our website are for the convenience of readers, and information available at or through our corporate website is not a part of nor is it incorporated by reference in the Proxy Statement or Annual Report.
The Board of Directors of Carrier Global Corporation (the "Board") is soliciting proxies to be voted at our 2024 Annual Meeting of Shareowners on April 18, 2024, and at any postponed or reconvened meeting. We expect that the Proxy materials or a notice of internet availability will be mailed and made available to shareowners beginning on or about March 5, 2024. At the meeting, votes will be taken on the matters listed in the Notice of 2024 Annual Meeting of Shareowners.

ii	Carrier Global Corporation

March 5, 2024
NOTICE OF 2024 ANNUAL MEETING OF SHAREOWNERS

Meeting Information	DATE AND TIME April 18, 2024 8:30 a.m. Eastern time	LOCATION Virtual Meeting www.virtualshareholdermeeting.com/CARR2024

Agenda			BOARD RECOMMENDATION	READ MORE
	1	Election of the Ten Director Nominees Named in the Proxy Statement
			FOR each Director Nominee	► Page 11

	2	Advisory Vote to Approve Named Executive Officer Compensation	FOR	► Page 32

	3	Ratify Appointment of PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2024
			FOR	► Page 63

	4	Vote on the Shareowner Proposal set forth in the Proxy Statement, if properly presented
			AGAINST	► Page 65

Four voting methods are available to you.	BY THE INTERNET Visit the website on your proxy card.	BY MAIL Sign, date and return your proxy card in the enclosed envelope.

Please review your Proxy Statement and vote in one of the ways described here.	BY TELEPHONE Call the telephone number on your proxy card.	ONLINE DURING THE MEETING Vote online during the meeting by going to: www.virtualshareholdermeeting.com/CARR2024.

Your vote is important. Please submit your proxy or voting instructions as soon as possible.
WHO MAY VOTE
You are entitled to receive this Notice and to vote at the Annual Meeting if you owned shares of Carrier common stock at the close of business on February 27, 2024 (the record date for this Annual Meeting).
VIRTUAL MEETING FORMAT
The 2024 Annual Meeting of Shareowners will be conducted in a virtual format to facilitate attendance and to provide a consistent experience to all shareowners, regardless of location. The format is designed to ensure a level of participation commensurate with an in-person meeting and allows shareowners to:
▪vote and submit questions in advance of the Annual Meeting; and
▪access a live webcast, vote and submit questions during the Annual Meeting on April 18, 2024.
Please see "Frequently Asked Questions About the Annual Meeting" on page 68 for more information about participating in the virtual meeting.
By Order of the Board of Directors.
Francesca Campbell
Vice President, Corporate Secretary

2024 Proxy Statement	1

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
PROXY SUMMARY
This summary highlights selected information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Voting Matters
We request that you vote on the following proposals at the 2024 Annual Meeting:

Proposal		Board Recommendation	Page
Proposal 1	Election of the 10 Director Nominees Named in the Proxy Statement	Vote FOR each director nominee	11
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	Vote FOR	32
Proposal 3	Ratify Appointment of PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2024	Vote FOR	63
Proposal 4	Shareowner Proposal – Transparency in Lobbying	Vote AGAINST	65
Director Nominees and Governance

Election of Directors
What are you voting on? At the 2024 Annual Meeting,10 director nominees are to be elected to hold office until the 2025 Annual Meeting and until their successors have been elected and qualified.	All nominees are current directors of Carrier and were elected by shareowners at the 2023 Annual Meeting, except for Max Viessmann who joined the Board in January 2024.

Our Board recommends a vote FOR each nominee

Jean-Pierre Garnier, 76 Former Chief Executive Officer, GlaxoSmithKline plc Director Since: 2020 Other Current Directorships: Cellectis S.A.	Susan N. Story, 64 Former President & Chief Executive Officer, American Water Works Company, Inc. Director Since: 2023 Other Current Directorships: Dominion Energy, Inc., Newmont Corporation

David L. Gitlin, 54 Chairman & Chief Executive Officer, Carrier Global Corporation Director Since: 2020 Other Current Directorships: The Boeing Company	Michael A. Todman, 66 Former Vice Chairman, Whirlpool Corporation Director Since: 2020 Other Current Directorships: Brown-Forman Corporation, Prudential Financial, Inc., Mondelez International, Inc.

John J. Greisch, 68 Former President & Chief Executive Officer, Hill-Rom Holdings, Inc. Director Since: 2020 Other Current Directorships: Catalent Inc., Viant Medical	Max Viessmann, 35 Chief Executive Officer & Member of the Executive Board, Viessmann Group GmbH & Co. KG Director Since: 2024 Other Current Directorships: Viessmann Group GmbH & Co. KG

Charles M. Holley, Jr., 67 Former Executive Vice President & Chief Financial Officer, Wal-Mart Stores, Inc.
Director Since: 2020
Other Current Directorships: Amgen, Inc.,
Phillips 66, Sunrise Group Holdings, LLC

Virginia M. Wilson, 69 Former Senior Executive
Vice President & Chief Financial Officer, Teachers
Insurance and Annuity Association of America
Director Since: 2020
Other Current Directorships: Charles River
Laboratories International, Inc.

Michael M. McNamara, 67 Co-Founder & Chief Executive Officer, Samara; Former Chief Executive Officer, Flex Ltd. Director Since: 2020 Other Current Directorships: Workday, Inc.	Beth A. Wozniak, 59 Chief Executive Officer, nVent Electric plc Director Since: 2021 Other Current Directorships: nVent Electric plc

2	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

Board Nominees
Sound Corporate Governance
▪Regular reviews of strategic direction and priorities
▪Regular reviews of significant risks; active oversight of Enterprise Risk Management ("ERM") program
▪Annual review of Board policies, governance practices and committee charters
▪Annual Board, committee and director evaluations; regular refreshment actions
▪80% of director nominees are independent
▪Robust Lead Independent Director with explicit responsibilities
▪Regular meetings of independent directors led by Lead Independent Director
▪Annual election of all directors
▪Majority voting for directors in uncontested elections
▪Rigorous share ownership requirements for directors and senior management
▪Directors required to hold company-granted equity until retirement
▪Hedging, short sales and pledging of Carrier securities prohibited
▪Eligible shareowners can make proposals and nominate directors through proxy access
▪Shareowners may act by written consent
▪15% of shareowners may call special meetings
▪No supermajority shareowner voting requirements
▪98% attendance at Board meetings in 2023
▪96% attendance at committee meetings in 2023

TENURE 3.3 years average tenure		AGE 63 average age
7 members on Board since separation from UTC	3 new Board members in last 3 years	3 < 60 years	1 60-65 years	6 > 65 years

DIVERSITY
4 of 10 (40%) Board nominees are diverse
2 of 5 (40%) Board leadership positions are held by diverse members
Our policy is to build a board representing a broad range of personal characteristics and diversity of perspectives

INDEPENDENCE
Our 10-member Board of Directors includes our Chairman & Chief Executive Officer, one additional non-independent director and eight independent directors
All independent directors meet the heightened independence standards for our Audit Committee and Compensation Committee

3 Female (30%)	1 Racially Diverse (10%)	8 Independent (80%)	2 Not Independent (20%)
Susan N. Story Virginia M. Wilson Beth A. Wozniak	Michael A. Todman

Skills, Experience and Diversity
Our director nominees' most significant skills, experience and attributes are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director's skills or contributions to the Board. Board committees reflect committee memberships as of the date of this Proxy Statement.

KEY SKILLS, EXPERIENCES AND ATTRIBUTES
BOARD COMMITTEES
NAME				A	C	G	T
Jean-Pierre Garnier
David L. Gitlin
John J. Greisch
Charles M. Holley, Jr.
Michael M. McNamara
Susan N. Story
Michael A. Todman
Max Viessmann
Virginia M. Wilson
Beth A. Wozniak

ATTENDANCE	QUALIFICATIONS AND ATTRIBUTES		COMMITTEES
Directors attended 98% of the meetings of the Board and 96% of the meetings of the committees on which they served in 2023.	Financial	Knowledge of Company/Industry	A Audit Committee C Compensation Committee G Governance Committee T Technology & Innovation Committee			Member
	Human Capital Management	Marketing/Sales				Chair
	Innovation, Digital Technology and Cybersecurity	Risk Management/Oversight
	International Business Operations	Senior Leadership
Diversity

2024 Proxy Statement	3

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Executive Compensation and Performance

Advisory Vote to Approve Named Executive Officer (NEO) Compensation
What are you voting on?
We are asking our shareowners to approve, on an advisory basis, the compensation paid to Carrier's named executive officers disclosed in this Proxy Statement. We hold say-on-pay votes annually.

The Board believes that our compensation policies and practices are effective in achieving the goals of the compensation program, and that our actions have been responsive to shareowner feedback related to last year’s say-on-pay vote.

Our Board recommends a vote FOR the say-on-pay proposal

The overall objective of the compensation program is to encourage and reward the creation of sustainable, long-term shareowner value. The current elements of the executive compensation program directly align the interests of the executives and shareowners, are competitive, motivate achievement of short- and long-term financial goals and strategic objectives, and align realized pay with performance.
2023 Executive Compensation Program Principal Components

ELEMENT	FORM OF AWARD
PERIOD
BASE SALARY
	Cash	One year

ANNUAL BONUS			At-Risk Pay	Performance-Based Pay
	Cash	One year

LONG-TERM INCENTIVES (LTI)	Stock Appreciation Rights (SARs) 50%	Vest after three years
	Performance Share Units (PSUs) 50%	Vest after three years

CEO 2023	Other NEOs 2023

For the calculations above, total target direct compensation for 2023 includes annual base salary, the target value of annual bonus compensation and the target value of annual LTI awards, but does not include the target value of other special, one-time grants (e.g., sign-on or retention equity awards).

4	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
2023 Performance and Business Highlights

	GAAP	Adjusted*

Net sales (dollars in billions)

Operating profit (dollars in billions)

Operating margin (percent)

Earnings per share (dollars per share)

Net cash flows from operating activities/ Free cash flow (dollars in billions)

*See Appendix A beginning on page 76 for information regarding non-GAAP measures and a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

▪Carrier delivered strong 2023 operating performance as it started executing its portfolio transformation. In April 2023, the company announced its acquisition of Viessmann Climate Solutions, which was completed on January 2, 2024.
▪The company also announced plans to exit its Fire & Security segment and commercial refrigeration business.
▪2023 net sales increased 8% year-over-year, with organic sales growth of 3% primarily due to strong price realization. Carrier gained share in all major segments and grew aftermarket by double digits for a third consecutive year.
▪2023 GAAP operating profit, operating margin and earnings per share ("EPS") comparisons to 2022 were impacted by portfolio transformation-related activities in both periods, including large gains in 2022 associated with the increase in our ownership interest in Toshiba Carrier Corporation (TCC) and the sale of Chubb.
▪Adjusting for these and other non-operational items, Carrier had another year of strong financial performance resulting in double-digit adjusted operating profit growth and adjusted operating margin expansion.

▪Operating profit was lower compared to 2022 due to the previous year’s gains. Strong price/cost management and productivity drove the increase in adjusted operating profits in 2023.
▪Operating margin decreased 53% compared with last year primarily due to the portfolio transformation-related activities in 2023, while adjusted operating margin expanded 30 basis points despite a ~50-basis-point headwind from consolidating TCC, reflecting strong price/cost and productivity performance.
▪GAAP EPS and adjusted EPS benefited from strong operating performance along with lower net interest expense and a lower share count. GAAP EPS decreased as a result of portfolio transformation-related activities.
▪Cash from operating activities increased 50% versus the prior year driven by strong working capital performance. This also led to a free cash flow increase of 50% compared to 2022.

Independent Auditor

Ratify Appointment of Independent Auditor for 2024
What are you voting on?

We are asking our shareowners to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as Carrier's independent registered public accounting firm for the fiscal year ending December 31, 2024.	The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in the best interest of the company and our shareowners.

Our Board recommends a vote FOR the ratification of the appointment of PwC to serve as the company’s independent auditor for 2024

2024 Proxy Statement	5

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
OUR COMPANY
About Carrier
Carrier is a global leader in intelligent climate and energy solutions, with a diverse and world-class workforce. Through our performance-driven culture, we are creating long-term shareowner value by growing earnings and investing strategically to strengthen our position in the markets we serve.
Our Business Segments

HVAC
As a global leader in intelligent climate and energy solutions, Carrier is at the forefront of heating, ventilating and cooling solutions for residential, commercial and industrial customers around the world. Through an industry-leading family of HVAC brands, our global presence, and our innovative and differentiated digital solutions, we are transforming the built environment to be more energy efficient, sustainable and autonomous. Our solutions help customers achieve their targeted outcomes, including Abound, which monitors over 1.1 billion square feet of building space to help improve indoor air quality, and enhance occupant comfort and productivity.

Refrigeration
Carrier is a global leader in cold chain transport equipment and monitoring solutions with the largest distribution network of nearly 1,700 dealers, distributors and service centers. We differentiate ourselves with both scale and technology to serve as a trusted partner throughout the cold chain. We are helping lead the shift toward electrification, more connected technologies and refrigerants with lower global warming potential. Carrier’s Lynx digital ecosystem offers a suite of advanced analytics solutions that provides customers with enhanced visibility, increased connectivity and actionable intelligence across their cold chain operations.

Fire & Security
With industry-leading brands like Kidde, Edwards, LenelS2, Det-Tronics and GST, customers trust us for all their safety and security needs, from the most complex jobs to the simplest conveniences. We offer a comprehensive suite of lifecycle solutions, connected technologies, mobile applications and cloud-based services. We lead the market in innovation, from best-in-class water mist technology with Marioff to industry-first smart, integrated indoor air quality, smoke and carbon monoxide detectors for the home.

Secular Trends Driving Growth
As a global leader in intelligent climate and energy solutions for buildings and homes, and across the cold chain, Carrier is uniquely positioned to lean into secular trends that are transforming our industry and the world. These trends include a growing middle class, climate change, energy security and stability, and digitalization.
As cities grow, competing demands for natural resources strain infrastructure and food supply. Heating and cooling of buildings and homes, together with food waste, contribute an estimated 25% of annual global greenhouse gas emissions,1 significantly impacting global warming and climate change.
Carrier is addressing these challenges head-on through breakthrough innovation, electrification, energy-efficient solutions, the use of refrigerants with lower global warming potential, connected ecosystems and more to help mitigate climate change and help enable the transition to clean energy.
1Based on estimates from the International Energy Agency, the U.S. Energy Information Administration and the UNEP Food Waste Index Report 2021.

6	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

Portfolio Transformation
At Carrier, we are evolving our business to take on the challenges of climate change. On January 2, 2024, we completed the acquisition of the climate solutions business (the “VCS Business”) of Viessmann Group GmbH & Co. KG (“Viessmann Group”). The addition positions Carrier as a digitally enabled, end-to-end sustainable climate and energy solutions provider that addresses all heating, cooling, renewables, solar photovoltaic technology, battery storage and energy management needs for the home and office.
The combination enhances Carrier’s existing portfolio with access to the iconic Viessmann brand, a leading provider of highly efficient and renewable climate solutions with a more than 100-year record of innovation and sustainability and a differentiated direct-to-installer channel model. In addition to our acquisition of Toshiba Carrier Corp. in 2022, Viessmann Climate Solutions’ 12,000 team members further strengthen Carrier’s position as the leading HVAC provider globally, now positioning Carrier in the fast-growing residential and light commercial space in Europe.
The acquisition of Viessmann Climate Solutions, together with the planned exits of our Fire & Security segment and commercial refrigeration business, will transform Carrier into a more focused, higher-growth business, further strengthening the company’s global leadership position in intelligent climate and energy solutions.

Advancing Solutions for Customers
Creating visionary breakthroughs for a better tomorrow
Carrier develops intelligent climate and energy solutions that support our commitment to achieving net-zero greenhouse gas emissions across our value chain by 2050. Our comprehensive offerings help customers reach and exceed their goals and stay ahead of regulatory changes.
We introduced more electric technologies and energy-efficient products to reduce dependency on fossil fuels, and we increased the use of refrigerants with lower global warming potential. We increased our annual investment in research and development, investing more than $2 billion in the last four years. In 2023, for the ninth year in a row, we released more than 100 new products. We also have more than 14,000 active patents and pending patent applications worldwide combined.
Carrier opened four additional i3 Labs in the United States, India, China and Japan. The innovation incubators are creative spaces where we ignite the development of disruptive technologies and empower our teams to test and develop solutions quickly, choosing speed to deliver differentiated customer solutions.
Building intelligent, connected ecosystems
We create digital solutions that leverage data-driven insights and artificial intelligence (AI) to help customers achieve their desired outcomes, while increasing our recurring revenues. Carrier expanded the capabilities and deployment of our key digital platforms, Abound and Lynx.
Internally, we continued to invest in Carrier IO, a single platform for connecting assets to the cloud. We continued to reduce the complexity of our enterprise resource planning landscape, enabling more agile and cost-efficient internal operations. In addition, we implemented digital initiatives to optimize factory operations to expedite time to market, inform decision-making and streamline overall manufacturing processes.
Our new Generative AI Task Force is guiding the company’s secure and responsible use of AI technology to drive efficiency and innovation. By applying the power of generative AI, Carrier is tackling a range of high-impact use cases related to operational efficiency, customer experience and more.
Accelerating aftermarket growth through lifecycle solutions
Our portfolio of digitally enabled lifecycle solutions expanded with offerings such as Abound Net Zero Management, Lynx Logix, InteliSense and more. Our comprehensive aftermarket offerings include remote monitoring and diagnostics, predictive maintenance, spare parts, repairs, modifications and upgrades, rentals and other cutting-edge digital services.
For the third consecutive year, Carrier achieved double-digit aftermarket growth in 2023. Our expanded Abound and Lynx offerings accelerated recurring revenues while helping customers achieve their sustainability goals. Across all business segments, insights from our connected devices help increase energy efficiency, optimize performance and implement solutions before issues arise. We also grew our catalog of parts, services and connected solutions.

2024 Proxy Statement	7

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Sustainability
Carrier is developing visionary breakthroughs today to create a better tomorrow. Our solutions help customers achieve their decarbonization targets. We also incorporate sustainable practices throughout our global operations.
Carrier is leading the way to a more sustainable future. Our 2030 ESG goals underscore Carrier’s commitment to the things that matter and to continuously challenge ourselves to think bigger and to be better. Expanding on three decades of environmental targets, our goals include measures to improve our planet, our people and our communities through sustainable solutions, investments and practices. We strive to be a catalyst for positive and sustainable change as we innovate, empower our people and operate with integrity. That is The Carrier Way.

Learn about our goals and progress at corporate.carrier.com/esg-report

In addition, Carrier committed to setting near- and long-term greenhouse gas emission reduction goals in line with the Science Based Targets initiative to limit global warming to 1.5°C. In accordance with this initiative, we unveiled our road map to achieve net-zero greenhouse gas emissions across our value chain by 2050. We also joined the Corporate Coalition for Innovation & Technology toward Net Zero, a business alliance dedicated to helping countries meet decarbonization and climate change goals.

Carrier's Road Map to Net Zero

3B tons of $CO_2$ emissions
resulting from our products without any actions
Gigaton goal & carbon neutrality
In 2020, we set goals to help our customers avoid more than 1 gigaton of greenhouse gas emissions and achieve carbon neutral operations.
But we have to be even bolder.
So we're doing more.
Greenhouse gas emissions
SBTi net-zero path
We are establishing science-based targets in line with limiting global warming to 1.5°C and committed to net-zero GHG emissions across our value chain by 2050 –
and we have a road map to get there.
Road to meet 2050 net-zero climate targets
45%
1. Electrification & energy efficiency
35%
2. Digitally enabled & energy solutions
15%
3. Refrigerants
5%
4. Sustainable materials
2020
2023
2030
SBTi near-term absolute target percent reduction
2050
NET-ZERO
GHG EMISSIONS

8	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Sustainable Solutions
Carrier’s road map involves strategically transforming our portfolio through electrification, integration and resilience. By providing sustainable solutions, we are also advancing toward our goal of helping customers avoid more than 1 gigaton of greenhouse gas emissions by 2030. Our products, services and digital capabilities help customers meet their energy, carbon and food-waste reduction goals. Energy-efficient heat pumps, all-electric refrigeration and building solutions, refrigerants with lower global warming potential and connected technologies are just a few of the ways we are improving efficiencies in buildings, in homes and across the cold chain.

Sustainable Investments
We have invested more than $965 million in sustainable research and design since 2020. Additionally, our global venture capital group, Carrier Ventures, expanded its portfolio of strategic partnerships with high-growth companies to accelerate the development of sustainable innovations and disruptive technologies for building and cold chain net-zero solutions.

Sustainable Innovations	We focus on growth areas of electrification, energy management, and residential and light commercial HVAC technologies.

Strategic Collaboration	We value strategic partnerships that enhance our research and development expertise and our channel to market or that become a part of our product offerings.

Disruptive Technologies	We prioritize software, analytics and telematics.

Commitment to Excellence	We seek out companies that share our core values of respect, integrity, inclusion, innovation and excellence.

Sustainable Practices
We incorporate sustainable practices aimed at reducing greenhouse gas emissions, energy consumption, water withdrawal and waste to landfill. We are expanding the use of high-efficiency equipment, refrigerants with lower global warming potential, electric technologies and renewable energy. We achieved zero waste to landfill certification at 11 additional manufacturing sites in 2023 by transitioning to more sustainable methods of waste management.

2024 Proxy Statement	9

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Inclusion & Diversity

Our inclusion philosophy, _belong, underscores the importance of culture in a diverse workplace where everyone can come to work – every day – and feel like they belong. To build upon that philosophy, in 2023, we introduced ally, outlining our principles for how employees can contribute to building an inclusive culture, globally. Our ally principles include advocate, listen, learn and yield.
2023 Diversity Representation

Global executive diversity*	Global women executives	U.S. People of Color executives	U.S. People of Color professionals

27% in 2015 50% in 2023	20% in 2015 32% in 2023	13% in 2015 33% in 2023	18% in 2015 27% in 2023

*    Global women and U.S. People of Color.
Our global Employee Resource Groups (ERGs) include Carrier Black Alliance, Carrier Hispanics & Latinos Employee Engagement Resource Group, Military & Veterans, Pride, Women Empowerment at Carrier and United Carrier Asian Network. They reflect the diversity of Carrier’s workforce; foster a culture of inclusion, allyship and sponsorship for all; and continue to be open to all employees. Our ERGs led sessions on networking and career planning and held grassroots events throughout the year. In Japan, with our recent acquisition of Toshiba Carrier Corp., we expanded our efforts with the creation of an inclusion and diversity council.
We maintain partnerships with several colleges and universities to strengthen our talent pipeline, and we increased student participation in our six-week leadership program. Mentors from Carrier led workshops on inclusion and diversity, and career preparation.
Carrier Employee Scholar Program
Carrier is committed to the continued development and engagement of our people. We promote continuous learning through our Employee Scholar Program, which covers the cost of an employee’s tuition, academic fees and books at approved universities.

~$175M invested since inception in 1996	50+ countries with employee participation since inception	8,800+ degrees earned since inception	1,300+ current participants

Corporate Social Responsibility
Carrier supports organizations that promote the planet by advancing sustainable climate solutions, people by developing a skilled and diverse workforce, and the communities in which we live, work and operate. We encourage you to visit the Corporate Responsibility section of our website (www.corporate.carrier.com) to learn more.
We continued to support Habitat for Humanity through volunteer efforts, financial contributions and product donations from our Healthy Homes suite of indoor air quality and fire safety solutions. Along with other companies, we also supported trainings at the United Nations World Food Programme Transport Training Centre in Ghana to enhance cold chain transport and logistics capacities across West Africa. In addition, our Kidde business continued to grow its award-winning Cause For Alarm fire safety education initiative to support communities that are at higher risk of residential fires.

10	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

PROPOSAL 1
Election of Directors
WHAT ARE YOU VOTING ON?
The Board presents 10 nominees for election as directors at the 2024 Annual Meeting. Each director nominee has consented to being named as a nominee in the Proxy materials and to serve if elected. Each director elected at the Annual Meeting will serve until the 2025 Annual Meeting or until a successor is duly qualified and elected.
Our director nominees hold or have held senior positions as leaders of various large and complex global businesses. Our nominees are or have been chief executive officers, chief financial officers, chief accounting officers and members of senior management. Through these roles, our nominees have developed expertise in finance, human capital management, innovation, digital and technology, international business operations, risk management, sustainability, and strategic planning. With this blend of skills and experience, our directors bring a seasoned and practical understanding of governance, public policy, compensation and sustainable practices to the Board’s deliberations.
Detailed biographical information for each director nominee follows. We have included career highlights, other directorships and other leadership and service experience. Our Board considered all of the aforementioned attributes as well as the results of our annual self-evaluation process when deciding to renominate each of the nominees.

BOARD RECOMMENDATION: Vote FOR each director nominee

Criteria for Board Membership
The Board reviews the appropriate attributes, skills and experience required of directors and the Board as a whole through its annual self-evaluation process described below. These criteria, which are set forth in Carrier's Corporate Governance Principles, are designed to reflect Carrier’s evolving business requirements and to promote the long-term interests of Carrier, its shareowners and other stakeholders.

The Board recognizes that the long-term interests of Carrier and its shareowners are also advanced by responsibly addressing the concerns of other stakeholders, including Carrier employees, customers, suppliers and communities, and stewardship of our planet.

Key Attributes
The Board believes that the following attributes are essential for Carrier directors:

▪Objectivity and independence ▪Sound judgment ▪High integrity ▪Effective collaboration
▪Loyalty to the interests of Carrier and its shareowners
▪Ability and willingness to devote the time necessary to fulfill a director’s duties
▪Ability to contribute to the diversity of perspectives in the Board’s deliberations

2024 Proxy Statement	11

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Director Independence
Under Carrier's Corporate Governance Principles, a substantial majority of our directors must be independent; meaning that the director does not have a direct or indirect material relationship with Carrier other than as a director. The Governance Committee assesses director independence pursuant to the New York Stock Exchange ("NYSE") listing standards, applicable law and Carrier's Director Independence Policy (the “Policy”), which is available on the Corporate Responsibility section of our website.
Before joining the Board, and annually thereafter, each director completes a questionnaire seeking information about relationships and transactions that may require disclosure or affect their director responsibilities that may affect the independence determination, or that may affect the heightened independence standards that apply to members of the Audit Committee and Compensation Committee. The Governance Committee’s assessment considers all known relevant facts and circumstances about any relationships bearing on the independence of a director or nominee. The assessment also considers sales and purchases of products and services between Carrier, including its subsidiaries, and other companies or charitable organizations where a director and a nominee (and immediate family members) may have relationships that are pertinent to the independence determination.
Based on this assessment, the Board has determined that all of the nominees for election at the 2024 Annual Meeting, except for Messrs. Gitlin and Viessmann, are independent under NYSE listing standards and the Policy, because none of them has a business, financial, family or other relationship with Carrier that is considered material. With respect to the two non-independent nominees, Mr. Gitlin is currently an employee of Carrier, and Mr. Viessmann is the Chief Executive Officer, a member of the Executive Board and a significant beneficial owner of the Viessmann Group, from which Carrier acquired the VCS Business and with which Carrier has entered into various related agreements as discussed further below.
Additionally, the Board has determined that each member of the Audit Committee meets the independence requirements for audit committee membership under the NYSE listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also, each member of the Compensation Committee and Governance Committee meets the independence and other requirements for compensation committee and governance committee membership as set forth in the NYSE listing standards, the company's Corporate Governance Principles and Director Independence Policy, and the rules of the Securities and Exchange Commission (“SEC”) applicable to boards of directors in general, and compensation committees and governance committees in particular.
Additional Factors
In addition to the above attributes, in evaluating the suitability of a candidate the Board considers their:

▪General understanding of global business, finance, risk management, technology and other disciplines, and policy matters relevant to the success of a large publicly traded company
▪Understanding of Carrier’s business and industry
▪Senior leadership experience
▪Educational and professional background ▪Personal accomplishments ▪Diversity with respect to a broad range of personal characteristics

The Board believes that our current directors possess and demonstrate these attributes and diverse perspectives and that they bring a strong blend of skills and experience to our deliberations.

12	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Key Skills and Experience
In addition to the attributes expected of each director, the Board, through its self-evaluation process and in consultation with the Governance Committee, has identified below the skills and experience that are essential to the oversight and implementation of Carrier’s business and strategy requirements.

Financial
We place paramount importance on accurate financial reporting and robust financial controls and compliance. Therefore, we seek directors who have served in senior leadership roles of a financial function and/or the management of a large business that has resulted in a proficiency with complex financial management, financial reporting, capital allocation, capital markets, and mergers and acquisitions.

Human Capital Management
Experience in effectively recruiting, engaging, developing and retaining a talented workforce is crucial. We believe that our employees are our most important asset and that, in turn, our success and growth depend in large part on our ability to attract, retain and develop a diverse population of talented and high-performing employees at all levels of the company.

Innovation, Digital, Technology and Cybersecurity
Experience with or oversight of innovation (including developing and adopting new technologies), digital solutions, engineering, information systems and cybersecurity are skill sets that are vital to overseeing Carrier's transformation from an equipment manufacturer to a provider of digitally enabled lifecycle solutions.

International Business Operations
International business experience ensures that valued business, political and cultural perspectives are included in the Board’s deliberations. Carrier has operations around the world, and a significant portion of our sales derive from outside the United States.

Knowledge of Company/Industry
Knowledge or experience with Carrier’s businesses and/or products and services, whether acquired through service as a senior leader or as a board member of a relevant business, affords a deeper understanding of Carrier's strategic, operating, regulatory and competitive environment.

Marketing/Sales
Marketing and sales experience is beneficial as we focus on forming and strengthening customer relationships to provide our digitally enabled lifecycle solutions that create recurring revenue opportunities.

Risk Management/ Oversight
Risk Management experience is critical to the Board’s role in overseeing and understanding enterprise risk exposures, including compliance, cybersecurity, financial, human capital, operational, political, regulatory, reputational and strategic risks.

Senior Leadership
Extensive leadership experience with a significant enterprise provides a practical understanding of Carrier's organization, processes and strategic planning, and the challenges associated with developing talent and driving change and long-term growth.

The matrix on page 3 displays the most significant skills, experience and attributes of each director. The Governance Committee regularly reviews the composition of the Board to ensure that it maintains a balance of skills, experience and diversity of perspectives, and to assess whether there are gaps in light of current and anticipated strategic plans and business requirements.

2024 Proxy Statement	13

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
The Board’s Self-Evaluation Process

The Board believes that robust and constructive self-evaluation is an essential element of good corporate governance. To this end, each year the Board evaluates its own performance and that of the standing committees and individual directors.
The self-evaluation informs the Board’s consideration of the following:
▪Board leadership and structure
▪Membership criteria
▪Refreshment objectives, including committee assignments and succession planning
▪Opportunities to increase the Board’s overall effectiveness, including the addition of new skills and experience and diverse perspectives
John Greisch, our Lead Independent Director, led the 2023 evaluation process and conferred with the directors individually to allow for their candid assessments of peer contributions and performance as well as Board and committee effectiveness. Mr. Greisch provided a summary of his conversations to the Board, which included feedback regarding the following topics:
Our Lead Independent Director leads the annual self-evaluation.

▪The size and effectiveness of the Board and its committees
▪Board and committee leadership and committee assignments
▪The diversity, skills and experience of individual directors and the Board as a whole

▪The Board's review of strategy and risk, including potential areas of disruption and ESG oversight
▪The effectiveness of management's relationship with the Board
▪Succession planning for CEO and senior leadership

Board Refreshment and Nomination Process
The Board’s annual evaluation of its effectiveness encompasses the following questions, actions and outcomes, and plays an integral role in the refreshment and nomination process.

Does the Board have the most effective leadership and committee structure?
Does the Board have the right membership criteria?
Do the directors reflect the most effective mix of skills and experience and diversity of perspectives?
}	Based on these considerations, the Board adjusts as necessary its structure, composition, recruitment and nominations to enhance its effectiveness on a continual basis.	}
2023-2024 Outcomes
▪Designated John J. Greisch as Lead Independent Director
▪Appointed new chairs of Governance Committee and Compensation Committee
▪Increased the size of the Board and broadened the skills, experience and diversity of its leadership and members
▪Refreshed committee membership assignments
▪Appointed Max Viessmann a director. He brings valuable expertise in digitalization, sustainability and technology, and in the climate and energy industries.
▪Nominated 10 candidates for election at the 2024 Annual Meeting

The Board’s self-evaluation process is expected to contribute to the consideration of each incumbent as part of the refreshment and nomination process. A shareowner may recommend a director candidate by writing to Carrier’s Corporate Secretary (see "How Do I Contact the Corporate Secretary's Office" on page 73 for contact information). The Governance Committee or Board also may engage search firms to assist in identifying and evaluating candidates and to ensure that the Board is considering a larger and more diverse pool of candidates.

14	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
The Board believes that new ideas and perspectives are critical to a forward-looking board, as are the valuable experiences and deep understanding of Carrier’s business that a longer serving director offers. Our Corporate Governance Principles and Bylaws do not impose term limits on directors because the Board believes that a director who serves for an extended period will often be uniquely positioned to provide insight and perspective regarding Carrier’s operations and strategic direction. Our Corporate Governance Principles provide that directors retire at the Annual Meeting after reaching age 75, unless the Board makes an exception to the policy in special circumstances. Upon the recommendation of the Governance Committee, the Board approved this exception for Dr. Garnier and nominated him for election at the 2024 Annual Meeting due to his deep and unique understanding of Carrier's business, industry and growth strategy gained during his tenure as a director of United Technologies Corporation ("UTC"), renamed Raytheon Technologies Corporation ("Raytheon" or "RTX"), and his extensive experience leading and overseeing European businesses. The Board believes that Mr. Garnier's unique perspectives, experience and leadership will be critical as Carrier integrates the VCS Business and completes our announced portfolio transformation.
Nominees for the 2024 Annual Meeting
The Board, upon the recommendation of the Governance Committee, has nominated for election to the Board the 10 individuals presented in this Proxy Statement. All are current directors of Carrier and were elected by the shareowners at the 2023 Annual Meeting, except for Mr. Viessmann who joined the Board in January 2024 in connection with the acquisition of the VCS Business.
After joining the Viessmann Group in 2015 to lead its digital transformation efforts, Mr. Viessmann now serves as its Chief Executive Officer and member of its Executive Board. Mr. Viessmann brings experience to both the Board and the Technology & Innovation Committee with his global business management, digitalization and alternative energy sources that are invaluable for Carrier's transformation into a digitally enabled and end-to-end sustainable climate and energy solutions provider.
If, prior to the 2024 Annual Meeting, any nominee becomes unavailable to serve, the Board may select a replacement nominee or reduce the number of directors to be elected. If the Board selects a replacement nominee before the 2024 Annual Meeting, the proxy holders will vote the shares for which they serve as proxy for that replacement nominee.

Our Board of Directors recommends a vote FOR the election of each of the nominees presented in the Proxy.

Jean-Pierre Garnier, Ph.D. Independent Former Chief Executive Officer GlaxoSmithKline plc AGE: 76 | DIRECTOR SINCE: 2020 | COMMITTEES: Compensation, Technology & Innovation

CAREER HIGHLIGHTS
▪Advent International (global private equity)
▪Operating Partner, since 2011
▪Pierre Fabre S.A. (pharmaceuticals)
▪Chief Executive Officer, 2008 to 2010
▪GlaxoSmithKline plc (pharmaceuticals)
▪Chief Executive Officer and Executive Member of the Board of Directors, 2000 to 2008
▪SmithKline Beecham plc (pharmaceuticals)
▪Chief Executive Officer, 2000
▪Chief Operating Officer and Executive Member of the Board of Directors, 1996 to 2000
OTHER CURRENT DIRECTORSHIPS AND COMMITTEES
▪Cellectis S.A., (non-executive Chairman), since 2020

FORMER DIRECTORSHIPS
▪Carmat (non-executive Chairman), 2018 to 2022
▪Radius Health, Inc., 2015 to 2022
▪United Technologies Corporation, 1997 to 2020
▪Idorsia Pharmaceuticals Ltd. (non-executive Chairman), 2017 to 2020
▪Actelion Ltd. (non-executive Chairman), 2011 to 2017
▪Renault S.A., 2009 to 2016
▪Alzheon, Inc. (non-public), 2015 to 2018
OTHER LEADERSHIP EXPERIENCE AND SERVICE
▪Member, Advisory Board of Newman’s Own Foundation
▪Knight Commander of the Order of the British Empire
▪Officier de la Légion d’Honneur of France
▪Member, Board of Directors, Max Planck Institute, 2013 to 2019

2024 Proxy Statement	15

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

David L. Gitlin Chairman & Chief Executive Officer AGE: 54 | DIRECTOR SINCE: 2020 | COMMITTEES: None

CAREER HIGHLIGHTS
▪Carrier
▪Chairman, since 2021
▪President & Chief Executive Officer, since 2019
▪United Technologies Corporation (diversified manufacturer)
▪President & Chief Operating Officer, Collins Aerospace Systems, 2018 to 2019
▪President, UTC Aerospace Systems, 2015 to 2018
▪President, Aircraft Systems, UTC Aerospace Systems, 2013 to 2015
▪Various senior positions since joining United Technologies in 1997, including:
–President, Aerospace Customers & Business Development, Hamilton Sundstrand

–President, Auxiliary Power, Engine & Control Systems, Hamilton Sundstrand
–Vice President and General Manager, Power Systems, Hamilton Sundstrand
–Vice President, Pratt & Whitney Programs, Hamilton Sundstrand
–General Manager, Rolls-Royce/General Electric Programs, Hamilton Sundstrand
–Various positions at UTC headquarters and Pratt & Whitney
OTHER CURRENT DIRECTORSHIPS AND COMMITTEES
▪The Boeing Company, since 2022 (aerospace safety; finance)

John J. Greisch Lead Independent Director Former President & Chief Executive Officer Hill-Rom Holdings, Inc. AGE: 68 | DIRECTOR SINCE: 2020 | COMMITTEES: Compensation, Technology & Innovation

CAREER HIGHLIGHTS
▪TPG Capital (global private equity)
▪Senior Advisor, since 2018
▪Hill-Rom Holdings, Inc. (medical technology)
▪President & Chief Executive Officer, 2010 to 2018
▪Baxter International, Inc. (health care)
▪President, International Operations, 2006 to 2009
▪Chief Financial Officer, 2004 to 2006
▪President, Bioscience, 2003 to 2004
▪FleetPride Corporation (truck and trailer parts distributor)
▪President & Chief Executive Officer, 1998 to 2001
▪The Interlake Corporation (metal products), various positions, 1986 to 1997
▪Price Waterhouse (public accounting), various positions, 1978 to 1985

OTHER CURRENT DIRECTORSHIPS AND COMMITTEES
▪Catalent, Inc., since 2023 (executive chair)
▪Viant Medical (non-public) (non-executive Chairman), since 2018
FORMER DIRECTORSHIPS
▪Cerner Corporation, 2019 to 2022
▪Idorsia Pharmaceuticals Ltd., 2017 to 2020
▪Hill-Rom Holdings, Inc., 2010 to 2018
▪Actelion Ltd., 2013 to 2017
OTHER LEADERSHIP EXPERIENCE AND SERVICE
▪Member, Board of Directors, Ann & Robert H. Lurie Children’s Hospital of Chicago

16	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

Charles M. Holley, Jr. Independent Former Executive Vice President & Chief Financial Officer Wal-Mart Stores, Inc. AGE: 67 | DIRECTOR SINCE: 2020 | COMMITTEES: Audit (Chair), Governance

CAREER HIGHLIGHTS
▪Wal-Mart Stores, Inc. (retail and eCommerce)
▪Executive Vice President, 2016
▪Executive Vice President & Chief Financial Officer, 2010 to 2015
▪Executive Vice President, Finance and Treasurer, 2007 to 2010
▪Senior Vice President, Finance, 2005 to 2007
▪Senior Vice President & Controller, 2003 to 2005
▪Various roles with Wal-Mart International, 1994 to 2002
▪Deloitte LLP (public accounting)
▪Independent Senior Advisor, U.S. CFO Program, 2016 to 2019
▪Tandy Corporation (electronics retailer), various roles
▪Ernst & Young LLP (public accounting), various roles

OTHER CURRENT DIRECTORSHIPS AND COMMITTEES
▪Amgen, Inc., since 2017 (audit, chair; governance)
▪Phillips 66, since 2019 (audit; public policy; sustainability)
▪Sunrise Group Holdings, LLC (non-public), since 2023
OTHER LEADERSHIP EXPERIENCE AND SERVICE
▪Member, Dean’s Advisory Board, McCombs School of Business, The University of Texas at Austin
▪Member, Presidents’ Development Board, The University of Texas at Austin
▪Member, MSB Foundation, The University of Texas at Austin

Michael M. McNamara Independent

Co-Founder & Chief Executive Officer Samara	Former Chief Executive Officer Flex Ltd.

AGE: 67 | DIRECTOR SINCE: 2020 | COMMITTEES: Governance, Technology & Innovation (Chair)

CAREER HIGHLIGHTS
▪Samara (backyard home manufacturer)
▪Co-Founder and Chief Executive Officer, since 2022
▪Airbnb, Inc. (Samara division)
▪Head, 2020 to 2022
▪Eclipse Ventures (venture capital)
▪Venture partner, 2019 to 2022
▪Flex Ltd. (product development firm)
▪Chief Executive Officer, 2006 to 2018
▪Various roles since joining Flex Ltd. in 1994, including Chief Operating Officer
OTHER CURRENT DIRECTORSHIPS AND COMMITTEES
▪Workday, Inc., since 2011 (audit; governance)

FORMER DIRECTORSHIPS
▪PCH International Holdings (non-executive Chairman), 2019 to 2023
▪Skyryse, 2019 to 2022
▪Slack Technologies, Inc., 2019 to 2021
▪Flex Ltd., 2005 to 2018
▪Delphi Corporation, 2009 to 2012
▪MEMC Corporation, 2007 to 2011
OTHER LEADERSHIP EXPERIENCE AND SERVICE
▪Member, Advisory Board, New Legacy Opportunity Fund
▪Member, Visiting Committee Advisory Board, MIT Sloan School of Management

2024 Proxy Statement	17

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

Susan N. Story Independent Former President & Chief Executive Officer American Water Works Company, Inc. AGE: 64 | DIRECTOR SINCE: 2023 | COMMITTEES: Audit, Compensation

CAREER HIGHLIGHTS
▪American Water Works Company, Inc. (water and wastewater utility)
▪President and Chief Executive Officer, 2014 to 2020
▪Senior Vice President and Chief Financial Officer, 2013 to 2014
▪Southern Company (gas and electric utility holding company)
▪Chief Executive Officer, Southern Company Services, Inc., and Executive Vice President, Southern Company, 2011 to 2013
▪President and Chief Executive Officer, Gulf Power Company, Inc., 2003 to 2010
▪Executive Vice President, Engineering and Construction, 2001 to 2003
▪Senior Vice President, Southern Power Company, 2001 to 2003

OTHER CURRENT DIRECTORSHIPS AND COMMITTEES
▪Dominion Energy, Inc., since 2017 (sustainability and corporate responsibility, chair; finance & risk oversight; compensation and talent development)
▪Newmont Corporation, since 2020 (audit)
FORMER DIRECTORSHIPS
▪Raymond James Financial, Inc., 2008 to 2023 (former Lead Independent Director)
▪American Water Works Company, Inc., 2014 to 2020
OTHER LEADERSHIP EXPERIENCE AND SERVICE
▪Board of Advisors, H. Lee Moffitt Cancer Center and Research Institute

18	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

Michael A. Todman Independent Former Vice Chairman Whirlpool Corporation AGE: 66 | DIRECTOR SINCE: 2020 | COMMITTEES: Audit, Compensation (Chair)

CAREER HIGHLIGHTS
▪Whirlpool Corporation (home appliances and related products)
▪Vice Chairman, 2014 to 2015
▪President, Whirlpool International, 2006 to 2007 and 2009 to 2014
▪President, Whirlpool North America, 2007 to 2009
▪Executive Vice President, Whirlpool Corporation, and President, Whirlpool Europe, 2001 to 2005
▪Various capacities since joining Whirlpool in 1993, including management, operations, sales and marketing positions in North America and Europe
▪Wang Laboratories, Inc., (computers), various roles
▪Price Waterhouse (public accounting), various roles
OTHER CURRENT DIRECTORSHIPS AND COMMITTEES
▪Brown-Forman Corporation, since 2014 (lead independent director; audit, chair; governance and nominating)
▪Prudential Financial, Inc., since 2016 (lead independent director; compensation and human capital, chair; executive, chair; finance)
▪Mondelez International, Inc., since 2020 (people and compensation, chair; governance)

FORMER DIRECTORSHIPS
▪Newell Brands, Inc., 2007 to 2020
▪Whirlpool Corporation, 2006 to 2015
OTHER LEADERSHIP EXPERIENCE AND SERVICE
▪Chairman, Board of Directors, Boys & Girls Clubs of Benton Harbor, Michigan
▪President, Whirlpool Foundation
▪Board of Directors, Corewell Health
▪Board of Directors, Cornerstone Alliance

Max Viessmann Chief Executive Officer & Member of the Executive Board Viessmann Group GmbH & Co. KG AGE: 35 | DIRECTOR SINCE: 2024 | COMMITTEES: Technology & Innovation

CAREER HIGHLIGHTS ▪Viessmann Group, since 2015 ▪Chief Executive Officer and Member of the Executive Board, since 2017 ▪The Boston Consulting Group, 2013-2015 ▪Angel investor in Europe and Asia, since 2011	OTHER CURRENT DIRECTORSHIPS AND COMMITTEES ▪Viessmann Group, since 2017 OTHER LEADERSHIP EXPERIENCE AND SERVICE ▪Chairman, Advisory Council of the German Cancer Research Center

2024 Proxy Statement	19

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

Virginia M. Wilson
Independent
Former Senior Executive Vice President & Chief Financial Officer
Teachers Insurance and Annuity Association of America
AGE: 69 | DIRECTOR SINCE: 2020 | COMMITTEES: Audit, Governance (Chair)

CAREER HIGHLIGHTS
▪Teachers Insurance and Annuity Association of America (financial services)
▪Senior Executive Vice President & Chief Financial Officer, 2010 to 2019
▪Wyndham Worldwide (hospitality)
▪Executive Vice President & Chief Financial Officer, 2006 to 2009
▪Cendant Corporation (consumer services in real estate and travel industries)
▪Executive Vice President & Chief Accounting Officer, 2003 to 2006
▪MetLife, Inc. (insurance)
▪Senior Vice President & Controller, 1999 to 2003
▪Transamerica Life Insurance Companies
▪Senior Vice President & Controller and other finance roles, life insurance division, 1995 to 1999
▪Deloitte & Touche LLP (public accounting)
▪Audit partner

OTHER CURRENT DIRECTORSHIPS AND COMMITTEES
▪Charles River Laboratories International, Inc., since 2019 (audit, chair; governance)
FORMER DIRECTORSHIPS
▪Conduent, Inc., 2017 to 2020
OTHER LEADERSHIP EXPERIENCE AND SERVICE
▪Member, Board of Trustees, Catholic Charities of the Archdiocese of New York

Beth A. Wozniak Independent Chair and Chief Executive Officer nVent Electric plc AGE: 59 | DIRECTOR SINCE: 2021 | COMMITTEES: Governance, Technology & Innovation

CAREER HIGHLIGHTS
▪nVent Electric plc (global provider of electrical connection and protection solutions)
▪Chair and Chief Executive Officer, since 2023
▪Chief Executive Officer and Director, 2018 to 2023
▪Pentair plc (industrial manufacturing)
▪President, Electrical segment, 2017 to 2018
▪President, Flow & Filtration Solutions global business unit, 2015 to 2016
▪Honeywell International, Inc. (technology and manufacturing) and its predecessor Allied Signal Inc.
▪Various executive leadership and program management positions from 1990 to 2015, including:
–President, Environmental and Combustion Controls business
–President, Sensing and Control business
–Vice President, Business Integration
–Vice President, Six Sigma
–Vice President, Engineering and Program Management
OTHER CURRENT DIRECTORSHIPS AND COMMITTEES ▪nVent Electric plc, since 2018 OTHER LEADERSHIP EXPERIENCE AND SERVICE ▪Officer and Vice-Chair, National Electrical Manufacturers Association (NEMA)

20	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Corporate Governance
Our Commitment to Sound Corporate Governance Practices
As the summary on page 3 demonstrates, Carrier is committed to strong corporate governance practices. Our governance framework enables our independent, experienced and accomplished directors to provide advice, insight and oversight that promotes the long-term interests of the company, our shareowners and other stakeholders.
We encourage you to visit the Corporate Responsibility section of our website (see page 10), where you can access Carrier’s governance documents. These documents reflect our commitment to integrity, transparent financial reporting and strong financial controls, our approach to corporate governance and risk management, and our commitment to the environment and sustainability. These documents include:

▪Certificate of Incorporation
▪Bylaws
▪Corporate Governance Principles
▪Board Committee Charters
▪Director Independence Policy
▪Related Person Transactions Policy
▪Share Ownership Requirements
▪Code of Ethics and excerpts from Carrier's Corporate Policy Manual
▪Information about the Carrier Integrity Line for Anonymous Reporting that allows employees and other stakeholders to ask questions or raise concerns confidentially and outside the usual management channels
▪Information about how to communicate concerns with our Board, Lead Independent Director or one or more independent directors
▪2023 Environmental, Social & Governance Report
▪2030 Environmental, Social & Governance Goals

Significant Corporate Governance Actions
The Board consistently demonstrates its commitment to sound corporate governance practices, policies and procedures designed to ensure that our Board effectively exercises its oversight role. We have implemented a number of actions over time to increase shareowner rights, enhance the Board’s structure, and augment our commitment to sustainability and corporate responsibility. In 2023, these actions included board refreshments, enhancing cybersecurity oversight, expanding climate-related disclosures and increasing alignment of senior management interests to company performance.
Increased Diversity of Perspectives
During 2023 and 2024, we appointed Ms. Story and Mr. Viessmann to the Board. Their diverse skills, experience, and backgrounds bring new perspectives and expertise to our Board and to the committees on which they serve. We also realigned committee assignments and elected new chairs to our Compensation and Governance committees, additions that we believe add new insights and diversification to our committees.
Strengthened Alignment of Management's Interests with Carrier Performance
In 2023, the Board strengthened the alignment of senior management's interests to Carrier's financial performance with the adoption of a new standalone Clawback Policy that requires the Board to pursue clawback for any incentive compensation paid during the prior three years to Section 16 officers that is based on performance measures that are the subject of a subsequent financial restatement. The clawback amount is the portion of incentive compensation that would not have been received if the restated financials had been used to calculate the compensation. This Clawback Policy is in addition to the existing clawback provisions set forth in our Long-Term Incentive Plan (the "LTI Plan") and Annual Bonus Plan, which allow the company to claw back LTI and bonus awards for reasons including misconduct, negligence or violations of certain post-employment covenants as discussed in greater detail in the "Compensation Discussion and Analysis" that begins on page 33. In addition to the Clawback Policy, the Compensation Committee, acting on behalf of the Board, also amended its Share Ownership Policy to extend share ownership requirements to all Executive Leadership Team ("ELT") members not previously covered under the policy. The Share Ownership Policy requires ELT members to own common stock (including RSUs and DSUs, but excluding stock options, SARs and unvested PSUs) that are equal in value to a position-specific multiplier of their then applicable base salary within five years of attaining their positions. It is the Committee's opinion that expanding such ownership requirements, which previously only applied to Directors and certain NEOs, further encourages the alignment of management and shareowner interests.

2024 Proxy Statement	21

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Enhanced Cybersecurity Governance
Our Board understands the importance of maintaining a secure environment for our products, data and systems that effectively support our business objectives and customer needs. We have taken measures to improve and update our cybersecurity program, including increasing our cybersecurity disclosures, establishing a cadence for regular updates from our cybersecurity teams to the Audit Committee and Board, and overseeing assessments of the program's maturity and compliance with international cybersecurity standards. The Board also oversaw the creation of a management committee composed of several ELT members responsible for overseeing and escalating to the Board, as appropriate, critical cybersecurity risks and incidents. Additional details on how we manage risks, including risks associated with cybersecurity, are set forth in “How We Manage Risk” on page 25.
Board Leadership Structure
Chairman and CEO Roles
The Board does not have a policy about whether the roles of Chairman of the Board and Chief Executive Officer ("CEO") should be separate or combined. Rather, under our Corporate Governance Principles, the Board has flexibility to choose the leadership structure that it believes will provide the most effective leadership and oversight for the company and its growth strategy. The Governance Committee routinely reviews our governance practices and Board leadership structure, and the Board selects the structure that it believes provides the most effective leadership and oversight for the company. In making this decision, the Board considers a range of factors, including the company’s operating and financial performance, recent or anticipated changes in the CEO role, the effectiveness of the processes and structures for Board interaction with and oversight of management, and the importance of maintaining a single voice in leadership communications and Board oversight, both internally and externally, including with investors.
Combined Role of Chairman and CEO under David Gitlin
David Gitlin, Carrier's CEO, has served in the position of Chairman of the Board since April 2021. The Board again elected Mr. Gitlin to this role in April 2023, and it continues to believe that the interests of shareowners are best served at this time if the roles of Chairman and CEO remain combined in Mr. Gitlin. The Board's belief is based on the following:
▪Mr. Gitlin has served as President & CEO of Carrier since June 2019 and as a director since UTC, renamed Raytheon, completed the spinoff of Carrier (the "Separation") into an independent publicly traded company.
▪Before joining Carrier, he had been a 22-year veteran of UTC and held numerous senior positions, including President & Chief Operating Officer of Collins Aerospace Systems, which in 2019 had annual net sales of $26 billion, and President of UTC Aerospace Systems.
▪Through the Separation from UTC and the transformation of Carrier into an independent public company, Mr. Gitlin demonstrated strategic vision and effective leadership.
▪During 2023, Mr. Gitlin's leadership and vision were critical to executing Carrier's announced transformation into a pure-play global leader in intelligent climate and energy solutions through the acquisition of the VCS Business and divestiture of the Fire & Security and commercial refrigeration businesses.
▪In the midst of the portfolio transformation, Mr. Gitlin has continued to demonstrate effective leadership by delivering strong and consistent year-over-year growth (see "2023 Performance and Business Highlights" on page 5), while executing on strategic priorities, including the completion of the acquisition of the VCS Business and the entry into agreements to sell the security access and commercial refrigeration businesses.
▪Mr. Gitlin has the requisite vision, experience and business acumen to lead the Board as well as the company.
▪He has fostered a strong working relationship between the Board and management through transparency and receptiveness to new ideas and approaches, active and effective engagement with investors and other stakeholders, and by cultivating accessibility to the management team.
▪The combined roles of Chairman and CEO promote decisive, unified leadership as Carrier continues to transform its businesses and operations and to implement its long-term growth strategy.
▪As delineated in the Corporate Governance Principles, the Board has maintained a robust role for the Lead Independent Director, and Dr. Garnier and Mr. Greisch have exhibited strong and consistent leadership fulfilling that role and, along with the other independent directors, exercised active oversight of the Chairman and CEO.
▪As demonstrated on pages 3 and 21 through 27, the Board has maintained and continually refined strong governance practices that ensure robust independent oversight, shareowner feedback, and Board and management accountability.

22	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Lead Independent Director Responsibilities
As expressly set forth in our Corporate Governance Principles, the Board designates a non-employee director to serve as Lead Independent Director when the Chairman is not independent. The Lead Independent Director’s responsibilities include the following and essentially mirror a non-executive Chairman’s responsibilities:

▪May call and preside over private sessions of the independent directors
▪May call special meetings of the Board and preside over such meetings when the Chairman is not present
▪Serves as liaison between the non-employee directors and the Chairman
▪Engages with significant constituencies, as requested
▪Works with the Chairman to plan and set the agenda for Board meetings

▪Oversees the performance evaluation and compensation of the CEO
▪Facilitates succession planning and management development
▪Facilitates the Board’s annual self-evaluation process
▪Authorizes the retention of outside advisors and consultants who report to the Board on board-wide issues

The Board believes that a Lead Independent Director with well-defined responsibilities enhances the effectiveness of the independent directors, improves risk management and oversight, and provides a channel for independent directors to candidly raise issues or concerns for the Board’s consideration.
Board Responsibilities and Meetings
The Board and our directors operate pursuant to Carrier's Certificate of Incorporation, Bylaws, Corporate Governance Principles, Director Independence Policy, Related Persons Transaction Policy, Share Ownership Requirements Policy and Code of Ethics – all of which are available on the Corporate Responsibility section of our website (see page 10).

Chair: David L. Gitlin Lead Independent Director: John J. Greisch Meetings: 6 Stated Meetings (additional Special Meetings as required)
Primary Responsibilities:
▪Oversees Carrier's strategy, business and affairs in the best interests of Carrier and its shareowners
▪Advances the long-term interests of Carrier and its shareowners while also responsibly addressing the concerns of other stakeholders, including Carrier employees, customers, suppliers and communities
▪Oversees Carrier's ESG program, including climate-related matters, and delegates to one or more standing committees oversight of certain program elements
▪Reviews, approves and monitors business strategies and objectives
▪Oversees significant risks and risk management activities, pursuant to Carrier's Enterprise Risk Management ("ERM") program
▪Selects, evaluates and plans succession of senior executive management, including the CEO
▪Elects/designates Board and committee leadership and committee members
▪Undertakes annual self-evaluation and regular refreshment actions, and selects director nominees for annual election
▪Establishes and enhances corporate policies and governance practices that promote and maintain the integrity of Carrier and respect the interests of our shareowners

Our Board engages with, provides informed and meaningful guidance and feedback to, and maintains an open dialogue with management primarily through stated meetings and additional special meetings where required. At each stated meeting, the agenda typically includes a review of the company’s financial results and outlook, a briefing on aspects of our long-term strategy, committee reports, and other matters whether requested by the directors or deemed pertinent by management. In addition, the Board and senior management hold an annual strategic planning session in October.
The Board met seven times in 2023. Together, directors attended 98% of the meetings of the Board and 96% of meetings of committees on which they served during 2023.
Carrier’s independent directors meet in regularly scheduled executive sessions without management and in additional sessions when requested. These sessions are led by our Lead Independent Director and typically occur before and/or after Board meetings. The Board met in executive session without management present during six of its seven meetings in 2023.
To prepare for Board and committee meetings, the directors receive the agenda and materials in advance to facilitate more informed discussion and decision-making.
Directors are encouraged to attend the Annual Meeting. All our directors at the time attended the 2023 Annual Meeting, which was held virtually.

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Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Committee Responsibilities, Composition and Meetings
The Board has four standing committees: Audit, Compensation, Governance and Technology & Innovation. The Audit, Compensation, and Governance committees are composed exclusively of independent directors. All four committees operate pursuant to a written charter – all of which are available on the Corporate Governance section of our website (see page 21). Each charter is periodically reviewed by the respective committee to determine whether it should be updated to reflect best practices and/or director feedback. Committee meetings are generally held in conjunction with stated Board meetings, and additional meetings of the Audit Committee are held to review quarterly reports before filing with the SEC. The committees may meet more frequently, if necessary. Each committee has the authority to retain independent advisors to assist in the performance of its responsibilities.
Audit Committee

Chair: Charles M. Holley, Jr. Susan N. Story Michael A. Todman Virginia M. Wilson Meetings: 8
Primary Responsibilities:
▪Assists the Board in overseeing the integrity of Carrier’s financial statements and disclosures in Carrier's Form 10-Q and 10-K, including climate- and cybersecurity-related disclosures; the independence, qualifications and performance of Carrier’s independent auditors and internal audit function; the company’s compliance with its policies and procedures, internal controls, Code of Ethics and applicable laws and regulations; and the policies and practices of Carrier's ERM program; financial risks and other significant areas of risk, including compliance- and cybersecurity-related risks
▪Recommends to the Board the appointment of the independent auditor for ratification by shareowners
▪Responsible for compensation, retention and oversight of the independent auditor
▪Preapproves all audit services and permitted non-audit services to be performed for Carrier by its independent auditor
▪Reviews and approves the appointment and replacement of the senior Internal Audit executive

In January 2024, the Board determined that each of Messrs. Holley and Todman and Mses. Story and Wilson are “audit committee financial experts” as that term is defined in SEC rules, and that each has accounting and financial management expertise as provided under the rules of the NYSE.
Compensation Committee

Chair: Michael A. Todman Jean-Pierre Garnier John J. Greisch Susan N. Story Meetings: 5
Primary Responsibilities:
▪Reviews Carrier’s executive compensation plans, practices and policies to ensure that they adequately and appropriately align executive and shareowner interests, and mitigate compensation-based risk
▪Establishes and determines the satisfaction of performance goals for Carrier’s bonus plans for executives, including performance goals for senior executives related to the implementation of Carrier's ESG program
▪Approves the annual objectives of the CEO and leads an evaluation of the CEO's performance against such objectives
▪Approves the compensation of the CEO, Section 16 officers and certain other senior executives
▪Reviews and approves Carrier’s practices for annual and LTI awards
▪Reviews a risk assessment of Carrier’s compensation policies, plans and practices
▪Reviews and monitors Carrier's employee engagement and inclusion and diversity programs, and related initiatives and goals of Carrier's ESG program, and conducts regular pay equity reviews of Carrier's compensation programs
▪Reviews and approves the Compensation Discussion and Analysis, Compensation Committee Report, and statements regarding shareowner advisory votes on executive compensation and frequency of such votes in Carrier's proxy statement.

In January 2024, the Board determined that each of Messrs. Garnier, Greisch and Todman and Ms. Story are "non-employee directors" as that term is defined in the SEC rules.

24	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Governance Committee

Chair: Virginia M. Wilson Charles M. Holley Michael M. McNamara Beth A. Wozniak Meetings: 3
Primary Responsibilities:
▪Identifies and recommends qualified candidates for election to the Board
▪Reviews and recommends appropriate amendments to Corporate Governance Principles and other Board policies
▪Recommends appropriate compensation of non-employee directors
▪Submits to the Board recommendations for committee assignments and leadership
▪Oversees the orientation of new Board members and the continuing education of all directors
▪Assists the Board in its oversight responsibilities related to Carrier's corporate governance framework, charitable and philanthropic activities, environmental, health and safety programs and related ESG goals and initiatives, government relations (including the Carrier Political Action Committee ["Carrier PAC"] and political expenditures), product integrity programs, and positions on significant public issues

Technology & Innovation Committee

Chair: Michael M. McNamara Jean-Pierre Garnier John J. Greisch Max Viessmann Beth A. Wozniak Meetings: 3
Primary Responsibilities:
▪Monitors technology and digital developments and trends, including those in the field of sustainability that could have a material impact on Carrier, its customers and suppliers
▪Oversees Carrier's innovation strategy and its impact on Carrier’s performance, growth and competitive position
▪Evaluates Carrier’s competitiveness from a technology, digital and innovation standpoint
▪Assists the Board in overseeing Carrier’s strategy, risk management and ESG programs, including technology, innovation and sustainability initiatives and risks
▪Supports, as requested, the Governance Committee in its oversight of Carrier's environmental, health and safety and product integrity programs, and the Audit Committee in its oversight of information technology and cybersecurity programs

How We Manage Risk
Our Risk Management Framework
Carrier encounters an extensive range of risks, including compliance, financial, geopolitical, legal, operational, regulatory, reputational and strategic. Within these broad categories, specific risks include: climate impacts; cybersecurity; the competitive landscape (including disruptive technologies); human capital management (including talent acquisition, development and retention); logistics and supply chain; and the impact of disruptive events (including natural disasters and pandemics).
To manage these and other risks, we have implemented an ERM program, which is a companywide effort that is managed by senior executives and overseen by the Audit Committee and Board to identify, assess, manage, report and monitor enterprise risks that may affect our ability to achieve the company’s objectives and strategy.
As part of the ERM program, ownership of enterprise risk is assigned to the appropriate business segment or corporate function that is responsible for developing and implementing comprehensive mitigation plans. The Board reviews these risks and mitigation plans on an annual basis in conjunction with Carrier's strategic plan. Mitigation plans are reviewed for effectiveness and include a broad range of measures to manage and reduce risk, including adjustments to strategic and business initiatives, research and development, product design, increased protections for our facilities and supply chain, and enhanced internal controls, including employee and contractor training.
The Board and committees also review enterprise risks with senior management on an on-going basis throughout the year. Each committee has primary risk oversight responsibility in the areas that align with its focus and charter responsibilities as described in the table on the following page. At each regular meeting, or more frequently as needed, the Board receives and considers committee reports that provide additional detail on risk management issues and management’s response to them. For example, cybersecurity risk is an enterprise risk that the Audit Committee and the Board oversee and review, with four briefings to the Audit Committee and one briefing to the Board.

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Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
The Board’s Role in Risk Management
The full Board is responsible for Carrier’s strategic risks, while the Audit Committee oversees the company’s ERM policies and practices. Responsibility for the oversight of specific risk categories is allocated among the Board and its committees as follows:

Full Board of Directors
▪Major strategies and business objectives, including Carrier's ESG program and related goals
▪Significant risks and risk management activities, including climate-related risks, pursuant to Carrier's ERM program
▪Succession planning

Audit Committee	Compensation Committee	Governance Committee	Technology & Innovation Committee

▪ERM policies and practices
▪Capital structure and significant capital appropriations
▪Compliance program
▪Cybersecurity risks
▪Financial reporting and related internal controls, including climate- and cybersecurity-related disclosures
▪Foreign exchange, interest rates and raw material hedging
▪Significant operational risks

▪Compensation and benefit policies
▪Compensation of select senior leaders
▪Compensation plan design and compensation-related risk
▪Employee engagement and Inclusion & Diversity
▪Incentive plan performance metrics and goals, including those related to implementation of Carrier's ESG program
▪Pay equity

▪Charitable and philanthropic policies
▪Conflicts of interest
▪Corporate governance
▪Director independence
▪Environment, health and safety
▪Government relations, including Carrier PAC and political expenditures
▪Positions on public issues
▪Product integrity

▪Developments and trends in technology and digital, including sustainability
▪Disruption risk by technology and digital developments
▪Effectiveness of Carrier's technology and digital strategy and innovation programs

Succession Planning
On an annual basis, the CEO and Chief Human Resources Officer ("CHRO") provide the Board with information about succession planning for key senior leadership roles, including the CEO. Succession plans include a readiness assessment, biographical information and future career development plans. The Board’s views are incorporated into succession plans, which are updated annually based on this feedback. This output is the culmination of a broader, bottoms-up succession planning review and high-potential identification process that Carrier conducts across the organization on an annual basis.
Government Relations and Public Policy Activities
Carrier engages in political activity and public policy advocacy on issues that impact the company’s business – whether at the local, state or federal level in the United States, or with foreign governments and international governmental organizations.
The Board believes that participating in the legislative and regulatory process is an important part of responsible corporate citizenship and that Carrier and its employees have a legitimate interest in public policy debates. The Governance Committee and Board review and monitor the company’s government relations activities, including those of the Carrier PAC. These activities are governed by and conducted in accordance with the standards articulated in our Code of Ethics and corporate policy on Government Relations, both of which are available on the company’s website.
Carrier’s government relations initiatives are intended to educate and inform officials and the public on a broad range of public policy issues that are important to our business and consistent with the best interests of the company, our shareowners and our other stakeholders. These initiatives are not based on the personal agendas of individual shareowners or Carrier’s directors, officers or employees.
The company does not make political contributions to candidates for U.S. federal office and, as a matter of policy, does not contribute to candidates for state or local office in the United States or for offices in foreign countries. The Carrier PAC, which is entirely funded by voluntary contributions, is nonpartisan and contributes to candidates for federal office who are supportive of Carrier’s corporate business interests and public policy goals, regardless of political party.

26	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Shareowner Engagement
The Board and management believe in transparent and open communication with investors. Management routinely engages with our shareowners, and offers them an opportunity to discuss with management a wide range of subjects.

Shareowner Engagement in 2023

Proactive engagement with institutional investors holding more than 415 million shares of Carrier common stock	Management hosted an investor event featuring Max Viessmann at Carrier’s headquarters in Palm Beach Gardens, Florida, in September	Discussions with our largest shareowners after filing our 2023 Proxy Statement

Topics Discussed
2023 Topics Discussed	Expected 2024 Topics

▪Business strategy ▪Capital allocation ▪Executive compensation ▪Financial performance ▪Governance	▪Carrier’s portfolio transformation ▪Strategy ▪Carrier’s sustainability targets and commitments, including those related to 2030 ESG Goals

Director Orientation and Education
Director Orientation
New directors participate in an orientation to familiarize them with Carrier and the roles and responsibilities of the Board, including topics tailored to each director’s committee assignments. New directors also learn about the company’s product and service offerings, strategy, business segments, financial statements, significant financial, accounting and risk management issues, and compliance programs.
Director Continuing Education
In 2023, an external legal expert on governance matters presented to our directors. Directors also attended virtual reviews of the company's HVAC segment channel and markets, and received periodic updates on corporate governance developments.
Directors are encouraged to attend outside continuing education programs and are reimbursed by the company for the cost of such programs and related expenses. Additional presentations and materials, including updates on recent governance developments, are provided to directors as appropriate.

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Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Compensation of Directors
Pay Structure
Annual Retainer

Under the terms of the Carrier Board of Directors Deferred Stock Unit Plan (“Carrier Director DSU Plan”), annual base retainers for non-employee directors are payable 40% in cash and 60% in Deferred Stock Units ("DSUs"). A director may elect to receive the cash retainer in DSUs.

Non-Employee Director Annual Retainer

ROLE	CASH($)	DEFERRED STOCK UNITS($)	TOTAL($)
All Non-Employee Directors (base retainer)	124,000	186,000	310,000
Additional Compensation for Services as1
Lead Independent Director	14,000	21,000	35,000
Audit Committee Chair	10,000	15,000	25,000
Audit Committee Member	6,000	9,000	15,000
Compensation Committee Chair	8,000	12,000	20,000
Governance Committee Chair	8,000	12,000	20,000
Technology & Innovation Committee Chair	8,000	12,000	20,000
1Directors serving in multiple leadership roles receive incremental compensation for each role.
In October 2023, the Board (upon the Governance Committee's recommendation) determined to keep non-employee director compensation amounts for the April 2024 to April 2025 Board cycle the same as for the prior Board cycle. This marks the fifth consecutive Board cycle in which the Board compensation has remained the same (apart from a one-time reduction to the DSU amount during the COVID-19 pandemic and the addition of compensation for the chair of the newly created Technology & Innovation Committee in 2022).
Non-employee directors do not receive additional compensation for attending regularly scheduled Board or committee meetings, but they do receive an additional $5,000 cash payment for each special meeting attended in person. There were no such special meetings in fiscal year 2023.
Annual retainers are paid each year following the Annual Meeting. New non-employee directors joining the Board between the Annual Meeting and the end of September receive 100% of the annual retainer. Directors joining the Board between October and the next Annual Meeting receive 50% of the annual retainer. DSUs are 100% vested at the time of grant, but settlement does not occur until after a non-employee director leaves the Board. At that time, DSUs are converted into shares of Carrier common stock, distributed either in a lump sum or in 10- or 15-year installments in accordance with the non-employee director’s prior elections.
Under the terms of the Carrier 2020 LTI Plan, the maximum annual compensation (cash and equity awards) that may be paid by the company to any non-employee director is $1.5 million.
Our non-employee directors are subject to the stock ownership requirements discussed under "Share Ownership Requirements" which begins on page 30.

28	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Treatment of Dividends
When Carrier pays a dividend on its common stock, each non-employee director is credited with additional DSUs equal in value to the dividend paid on the corresponding number of shares of Carrier common stock.
2023 Director Compensation
The following table sets forth information regarding the 2023 compensation paid to our directors.

NAME	FEES EARNED OR PAID IN CASH($)	STOCK AWARDS($)[1]	ALL OTHER COMPENSATION($)[2]	TOTAL($)
Jean-Pierre Garnier	—	310,000	833	310,833
John J. Greisch	—	345,000	2,736	347,736
Charles M. Holley, Jr.	134,000	201,000	4,796	339,796
Michael M. McNamara	—	330,000	833	330,833
Susan N. Story	—	325,000	4,138	329,138
Michael A. Todman	138,000	207,000	3,299	348,299
Max Viessmann[3]	—	—	—	—
Virginia M. Wilson	140,668	211,000	25,000	376,668
Beth A. Wozniak	124,000	186,000	880	310,880
1Stock Awards consist of the grant date fair value of the DSU awards credited to the non-employee director’s account, including any portion of the annual cash retainer that the non-employee director elected to receive as DSUs. The value of the DSU awards was calculated in accordance with FASB ASC Topic 718 using assumptions described in Note 14 – Stock-Based Compensation to the accompanying Notes to the Consolidated Financial Statements in Carrier’s 2023 Annual Report on Form10-K. The number of units credited to each non-employee director in 2023 was calculated by dividing the value of the award by $45.38, the NYSE closing price per share of Carrier common stock on April 20, 2023, the date of the 2023 Annual Meeting.
2Amounts in this column include incidental benefits, matching contributions on behalf of Ms. Wilson ($25,000) to an eligible nonprofit organization under the company’s matching gift program, which covers non-employee directors as well as company employees, and for Mr. Holley, Ms. Story and Mr. Todman spousal travel on the corporate jet to and from the December meeting of the Board.
3As disclosed under "Annual Retainer" on page 28, the Carrier Director DSU Plan provides that new non-employee directors joining the Board between October and the next Annual Meeting receive 50% of the annual retainer. Mr. Viessmann was appointed to Carrier’s Board effective January 2, 2024, therefore there is no reported compensation for 2023.

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Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
SHARE OWNERSHIP
Share Ownership Requirements
To encourage the alignment among the Board, management and shareowners, effective January 1, 2024, the Compensation Committee on behalf of the Board expanded the existing share ownership requirements. Prior to the change, the share ownership requirements extended to Carrier's non-employee directors, the Chairman & CEO, and only certain ELT members. Beginning January 1, 2024, the share ownership requirements now extend to all ELT members and Carrier's Controller. The share ownership requirements vary by position and range from 1X to 6X base salary, or the annual cash retainer for non-employee directors. The share ownership requirements may be satisfied by ownership of company common stock, Deferred Stock Units (“DSU”) and Restricted Stock Units (“RSUs”), but excluding stock options, Stock Appreciation Rights (“SARs”) and unvested Performance Share Units (“PSUs”). Individuals who do not meet the foregoing share ownership requirements within the applicable five-year period will not be permitted to sell shares of company common stock until satisfying these requirements. Each of the Directors and NEOs currently exceed their respective ownership requirements as outlined below or are on track to meet them within the five-year period.
Non-Employee Director and NEO Share Ownership Requirements

6x	5x	4x	3x
Chairman & CEO	Non-employee directors	Chief Financial Officer ("CFO"); President, Fire & Security; President, Refrigeration; Former President, HVAC	Chief Legal Officer ("CLO")
Beneficial Share Ownership of Directors and Executive Officers
The following table provides information known to the company as of February 15, 2024, regarding the beneficial ownership of our common stock by: (i) each director and nominee; (ii) NEOs identified in "Compensation Discussion and Analysis" that begins on page 33; and (iii) the directors and executive officers as a group. None of the directors, the NEOs or the directors and executive officers together as a group owned more than 1% of our common stock as of that date. Unless otherwise noted, each person named in the table below has sole voting and investment power for the referenced shares.

DIRECTORS AND EXECUTIVE OFFICERS	SARs EXERCISABLE WITHIN 60 DAYS[1]	DSUs CONVERTIBLE TO SHARES WITHIN 60 DAYS[2]	TOTAL SHARES BENEFICIALLY OWNED[3]
Jean-Pierre Garnier		126,279	144,389
David Gitlin	1,289,711		1,991,290
John J. Greisch		42,873	78,290
Charles M. Holley, Jr.		28,574	28,603
Michael M. McNamara		31,377	31,377
Susan N. Story		10,897	10,897
Michael A. Todman		25,183	25,183
Max Viessmann[4]		1,647	58,610,606
Virginia M. Wilson		24,973	24,973
Beth A. Wozniak		12,980	12,980
Patrick Goris	104,443		178,602
Kevin O'Connor	322,740		388,823
Jurgen Timperman	148,750		187,608
Timothy N. White			13,317
Directors & Executive Officers as a group (17 in total)[5]			62,598,714
1The SARs in the table reflect the net number of shares of Carrier common stock that would be issued to the executive officers if their vested SARs were exercised within 60 days of February 15, 2024. Once vested, each SAR can be exercised for the number of shares of Carrier common stock having a value equal to the increase in value of a share of Carrier common stock from the date the SAR was granted through the exercise date. The net number of shares of Carrier common stock was calculated using $56.05 per share, which was the closing price on February 15, 2024.
2The non-employee director DSUs are converted into Carrier common stock upon termination of service. The table reflects the number of shares that the director has the right to acquire at any time within 60 days of February 15, 2024, following the director’s separation from the Board. Dr. Garnier acquired a portion of the DSUs reflected in the table in connection with the Separation and his prior service on the UTC Board of Directors.
3This includes shares for which voting and investment power is jointly held by the director or NEO: Messrs. Gitlin (278,711 shares) and Timperman (38,858 shares).
4For Mr. Viessmann, total shares beneficially owned includes 58,608,959 shares of Carrier common stock received as part of the purchase price in the acquisition of the VCS Business and previously reported on Form 4 filed on January 2, 2024.
5This reflects as of February 15, 2024, the holdings of the directors and executive officers listed in the company’s 2023 Annual Report on Form 10-K.

30	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Principal Shareowners
The following table shows all shareowners known to Carrier to beneficially own more than 5% of the outstanding shares of Carrier common stock.

NAME AND ADDRESS	SHARES	PERCENT OF CLASS
BlackRock, Inc.[1]	60,728,408	7.20%
Capital International Investors[2]	83,664,060	10.00%
Capital Research Global Investors[3]	92,829,907	11.10%
Capital World Investors[4]	65,216,592	7.80%
The Vanguard Group[5]	93,816,461	11.18%
Viessmann Group GmbH & Co. KG6	58,608,959	6.53%
1A report on Schedule 13G/A, filed January 26, 2024, disclosed that BlackRock, Inc., was the beneficial owner of 60,728,408 shares of common stock as of December 31, 2023. BlackRock, Inc., reported that it held sole voting power with respect to 54,871,786 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 60,728,408 shares and shared dispositive power with respect to zero shares. The address of BlackRock, Inc., is 50 Hudson Yards, New York, NY 10001. All information regarding BlackRock, Inc., is based on that entity’s report on Schedule 13G/A, filed with the SEC on January 26, 2024.
2A report on Schedule 13G/A, filed February 9, 2024, disclosed that Capital International Investors was the beneficial owner of 83,664,060 shares of common stock as of December 29, 2023, which beneficial ownership was disclaimed pursuant to Rule 13d-4 under the Exchange Act. Capital International Investors reported that it held sole voting power with respect to 83,336,867 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 83,664,060 shares and shared dispositive power with respect to zero shares. The address of Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. All information regarding Capital International Investors is based on that entity's report on Schedule 13G/A filed with the SEC on February 9, 2024.
3A report on Schedule 13G/A, filed February 9, 2024, disclosed that Capital Research Global Investors was the beneficial owner of 92,829,907 shares of common stock as of December 29, 2023, which beneficial ownership was disclaimed pursuant to Rule 13d-4 under the Exchange Act. Capital Research Global Investors reported that it held sole voting power with respect to 92,803,442 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 92,829,907 shares and shared dispositive power with respect to zero shares. The address of Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. All information regarding Capital Research Global Investors is based on that entity's report on Schedule 13G/A filed with the SEC on February 9, 2024.
4A report on Schedule 13G/A, filed February 9, 2024, disclosed that Capital World Investors was the beneficial owner of 65,216,592 shares of common stock as of December 29, 2023, which beneficial ownership was disclaimed pursuant to Rule 13d-4 under the Exchange Act. Capital World Investors reported that it held sole voting power with respect to 64,967,403 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 65,216,592 shares and shared dispositive power with respect to zero shares. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. All information regarding Capital World Investors is based on that entity's report on Schedule 13G/A filed with the SEC on February 9, 2024.
5A report on Schedule 13G/A, filed February 13, 2024, disclosed that The Vanguard Group was the beneficial owner of 93,816,461 shares of common stock as of December 29, 2023. The Vanguard Group reported that it held sole voting power with respect to zero shares, shared voting power with respect to 1,041,864 shares, sole dispositive power with respect to 90,285,868 shares and shared dispositive power with respect to 3,530,593 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. All information regarding The Vanguard Group is based on that entity’s report on Schedule 13G/A, filed with the SEC on February 13, 2024.
6A report on Schedule 13D, filed January 9, 2024, disclosed that Viessmann Group, its sole general partner, Viessmann Komplementär B.V. (“Viessmann GP”), its managing limited partner, Viessmann Beteiligungs AG (“Viessmann LP”), and Max Viessmann, as a director and the controlling stockholder of each of Viessmann GP and Viessmann LP, was the beneficial owner of 58,608,959 shares of common stock as of January 2, 2024. Each of Viessmann Group, Viessmann GP, Viessmann LP and Max Viessmann reported that it held sole voting power with respect to zero shares, shared voting power with respect to 58,608,959 shares, sole dispositive power with respect to zero shares and shared dispositive power with respect to 58,608,959 shares. The address of each of Viessmann Group, Viessmann GP, Viessmann LP and Max Viessmann is Im Birkenried 1, 35088 Battenberg, Germany. All information regarding Viessmann Group, Viessmann GP, Viessmann LP and Mr. Viessmann appearing in this footnote is based on such persons’ report on Schedule 13D, filed with the SEC on January 9, 2024.

2024 Proxy Statement	31

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

PROPOSAL 2
Advisory Vote to Approve Named Executive Officer Compensation
WHAT ARE YOU VOTING ON?
We are asking our shareowners to approve, on an advisory basis, the compensation of Carrier’s NEOs disclosed in the Compensation Discussion and Analysis (“CD&A”), the compensation tables and in the related notes and narrative in this Proxy Statement.

BOARD RECOMMENDATION: Vote FOR

Why Should You Vote For This Proposal?
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareowners have the opportunity to cast an annual advisory vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules, which include the CD&A, the compensation tables and the narrative disclosures that accompany the compensation tables. The advisory vote on executive compensation is commonly referred to as the "say-on-pay" vote. While this vote is advisory and therefore not binding on the Board, the outcome of the vote and discussions with investors in the coming year will inform the Compensation Committee’s evaluation of Carrier’s compensation practices and the Committee’s future decisions regarding compensation. We also expect that investor feedback regarding the clarity and transparency of compensation disclosures, if any, will be reflected in future proxy statements to the extent appropriate. We currently hold annual say-on-pay votes, and the next say-on-pay vote will occur at the 2025 Annual Meeting of Shareowners.
The Board and the Compensation Committee believe that Carrier’s executive compensation program has effectively aligned pay with performance, while facilitating the retention of highly talented executives who are critical to our long-term success. Accordingly, the Board recommends that shareowners vote FOR the following resolution:
“RESOLVED, that the compensation of Carrier’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related information provided in this Proxy Statement, is hereby APPROVED on an advisory basis.”

Our Board of Directors recommends a vote FOR this proposal.

32	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") provides important information about Carrier’s executive compensation philosophy and programs for fiscal year 2023. In addition, this CD&A describes compensation decisions made by the Compensation Committee of the Board (sometimes referred to within this CD&A as the “Committee”), which is responsible for overseeing the compensation programs for all executives for 2023, including Carrier’s NEOs:

NAMED EXECUTIVE OFFICERS (NEOs)	TITLE
David Gitlin	Chairman & Chief Executive Officer
Patrick Goris	Senior Vice President & Chief Financial Officer
Jurgen Timperman	President, Fire & Security
Timothy White	President, Refrigeration
Kevin O'Connor	Senior Vice President & Chief Legal Officer
Christopher Nelson[1]	Former President, HVAC
1Mr. Nelson's employment ended on May 26, 2023.
Executive Summary
The overall objective of the compensation program is to encourage and reward the creation of sustainable, long-term shareowner value. The current elements of the executive compensation program directly align the interests of the executives and shareowners, are competitive, motivate achievement of short- and long-term financial goals and strategic objectives, and align realized pay with performance.
Philosophy and Guiding Principles
Carrier’s compensation programs are designed with a focus on long-term, sustained winning through customer commitment and operational excellence. We will drive performance against short- and long-term financial goals while executing the company’s strategic vision to create exceptional shareowner value.
Carrier’s guiding principles for executive compensation were established as follows:
▪We create compensation plans that are simple and transparent to employees and shareowners.
▪We strive to attract and retain the best and most diverse teams that are motivated through compensation programs that are market competitive.
▪We pay for performance and ensure that incentive plans have a clear connection between increasing shareowner value and exceeding customer commitments.
▪We clearly align compensation programs to business priorities and shareowner interests, underpinned by a culture strongly tied to the Carrier Code of Ethics and The Carrier Way.
Governance Practices
The Committee believes Carrier’s executive compensation program reinforces its pay-for-performance culture and includes corporate governance practices that are considered by investors to reflect market best practices.

2024 Proxy Statement	33

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

What We Do	What We Do Not Do

  Use an independent executive compensation consultant to advise the Committee
  Annually review and update the composition of our Compensation Peer Group, as appropriate
  Emphasize long-term, performance-based compensation and meaningful share ownership guidelines, applicable to all ELT members, to align executive and shareowner interests
  Align a portion of PSU payouts with stock price performance through a relative TSR metric
  Design transparent, formulaic incentive plans to promote short- and long-term business success
  Have "double-trigger" provisions for severance payable in the event of a change in control
  Have a stand-alone Clawback Policy applicable to Section 16 officers in accordance with the New York Stock Exchange listing requirements
  Have additional "clawback" provisions in both the Annual and Long-Term Incentive plans to recover cash and equity incentive payments from executives for misconduct and other circumstances
  Maintain a three-year vesting schedule for annual equity awards
  Perform annual compensation risk assessment to ensure program does not encourage excessive risk-taking

  Provide excise tax gross-ups on severance/change in control payments
  Permit repricing of stock options or other equity-based awards without shareowner approval
  Pay dividends on SARs or PSUs during performance period
  Permit non-employee directors, executives or other employees to engage in short sales or enter into hedging, puts, calls or other "derivative" transactions with respect to company securities
  Permit non-employee directors or executives to engage in pledging, hedging or short sales
  Provide excessive perquisites
  Provide single-trigger benefits under change-in-control agreements
  Provide time-based RSUs to NEOs

2023 Say-on-Pay Vote
We engage with and value the feedback of our shareowners on the components of our executive compensation program. We also regularly engage with our independent compensation consultants, industry groups and proxy advisors to work to ensure that we are continually reviewing and evolving our compensation programs in line with competitive market standards. We share feedback received on our compensation programs and market practices with the Committee. The Committee carefully considers the long-term interests of the company and our shareowners when making decisions regarding our compensation programs. For the third consecutive year, Carrier’s shareowners expressed strong support for our executive compensation program at our 2023 Annual Meeting, with a vote of 94.2% in support.

Favorable Say-on-Pay Results
2021	2022	2023
94%	94%	94%
Section I: 2023 Financial Performance Summary
Our business strategy emphasizes driving solid top- and bottom-line growth. This includes establishing stretch, but attainable, goals for sales, adjusted operating profit, free cash flow and earnings per share to deliver sustainable shareowner value creation. Carrier’s executive compensation program is designed to motivate NEOs to execute this strategy.
2023 was a significant year for Carrier as we continued to deliver strong financial results while beginning a compelling portfolio transformation which further positions the company as the global leader in intelligent climate and energy solutions. We are pleased to report that the company performed well against key financial, operational and strategic performance targets in 2023, many of which are incorporated into our performance-based compensation plans.

34	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

Financial Highlights
GAAP	Adjusted*

Net sales (dollars in billions)

Operating profit (dollars in billions)

Operating margin (percent)

Earnings per share (dollars per share)

Net cash flows from operating activities/ Free cash flow (dollars in billions)

*See Appendix A beginning on page 76 for information regarding non-GAAP measures and a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

▪Carrier delivered strong 2023 operating performance as it started executing its portfolio transformation. In April 2023, the company announced its acquisition of Viessmann Climate Solutions, which was completed on January 2, 2024.
▪The company also announced plans to exit its Fire & Security segment and commercial refrigeration business.
▪2023 net sales increased 8% year-over-year, with organic sales growth of 3% primarily due to strong price realization. Carrier gained share in all major segments and grew aftermarket by double digits for a third consecutive year.
▪2023 GAAP operating profit, operating margin and earnings per share ("EPS") comparisons to 2022 were impacted by portfolio transformation-related activities in both periods, including large gains in 2022 associated with the increase in our ownership interest in Toshiba Carrier Corporation (TCC) and the sale of Chubb.
▪Adjusting for these and other non-operational items, Carrier had another year of strong financial performance resulting in double-digit adjusted operating profit growth and adjusted operating margin expansion.

▪Operating profit was lower compared to 2022 due to the previous year’s gains. Strong price/cost management and productivity drove the increase in adjusted operating profits in 2023.
▪Operating margin decreased 53% compared with last year primarily due to the portfolio transformation-related activities in 2023, while adjusted operating margin expanded 30 basis points despite a ~50-basis-point headwind from consolidating TCC, reflecting strong price/cost and productivity performance.
▪GAAP EPS and adjusted EPS benefited from strong operating performance along with lower net interest expense and a lower share count. GAAP EPS decreased as a result of portfolio transformation-related activities.
▪Cash from operating activities increased 50% versus the prior year driven by strong working capital performance. This also led to a free cash flow increase of 50% compared to 2022.

Cumulative Total Shareholder Return (TSR) (dollars per share)

$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$441
$417
$287
$317
$194
$192
$151
$157
$176
$179
$154
$145
4/3/2020
12/31/2020
12/31/2021
12/31/2022
12/31/2023
Carrier Global
S&P 500 Index
Dow Jones Industrials Index

▪TSR is a financial metric used in our LTI Plan.
▪The graph compares the cumulative TSR of our common stock against the cumulative total return of the S&P 500 Index and the Dow Jones Industrials Index for the period from April 3, 2020, to December 31, 2023, assuming in each case a fixed investment of $100 at the respective closing prices of April 3, 2020, the date of Carrier's Separation, including reinvestments of dividends.
▪Our cumulative performance outpaced the S&P 500 Index and the Dow Jones Industrials Index over the same period.

2024 Proxy Statement	35

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Executive Compensation Program Overview
Carrier’s compensation programs are designed to reward strong financial performance that is aligned with long-term, sustainable shareowner value. The largest portion of compensation for the CEO and NEOs is at-risk compensation. As described in the table below, both our annual bonus and LTI awards are contingent on company performance relative to key financial metrics and multiyear cliff vesting requirements.
In accordance with the principle of aligning pay with performance, the Carrier Board, at the Committee’s recommendation, approved an annualized total target direct compensation package for the CEO for 2023, of which 91% was at risk. In addition, in 2023, 80% (on average) of total target direct compensation for other NEOs was at risk. Under the Annual Bonus and LTI plans, compensation is considered to be at risk because it is performance-based (payouts depend on achievement relative to pre-established performance goals), or may not have value in the case of a decrease in the company share price (even if vesting requirements are met), and is subject to restrictive covenants and clawback provisions.
The following table summarizes the principal components of the 2023 executive compensation program. These elements are intended to promote and reward financial performance through a variety of performance metrics and time horizons.
2023 Executive Compensation Program Principal Components

ELEMENT	FORM OF AWARD	PROGRAM COMPONENTS		2023 TOTAL TARGET DIRECT COMPENSATION MIX [1]
			PERIOD	CEO	OTHER NEOs
BASE SALARY
	Cash	Fixed compensation component payable in cash	One year

ANNUAL BONUS						At-Risk Pay	Performance- Based Pay
	Cash	Variable compensation component payable in cash based on performance against annually established goals and assessment of individual and business segment performance	One year

LONG-TERM INCENTIVES (LTI)
	Stock Appreciation Rights (SARs) 50%	Drive long-term stock price appreciation; align the interests of executives with shareowners; serve to retain executive talent	Three years

	Performance Share Units (PSUs) 50%	Incentivize focus on long-term shareowner value creation through profitable growth and increase in share price over time; promote retention through long-term performance achievement and vesting requirements	Three years

CEO 2023	Other NEOs 2023

1For the calculations above, total target direct compensation for 2023 includes annual base salary, the target value of annual bonus compensation and the target value of annual LTI awards, but does not include the target value of other special, one-time grants (e.g., sign-on or retention equity awards).

36	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Section II: Executive Governance Practices
Roles and Responsibilities
Carrier uses a collaborative process to make compensation decisions for executives. The table below summarizes the roles and responsibilities of the key participants that are involved in this process:

KEY PARTICIPANTS	PRIMARY ROLES AND RESPONSIBILITIES RELATING TO EXECUTIVE COMPENSATION DECISIONS
Compensation Committee (Composed of four independent, non-employee directors who report to the Board)
▪Sets financial, strategic and operational goals and objectives for the company, the business segments and the CEO as they relate to the annual and long-term incentive plans
▪Assesses company, business segment and NEO performance relative to the pre-established goals and objectives set for the year
▪Recommends CEO pay adjustments to the Board based on its assessment of CEO performance and market data
▪Reviews the CEO’s recommendations for pay changes for Executive Leadership Team ("ELT") members and executive officers and makes adjustments, as appropriate
▪Evaluates the competitiveness of the compensation packages for the CEO, NEOs, and non-NEO ELT members and executive officers
▪Approves all executive compensation program design changes, including incentive plans, severance, change in control, share ownership requirements, perquisites and supplemental benefit arrangements
▪Reviews risk assessments of Carrier’s compensation plans, policies and practices
▪Considers shareowner inputs regarding executive compensation decisions and policies
All decisions are subject to review by the other independent directors

Independent Compensation Consultant* (Pearl Meyer)	▪Provides advice and guidance to the Committee concerning compensation levels and our compensation programs ▪Reports directly to the Committee
CEO and Management
▪Considers the performance of each NEO and non-NEO ELT member and executive officer, their business segment and/or function, market benchmarks, internal equity and retention risk when determining pay recommendations
▪Presents the Committee with recommendations for each principal element of compensation for ELT members and executive officers
▪Does not have any role in the Committee’s determination of CEO compensation
▪In consultation with the Committee's independent compensation consultant, provides insight on program design and compensation market data to assist the Committee with its decisions

*    During 2023, the Committee was assisted by Pearl Meyer, who reported directly to the Committee, attended all Compensation Committee meetings and communicated with the Committee Chair between meetings, as necessary. The Committee has reviewed Pearl Meyer’s qualifications, independence and any potential conflicts of interest. Pearl Meyer did not perform other services for or receive other fees from Carrier. The Committee therefore determined that Pearl Meyer qualified as an independent consultant. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement and hire a replacement or additional consultant at any time.
Compensation Setting Cycle
The Board and Committee generally follow an annual compensation cycle with respect to each new fiscal year as described below. The independent directors of the Board make all final compensation decisions for the CEO, based on the recommendation of the Committee. The Committee also reviews and approves compensation for NEOs, non-NEO ELT members and other executive officers. Additionally, the Committee approves incentive plan designs, which include establishing performance measures, weightings and targets for annual bonus and LTI, setting target compensation values, granting equity awards and determining payouts, as well as determining the types and levels of benefits.

APPROVE JANUARY – MARCH	REVIEW AND ENGAGE APRIL – SEPTEMBER	EVALUATE OCTOBER – DECEMBER
▪Review CEO Performance
▪Approve annual base pay, annual bonus payouts (with respect to the prior year), and LTI grants and performance results for PSUs
▪Set target compensation for CEO, ELT and executive officers
▪Conduct competitive market compensation review for NEOs and non-NEO ELT members

	▪Evaluate Compensation Peer Group ▪Consider compensation program changes ▪Review trends and developments related to compensation design and governance	▪Determine compensation program design changes for upcoming year ▪Establish performance measures, targets and individual performance objectives

2024 Proxy Statement	37

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Peer Benchmarking and Compensation Peer Group
To maintain a competitive executive compensation program, the Committee believes the target value of each principal element of compensation (i.e., base salary, target annual bonus and target LTI award value) should approximate the market median of the companies that Carrier views as competitors for executive talent. The Committee annually evaluates each compensation element relative to the market for each ELT member’s role and adjusts, as necessary. However, individual compensation may vary from market median benchmarks based on the Committee’s assessment of other factors that it determines to be relevant, including business segment/function and individual performance, job scope, retention risk, internal pay equity, versatility of skills and experience in a role.
To establish the competitive market rate for each of the principal components of ELT compensation, the Committee selects a group of publicly traded companies referred to as the "Compensation Peer Group." The Committee annually reviews the Compensation Peer Group to maintain relevancy and to ensure the availability of data, while seeking to avoid significant changes in the Compensation Peer Group to ensure a level of year-over-year comparison.
2023 Compensation Peer Group Data1

	CARRIER	PERCENTILE	RANKING	2023 Compensation Peer Group
Revenue ($M)	$22,098		8 of 16
				3M Co. Caterpillar Inc. Cummins Inc. Deere & Company Eaton Corporation plc Emerson Electric Co. Honeywell International Inc. Illinois Tool Works Inc.	Johnson Controls International plc Otis Worldwide Corporation Parker Hannifin Corporation Stanley Black & Decker, Inc. TE Connectivity Ltd. Trane Technologies plc Whirlpool Corporation

Market Capitalization ($M)	$48,203		10 of 16

1Revenues are stated in millions for the latest four quarters ended on or prior to December 31, 2023. Market capitalizations are stated in millions as of December 31, 2023.
Section III: 2023 CEO and NEO Compensation
The compensation program for the CEO and NEOs, and other executives, primarily consists of the following elements:
▪Base salary
▪Annual performance-based cash bonus
▪LTI compensation: for 2023, was composed of 50% SARs and 50% PSUs (using the company's methodology described below)
2023 Base Salary
To attract and retain talented and qualified executives, we provide competitive base salaries, which we target at the market median. The Committee reviews the CEO’s recommendations for base salary adjustments for the ELT and other executive officers relative to market data for similar roles. The Committee has discretion to modify or approve the CEO’s recommendations, and the CEO has no involvement in the Board’s determination of his own compensation. Actual salaries may vary from market median based on factors such as job scope and responsibilities, experience in role, breadth of skills, tenure, individual performance, retention risk and internal pay equity. In 2023, the Committee recommended and the Board approved an increase in Mr. Gitlin's base salary to $1.4 million based on individual performance, market analysis of similar positions within our Compensation Peer Group and input from its independent compensation consultant to ensure appropriate external alignment.

38	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
The table below shows both the 2022 and 2023 annual base salary for each NEO. Base salary adjustments became effective on April 1, 2023.

NEO	ANNUAL BASE SALARY AS OF 12/31/2022 ($)	ANNUAL BASE SALARY AS OF 12/31/2023 ($)	PERCENT INCREASE
David Gitlin	1,350,000	1,400,000	3.7%
Patrick Goris	760,000	800,000	5.3%
Jurgen Timperman	620,000	650,000	4.8%
Timothy White	620,000	644,800	4.0%
Kevin O'Connor	681,000	708,000	4.0%
Christopher Nelson[1]	715,000	—	—
1Mr. Nelson's employment ended on May 26, 2023.
2023 Annual Bonus
We provide our NEOs the opportunity to earn annual cash incentive compensation under our Annual Bonus Plan. The Committee believes its methodology for determining annual bonus awards accomplishes the following objectives:
▪Establishes challenging but achievable performance goals that are consistent with the Committee’s assessment of opportunities and risks for the upcoming year, as communicated to investors
▪Sets annual bonus targets for NEOs that are market competitive
▪Allows the Committee to assess both overall company performance and individual performance
Annual Bonus Targets
The Committee approves annual bonus targets based on relevant market data for each NEO’s role, including market median levels in the context of total target compensation and the scope of the NEO's role. Annual bonus targets are expressed as a percentage of base salary and generally approximate the Compensation Peer Group median.
The 2023 annual bonus targets for each NEO are shown below. Mr. Gitlin's annual bonus target was increased from 160% to 175% to align his target with that of his peers in the Compensation Peer Group.

NEO	2023 ANNUAL BONUS TARGET VALUE (AS % OF BASE SALARY)	2023 ANNUAL BONUS TARGET VALUE ($)
David Gitlin	175%	2,450,000
Patrick Goris	100%	800,000
Jurgen Timperman	90%	585,000
Timothy White	90%	580,320
Kevin O'Connor	80%	566,400
Christopher Nelson[1]	—	—
1Mr. Nelson's employment ended on May 26, 2023, and he was ineligible for a 2023 Annual Bonus payout.

2024 Proxy Statement	39

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Annual Bonus Performance Metrics and Relative Weighting
Our 2023 Annual Bonus Plan was designed to reward NEOs for delivering top- and bottom-line growth and improving free cash flow ("FCF"), the results of which are used to establish a company performance factor as calculated in the 2023 Annual Bonus Final Company Performance Factor Table (the "Company Performance Factor"), which establishes the overall annual bonus pool.

FINANCIAL METRIC[1]	DEFINITION	WEIGHT	WHY DID THE COMMITTEE SELECT THESE METRICS?
Sales	Sales (a GAAP measure) adjusted for the impact of foreign exchange, acquisitions and/or divestitures.	1/3
The Committee believes sales performance aligns with the company’s focus on organic growth which can be increased by improving market share, introducing new products and services, entering new markets, and pricing effectively.

Adjusted Operating Profit
Operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles, and other significant items of a non-recurring and/or nonoperational nature and further adjusted for the impact of acquisitions, divestitures, foreign exchange and other items.
		1/3	The Committee believes that adjusted operating profit is an appropriate operating earnings goal because it measures the effectiveness and efficiency of our core operations.
Free Cash Flow (FCF)
Net cash flows provided by operating activities (a GAAP measure) less capital expenditures and further adjusted for the impact of foreign exchange, acquisitions and/or divestitures and related transaction costs.
		1/3	The Committee believes that FCF performance is a relevant measure of the ability to generate cash to fund operations and key strategic and business investments.
1Performance goals and results are based on non-GAAP financial measures and additional adjustments as approved by the Committee. See Appendix A beginning on page 76 for more details.
For the 2023 Company Performance Factor, Messrs. Gitlin, Goris and O'Connor, as corporate NEOs, were measured on corporate financial metric goals. Messrs. White and Timperman, as business segment NEOs, were measured on an equally weighted combination of corporate financial metric goals (50%) and their respective business segment financial metric goals (50%).

Corporate NEOs	Business Segment NEOs

In addition to the financial metrics, NEOs were assigned 2023 strategic and operational objectives in furtherance of Carrier's priorities and goals. As a part of the individual performance factor portion of the 2023 Annual Bonus Plan ("Individual Performance Factor"), each NEO's progress against these goals can result in upward or downward adjustments to the NEO's calculated annual bonus payout determined by the financial metrics.
NEO Annual Bonus Payout Calculation

Base Salary $	x	Annual Bonus Target %	x	Company/Segment Performance Factor Weight (1/3 Sales, 1/3 Adjusted Operating Profit, 1/3 FCF)	x	Individual Performance Factor %	=	Final Annual Bonus Payout $

The annual bonus award for each executive is calculated by first multiplying each executive’s annual base salary by his annual bonus target percentage, multiplied by the applicable Company Performance Factor approved by the Committee, which takes into account business segment performance results if applicable. An Individual Performance Factor is then applied, resulting in a participant's final annual bonus payout. An individual participant's annual bonus payout cannot exceed 200% of such participant's annual bonus target value.

40	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
2023 Annual Bonus Final Company Performance Factor
The Annual Bonus Plan financial targets are set in partnership with the Committee and the Board of Directors and represent the Committee's desire for increases over prior year performance targets and results. These targets are aligned with shareowner value creation and are intended to be stretch but achievable. The Committee has the authority to reduce the final Company Performance Factor if it believes measured financial performance does not align with its assessment of overall performance.
Carrier delivered strong 2023 financial results, including increased strong operating performance and increased organic sales as it executed on its portfolio transformation. For the 2023 Annual Bonus Plan metrics, Carrier performance against established targets exceeded the annual sales and adjusted operating profit targets, and almost achieved maximum payout for the free cash flow target, with overall performance against corporate financial targets resulting in a 143.0% Company Performance Factor.

FINANCIAL METRIC[1]	WEIGHTING	THRESHOLD 50% PAYOUT	TARGET 100% PAYOUT	MAXIMUM 200% PAYOUT	ACHIEVEMENT	COMPANY PERFORMANCE FACTOR

Sales	1/3				110.0%	36.7%

Adjusted Operating Profit	1/3				124.0%	41.3%

Free Cash Flow	1/3				195.0%	65.0%

		Final Company Performance Factor:				143.0%
1Performance goals and results are based on non-GAAP financial measures. See Appendix A beginning on page 76 for more details.
2023 Annual Bonus Individual Performance Factor
NEOs begin the year with individual financial, strategic and operational objectives. Based on the CEO’s assessment of each NEO’s individual performance against these, and overall individual performance, he may recommend that the Committee makes an adjustment to increase or decrease the Individual Performance Factor and final annual bonus payout. The Committee considers these recommendations and makes any adjustments it deems appropriate. Mr. Gitlin has no role in the Committee’s determination of his own annual bonus.
The Board of Directors assigned an Individual Performance Factor of 100% for Mr. Gitlin. The CEO, based on his assessment of individual performance, recommended to the Committee individual performance factors of 100% for each of the eligible NEOs reflective of their individual performance, delivery on strategic objectives and overall contributions toward achieving the company’s 2023 financial goals.
2023 CEO and NEO Annual Bonus Final Payouts
Based on the factors discussed above, the final 2023 annual bonus payouts for the CEO and NEOs are noted below.

NEO	TARGET BONUS PERCENTAGE % OF BASE SALARY	2023 ANNUAL BONUS TARGET VALUE ($)	COMPANY/SEGMENT PERFORMANCE FACTOR	INDIVIDUAL PERFORMANCE FACTOR	TOTAL PAYOUT FACTOR	FINAL ANNUAL BONUS PAYOUT ($)
David Gitlin	175%	2,450,000	143.0%	100.0%	143.0%	3,503,500
Patrick Goris	100%	800,000	143.0%	100.0%	143.0%	1,144,000
Jurgen Timperman	90%	585,000	143.0%	100.0%	143.0%	836,550
Timothy White	90%	580,320	105.0%	100.0%	105.0%	609,340
Kevin O'Connor	80%	566,400	143.0%	100.0%	143.0%	809,960
Christopher Nelson[1]	—	—	—	—	—	—
1Mr. Nelson's employment ended on May 26, 2023, and he was ineligible for a 2023 Annual Bonus payout.

2024 Proxy Statement	41

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
2023 Long-Term Incentives
Long-term incentives are intended to align the interests of NEOs with shareowners by linking a meaningful portion of executive compensation to shareowner value creation over a multiyear period. To ensure that the compensation of our NEOs is closely aligned with the long-term strategic objectives of the company and the interests of shareowners, the 2023 annual LTI awards for company executives were composed of only performance-based LTI instruments: SARs and PSUs. As such, we did not grant any time-based Restricted Stock Units ("RSUs") to NEOs.

	METRIC	WEIGHTING	RATIONALE	FEATURES
SARs	Not applicable	50%	Stock price appreciation	▪Three-year cliff vesting ▪10-year life ▪Exercise price equal to the closing price of our common stock on the date of grant
PSUs	Adjusted Earnings Per Share (“EPS”) Compound Annual Growth Rate (“CAGR”)	25%	Stock price appreciation motivates achievement of long-term business strategy	▪Three-year cliff vesting ▪Subject to performance measured over a three-year period ▪Final earned awards contingent on achievement of three-year EPS CAGR targets
PSUs	Total Shareholder Return (“TSR”) relative to a subset of the S&P 500 Industrials Index	25%	Stock price appreciation motivates achievement of long-term business strategy	▪Three-year cliff vesting ▪Subject to performance measured over a three-year period ▪Final earned awards contingent on Carrier’s TSR relative to a subset of the S&P 500 Industrials Index
Stock Appreciation Rights ("SARs")
SARs are a regular component of our LTI program. SARs directly align the long-term interests of our executives with those of shareowners by tying their value to sustained long-term company performance. The three-year vesting schedules and the extended terms of the SARs tied to continued employment serve to retain executive talent. SARs provide value to executives only if the price of our common stock increases after the SARs are granted. SARs are granted with an exercise price equal to the closing price of our common stock on the date of grant, generally vest 100% on the third anniversary of the date of grant and expire 10 years from the date of grant, unless terminated earlier following termination of employment.
The number of SARs granted is determined by dividing the targeted U.S. dollar value of SARs by the fair value of one SAR using a binomial lattice option pricing model.
Performance Share Units ("PSUs")
The Committee believes PSUs are an integral component of our executive compensation program, and no less than 50% percent of an executive’s target LTI award value should be delivered through PSUs. PSUs support the achievement of long-term financial and business goals and promote retention through long-term performance achievement and vesting requirements. The number of PSUs granted is determined by dividing the target dollar grant value of PSUs by the 20-day average closing price of our common stock prior to the date of grant.
The PSUs paid at the end of the three-year performance period can range from 0% to 200% of the target number of shares, based upon the achievement of pre-established performance goals. For grants made in 2023, the two performance goals were EPS CAGR and Relative TSR, each weighted 50%.The Relative TSR metric compares our share price performance with a relative performance benchmark group index that includes a subset of companies in the S&P 500 Industrials Index ("Performance Peer Group"). The Performance Peer Group includes companies in the industries most closely linked to Carrier, including those in the following industries: Building Products, Construction Machinery & Heavy Trucks, Electrical Components & Equipment, Industrial Conglomerates, and Industrial Machinery. We believe that tracking Carrier's performance against the Performance Peer Group closely ties realized compensation of our NEOs to Carrier's performance by comparing to the performance of comparable companies in the market. The Performance Peer Group for PSU awards granted in 2023 included the 29 companies listed below.

2023 PERFORMANCE PEER GROUP[1]
3M Co.	Emerson Electric Co.	Johnson Controls International plc	Snap-On Incorporated
A. O. Smith Corporation	Fortive Corporation	Masco Corporation	Stanley Black & Decker, Inc.
Allegion plc	Generac Holdings Inc.	Nordson Corporation	Trane Technologies plc
Ametek, Inc.	General Electric Co.	Otis Worldwide Corporation	Wabtec Corporation
Caterpillar Inc.	Honeywell International Inc.	PACCAR Inc.	Xylem Inc.
Cummins Inc.	IDEX Corporation	Parker Hannifin Corporation
Dover Corporation	Illinois Tool Works Inc.	Pentair plc.
Eaton Corporation plc	Ingersoll-Rand Inc.	Rockwell Automation, Inc
1For 2024, the Committee has approved a revised list of 31 companies to reflect changes to the S&P 500 Industrials sub-industry designations.

42	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
The payout formula, as summarized below, aligns closely to our Compensation Peer Group's prevalent practices to ensure we can attract and retain talent. The number of shares earned will be interpolated for results between those percentiles. If performance shares are earned but our absolute TSR is negative, the number of shares earned for the portion tied to Relative TSR will be capped at target.

	THRESHOLD	TARGET	MAXIMUM
Carrier Global Corporation TSR Performance Relative to a Subset of the S&P 500 Industrials Index	25th Percentile	50th Percentile	75th Percentile
Percent of Target Shares Earned	25%	100%	200%
For EPS CAGR, the Committee works closely with management to review and establish rigorous performance metrics that are consistent with the company's long-term strategic objectives communicated to investors, and sets a three-year growth rate target that will challenge our executives to drive results that generate shareowner returns. At the end of the three-year performance period, our NEOs' earned awards are determined based on the level of achievement against this target.
2020 Founder’s Grant PSU Results
On May 13, 2020, in connection with the Separation from UTC, the CEO and a select group of other executives received a one-time equity grant (the "Founder's Grant"). The Founder's Grant was issued as a combination of SARs and PSUs which vested on May 13, 2023, three years from the date of the grant. The PSU portion of the Founder's Grant vested based on Carrier’s three-year Total Shareholder Return (TSR) relative to a subset of industrial companies in the S&P 500 index measured from May 2020 to May 2023. Payout was satisfied at the maximum 200% since the rTSR percentile was above the 85th percentile. Among our NEOs, Messrs. Gitlin, O'Connor, Timperman and Nelson received the Founder's Grant.

FINANCIAL METRIC	WEIGHTING	0% Payout	THRESHOLD 25% PAYOUT	TARGET 100% PAYOUT	MAXIMUM 200% PAYOUT	ACHIEVEMENT	PERFORMANCE FACTOR

Relative TSR Percentile	100%	<35th				200.0%	200.0%

The Performance Peer Group for the Founder's Grants was the same as the 2021 Performance Peer Group below, with the addition of Westinghouse Air Brake Technologies.
2021 PSUs Results
On February 4, 2021, the CEO and other executives received an annual equity grant in the form of 50% SARs and 50% PSUs ("2021 PSUs"). The 2021 PSUs vested on February 4, 2024, based on the results over the three-year period that ended on December 31, 2023, weighted equally, of the two established performance metrics – EPS CAGR and TSR relative to a subset of companies in the S&P 500 Industrials Index shown below. The final achieved performance factor was 185.5%.

FINANCIAL METRIC[1]	WEIGHTING	0% Payout	THRESHOLD 25% PAYOUT	TARGET 100% PAYOUT	MAXIMUM 200% PAYOUT	ACHIEVEMENT	PERFORMANCE FACTOR

EPS CAGR[1]	50%	<6% ($1.71 or less)				200.00%	100.0%

Relative TSR Percentile	50%	<25th				170.97%	85.5%
			Final Performance Factor:				185.5%
1 The original EPS starting point at year-end 2020 was $1.66, which included Chubb. In January 2022, Chubb was sold, and the EPS targets were adjusted to reflect the impact of the sale. The adjusted EPS starting point for year-end 2020 was $1.44.

2021 PERFORMANCE PEER GROUP FOR RELATIVE TSR ("rTSR")
3M Co.	Emerson Electric Co.	Illinois Tool Works Inc.	Roper Technologies, Inc.
A. O. Smith Corporation	Fastenal Co.	Ingersoll-Rand Inc.	Snap-On Incorporated
Allegion plc	Flowserve Corporation	Johnson Controls International plc	Stanley Black & Decker, Inc.
Ametek, Inc.	Fortive Corporation	Masco Corporation	Trane Technologies plc
Caterpillar Inc.	Fortune Brands Innovations, Inc.	PACCAR Inc.	Wabtec Corporation
Cummins Inc.	General Electric Co.	Parker-Hannifin Corporation	W. W. Grainger, Inc.
Dover Corporation	Honeywell International Inc.	Pentair plc.	Xylem Inc.
Eaton Corporation plc	Johnson Controls International plc	W. W. Grainger, Inc.

2024 Proxy Statement	43

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
2023 CEO and NEO Annual Long-Term Incentive Target Values
The Committee primarily considered the following factors in determining the grant date target value of annual LTI awards granted to each NEO in 2023:
▪Competitive market median levels in the context of total target compensation, which includes base salary, target annual bonus opportunity and target LTI
▪The scope of responsibility of the NEO relative to the other executives in the LTI program and relative importance of the NEO to the company’s long-term success
▪The LTI award recommendations of Mr. Gitlin for NEOs other than himself
The target values for the SAR and PSU awards differ from the corresponding values reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table, on pages 49 and 51, respectively, due to different methodologies used in assigning the economic value of equity-based awards required for accounting and proxy statement reporting purposes. The Committee makes equity award decisions based on a formula it believes is appropriate to determine grant date expected value, including using a 20-day preceding grant date pricing average rather than a single day's stock price, while the accounting and proxy statement values are determined in accordance with GAAP requirements.

NEO	TARGET VALUE OF SARs ($)	TARGET VALUE OF PSUs ($)	TOTAL TARGET VALUE 2023 ANNUAL LTI ($)
David Gitlin	5,575,000	5,575,000	11,150,000
Patrick Goris	1,400,000	1,400,000	2,800,000
Jurgen Timperman	950,000	950,000	1,900,000
Timothy White	800,000	800,000	1,600,000
Kevin O'Connor	850,000	850,000	1,700,000
Christopher Nelson[1]	1,400,000	1,400,000	2,800,000
1Mr. Nelson's employment ended on May 26, 2023, and his 2023 grants were forfeited.
Actual awards in 2023 for Messrs. Gitlin and O'Connor were consistent with the target values above. Mr. White received 115.6% of the target award reflective of his long-term value to the company. Due to considerations relating to our announced portfolio transformation, Messrs Goris, Timperman and Nelson received enhanced annual awards as described further in the "Other Compensation Elements" section. All of these awards were approved by the Compensation Committee and are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

44	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Section IV: Other Compensation Elements
Benefits
Carrier NEOs are eligible for company-provided benefit plans, including a qualified 401(k) savings plan, health and welfare benefits, deferred compensation, and other nonqualified supplemental retirement plans. NEOs generally participate in these plans on the same basis as other eligible U.S. salaried employees. Our Deferred Compensation Plan offers deferral opportunities for base salary and annual bonus compensation. Our nonqualified supplemental retirement plans use the same formula as our qualified savings plan to provide benefits that may not be paid under our qualified savings plan due to annual limitations imposed under the Internal Revenue Code ("IRC").
Carrier also continues to pay benefits under a nonqualified defined benefit plan (the Pension Preservation Plan, or "PPP") to eligible employees hired prior to January 1, 2010. Benefits are calculated using a final average earnings or cash balance formula based on dates of hire, and all future benefit accruals were frozen effective December 31, 2019. Messrs. Gitlin and Nelson are the only NEOs eligible for benefits under the PPP. More information about their benefits can be found in the Pension Benefits and Nonqualified Deferred Compensation Table on pages 53 and 54, respectively.
Perquisites
Our NEOs receive a limited perquisite package that includes annual physicals and financial planning. The CEO is allowed personal use of the corporate aircraft for up to 50 hours per year. Personal use of the corporate aircraft is generally prohibited for other NEOs, except in rare situations and with preapproval by the CEO.
NEOs are eligible to participate in the same company-funded long-term disability program as other employees, with a basic annual benefit upon disability that is equal to 60% of base salary and certain buy-up options. Messrs. Gitlin, Nelson and Timperman also are eligible for a grandfathered disability benefit inherited from UTC upon the Separation in 2020 equal to 80% of base salary plus target bonus compensation.
Mr. Gitlin has company-funded life insurance coverage up to three times his base salary at age 62 (projected or actual) (the "CEO Life Insurance Policy"), which was a UTC grandfathered benefit.
Employment Agreements, Severance and Change-in-Control Agreements
Carrier has not entered into employment agreements with any of the NEOs. We may provide at-will offer letters to newly hired executive officers. We also do not have any agreements that would provide automatic “single-trigger” accelerated vesting of equity compensation or excise tax gross-up payments to any NEOs in the event of a change in control of the company.
Performance Incentive and Retention Bonus Arrangement for Jurgen Timperman
In connection with our previously announced plans to exit the Fire & Security businesses, the Committee in 2023 approved a performance incentive and retention bonus arrangement for Mr. Timperman. Under this arrangement, Mr. Timperman has the opportunity to earn a cash bonus award if Fire & Security achieves performance above the financial plan targets for adjusted operating profit and free cash flow (“Performance Bonus”) in 2023 and 2024. The financial plan targets reflect Carrier’s internal business plan targets, for which achievement above these targets is challenging, yet achievable. Since Fire & Security achieved the financial plan targets in 2023, the corresponding portion of the Performance Bonus is reflected in the Summary Compensation Table for Mr. Timperman, but under the terms of the arrangement, payment will not be made until the earlier of the certification of the 2024 financial plan results or the completion of the divestiture of Fire & Security, with completion date to be as defined by the company.
In addition, Mr. Timperman will be eligible for a cash bonus following completion of the company’s exit of Fire & Security (“Deal Bonus”), subject to his continued employment. The maximum bonus opportunity over a multiyear period, for both the Performance Bonus and the Deal Bonus, is $2.5 million, which the Compensation Committee determined is commensurate with the additional challenges and responsibilities required of Mr. Timperman in connection with the efforts to exceed financial plan targets, while concurrently leading efforts to divest Fire & Security.
Enhanced Annual Awards for Patrick Goris, Jurgen Timperman and Christopher Nelson
The Compensation Committee approved enhancements to the 2023 annual LTI awards for Mr. Goris (additional $2.2 million), Mr. Timperman (additional $2.1 million) and Mr. Nelson (additional $2.2 million). These enhanced awards are structured in the same performance-based mix (SARs and PSUs) as the normal annual LTI awards but are not eligible for retirement vesting, as described further in the Potential Payments on Termination or Change in Control Table, thus incentivizing long-term retention of those executives at a critical juncture in Carrier’s portfolio transformation with the acquisition of Viessmann Climate Solutions and the divestiture of its Fire & Security business. Upon Mr. Nelson's employment ending on May 26, 2023, his enhanced 2023 awards were forfeited.

2024 Proxy Statement	45

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
2024 Supplemental Equity Award for David Gitlin and Patrick Goris
On January 30, 2024, the independent members of the Board approved supplemental equity awards ("Supplemental Equity Awards") for Mr. Gitlin and Mr. Goris. As Carrier is implementing a significant portfolio transformation, further described on page 7, to drive profitable growth and create substantial value for shareowners. Carrier is at a pivotal moment in this portfolio transformation with the acquisition of Viessmann Climate Solutions and the divestiture of its Fire & Security and commercial refrigeration businesses. The Supplemental Equity Award is designed to incentivize and support Mr. Gitlin and Mr. Goris’ long-term retention, given their critical role in guiding this transformation and further positioning Carrier as the global leader in intelligent climate and energy solutions
The Supplemental Equity Awards are exclusively performance based with rigorous targets tied to adjusted earnings per share growth and stock price appreciation with vesting over five years, thereby linking them directly to retention, as well as the company’s long-term growth and further promoting the alignment of the recipients' compensation with long-term shareowner value creation. Prior to approving the award, the Compensation Committee and the Board also considered the extremely competitive external market by direct peers and broader industrial companies for proven senior executive talent such as Mr. Gitlin and Mr. Goris. Mr. Gitlin’s market attractiveness is further heightened by his leadership through a very successful period for Carrier, resulting in significant shareowner value creation since its spinoff into an independent company in April 2020. In addition to the required achievement of specific performance hurdles, the award delivers full value only if Mr. Gitlin and Mr. Goris remain with Carrier through 2029. The Supplemental Equity Award was approved with the advice and input from the Compensation Committee’s independent compensation consultant, which included a review of relevant benchmarking data and was in addition to Mr. Gitlin and Mr. Goris’ annual equity grant, which was approved on the same date.
The Supplemental Equity Award is in the form of (i) PSUs (446,110 for Mr. Gitlin and 44,615 for Mr. Goris), and (ii) SARs (1,725,330 for Mr. Gitlin and 172,535 for Mr. Goris with an exercise price of $56.33 per share), which represents the closing price on the grant date. The number of PSU shares earned under the Supplemental Equity Awards will be based on the level of performance achieved against EPS growth performance goals during the three-year performance period of 2024 through 2026 with payout ranging from 0% to 200% of the target number of shares. Earned PSUs are subject to time-based vesting and will vest in three equal annual installments in each of 2027, 2028 and 2029, subject to continuous employment through the vesting date. The SARs granted as part of the Supplemental Equity Award will cliff vest on the five-year anniversary of the grant date, subject to continuous employment through such date.
These Supplemental Equity Awards deliver full value only if Messrs. Gitlin and Goris remain with Carrier through 2029. Upon a termination of employment for any reason (other than death or disability) absent a change in control of Carrier, the Supplemental Equity Award recipients will forfeit their unvested SARs and PSUs. There are no retirement-eligible provisions for the Supplemental Equity Awards.
Post-Employment Restrictive Covenants
To discourage executives (which includes each of the NEOs) from engaging in activities after termination or retirement that are detrimental to Carrier, such as disclosing proprietary information, soliciting Carrier employees or engaging in competitive activities, the LTI Plan includes clawback provisions that would allow Carrier to claw back LTI awards issued during the three-year period preceding termination or retirement. In addition to these clawback provisions, beginning with LTI awards granted in 2022, as a condition to award acceptance (and regardless of whether the award recipient receives any benefits in connection with the award), the Committee requires all LTI award recipients to agree to the following post-employment covenants for the protection of the company: (i) confidentiality; (ii) non-competition; (iii) employee and customer non-solicitation; and (iv) non-disparagement.
Clawback Provisions
Carrier’s LTI and Annual Bonus plans both provide for the clawback, recoupment and/or recovery of awards under certain circumstances. Under the Annual Bonus Plan, Carrier can claw back bonuses if a performance goal is recalculated as a result of the executive’s negligence or misconduct, and the corrected performance goal would have (or likely would have) resulted in a reduced bonus. Under the LTI Plan, Carrier has the authority to cancel awards, including vested awards, and to recoup any gains realized by participants from previous LTI awards if a participant is terminated for cause, including as a result of willful misconduct or negligence that is injurious to the company. Carrier also may claw back LTI awards if the participant violates post-employment non-competition, non-solicitation or non-disparagement covenants, or if it is discovered within three years that the participant could have been terminated for cause.
On October 2, 2023, in accordance with the New York Stock Exchange listing requirements, the Board adopted a standalone Clawback Policy. This policy, filed as an exhibit to Carrier's 2023 Annual Report on Form 10-K, requires the Board to pursue clawbacks for excess compensation paid to Section 16 officers due to financial restatements resulting from material noncompliance with reporting requirements. The policy applies to the Annual Bonus Plan and PSU Awards granted under the LTI Plan and includes a three-year lookback on the award value exceeding amounts that would have been paid under restated financials.
Senior Executive Severance Plan
Carrier maintains a Senior Executive Severance Plan (the “Severance Plan”) to provide certainty in the event a member of the ELT is involuntary separated, including the NEOs.

46	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
The Severance Plan provides for the payment of severance and other benefits upon an involuntary termination of employment other than for Cause, Disability (as such terms are defined in the Severance Plan) or death, which are not considered a qualifying termination under the company’s Change in Control Severance Plan (as described below). Subject to the execution of a release and covenant agreement, which will contain a release of claims, perpetual covenants of confidentiality and non-disparagement, and covenants of non-competition and non-solicitation that will extend for a period of two years after termination, the Severance Plan provides for the following payments and benefits upon a qualifying termination:
▪A lump-sum payment equal to one-and-a-half times (two times for the CEO) the executive’s annual base salary
▪In the event an executive’s termination of employment occurs during the last fiscal quarter of the annual bonus performance period, a prorated bonus for the year of termination, calculated based on target performance for any individual performance goals and actual performance for the full year with respect to all other performance goals
▪Continued healthcare benefits for the executive (and eligible dependents) for up to 12 months at no cost to the executive
▪Outplacement services for up to 12 months
The value of the lump-sum payment referenced above will be offset by the value of any RSU award originally granted to the executive in connection with the executive’s appointment as a member of the legacy UTC Executive Leadership Group that vests upon the executive’s termination, as well as by any other severance benefits that the executive is entitled to receive upon termination of employment.
Change in Control Severance Plan
Carrier also offers a Change in Control Severance Plan under which any NEO who is terminated without cause or resigns for good reason on, or within the two years of, a change in control (as defined in the plan) would be entitled to receive certain benefits (subject to the NEO’s execution of a release of claims in favor of Carrier and agreement to a one-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant). These benefits include:
▪A lump-sum cash severance payment equal to three times (for the CEO) or two times (for the other NEOs) the sum of (a) the officer’s annual base salary and (b) the officer’s target annual bonus
▪A prorated target annual bonus for the year of termination (reduced by any annual bonus payment to which the NEO is entitled for the same period of service)
▪Up to 12 months of healthcare benefit coverage continuation at no premium cost to the NEO
▪Outplacement services for 12 months
▪Continued financial planning services for 12 months
The Change in Control Severance Plan provides that in the event that the payments and benefits to an NEO in connection with a change in control of Carrier, whether pursuant to the Severance Plan or otherwise, would be subject to the golden parachute excise tax imposed under Sections 280G and 4999 of the IRC, then the NEO will either receive all such payments and benefits and pay the excise tax, or such payments and benefits will be reduced to the extent necessary so that the excise tax does not apply, whichever approach results in a higher after-tax amount of the payments and benefits being retained by the NEO.
Section V: Other Compensation Policies and Practices
Share Ownership Requirements
To further encourage the alignment of management and shareowner interests, the Board has adopted the following share ownership requirements for the CEO, NEOs and non-employee directors.
Non-Employee Director and NEO Share Ownership Requirements

6x	5x	4x	3x
Chairman & CEO	Non-employee directors	CFO; President, Fire & Security; President, Refrigeration; Former President, HVAC	CLO
Under these requirements, each of our directors and NEOs is required, within five years of attaining that position, to own shares of Carrier common stock – including DSUs and RSUs but excluding stock options, SARs and unvested PSUs – equal in value to the applicable multiple of their then base salary (or base annual cash retainer for non-employee directors). The Board has also recently expanded its share ownership requirements as described in the Share Ownership section beginning on page 30. Non-employee directors and ELT members who do not meet the foregoing share ownership requirements within the applicable five-year period will not be permitted to sell shares of Carrier common stock until satisfying these requirements. Each of the non-employee directors and ELT members currently comply with their respective ownership requirements or are on track to meet them within the five-year period.

2024 Proxy Statement	47

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
No Short Sales, Pledging or Hedging of Carrier Securities and No Option Repricing
Carrier does not allow its directors, officers or employees to enter into short sales of Carrier common stock. Similarly, directors, officers and employees may not pledge or assign an interest in Carrier common stock or other equity interests as collateral for a loan. Additionally, transactions in put options, call options or other derivative securities that have the effect of hedging the value of Carrier securities are prohibited, whether or not those securities were granted to or held directly or indirectly, by the director, officer or employee. Carrier’s LTI Plan prohibits repricing of underwater stock options and SARs without shareowner approval.
Tax Deductibility of Incentive Compensation
For 2023, IRC section 162(m) limited Carrier’s deduction to $1 million for annual compensation paid to covered employees, as defined in IRC section 162(m).
The Committee believes that the company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the IRC.
Risk Assessment
In 2023, the Committee and management, with the assistance of Pearl Meyer, conducted a review of Carrier’s compensation strategies, plans, programs, policies and practices, including executive compensation, major broad-based compensation programs and sales compensation. The goal of this review was to assess whether any of Carrier’s compensation strategies, plans, programs, policies or practices, either individually or in the aggregate, would encourage executives or employees to undertake unnecessary or excess risks that were reasonably likely to have a material adverse impact on Carrier. The review included compensation strategy and philosophy, annual and LTI design, sales compensation, severance benefits (both absent a change in control of Carrier and following a change in control of Carrier), corporate governance, compensation policies and practices, such as clawback provisions, executive share ownership requirements, and prohibition on short sales, pledging and hedging of Carrier securities. Based on the review, management and the Committee concluded that Carrier’s compensation strategies, plans, programs, policies and practices did not pose material risk due to a variety of mitigating factors.
Report of the Compensation Committee
The Compensation Committee establishes and oversees the design and function of Carrier’s executive compensation program. We have reviewed and discussed the foregoing CD&A with the management of the company and have recommended to the Board that the CD&A be included in Carrier’s Proxy Statement for the 2024 Annual Meeting.
Compensation Committee
Michael A. Todman, Chair
Jean-Pierre Garnier
John J. Greisch
Susan N. Story

48	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Compensation Tables
Summary Compensation Table

NAME AND POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)[1]	OPTION AWARDS ($)[2]	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)[3]	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)[4]	ALL OTHER COMPENSATION ($)[5]	TOTAL ($)
David Gitlin Chairman & Chief Executive Officer	2023	1,387,500	—	6,127,211	5,894,030	3,503,500	36,319	746,640	17,695,200
	2022	1,337,500	—	4,483,081	4,530,856	2,013,120	—	857,690	13,222,247
	2021	1,275,000	—	4,708,211	4,359,119	3,827,200	—	723,285	14,892,815
Patrick Goris Senior Vice President & Chief Financial Officer	2023	790,000	—	2,747,681	2,643,095	1,144,000	—	183,765	7,508,541
	2022	748,750	—	1,453,401	1,468,988	743,740	—	227,564	4,642,443
	2021	711,250	—	1,496,298	1,385,258	1,315,600	—	257,120	5,165,526
Jurgen Timperman President, Fire & Security	2023	642,500	—	2,198,289	2,114,464	1,167,800	—	136,794	6,259,847
	2022	615,000	—	896,804	906,171	460,350	—	168,776	3,047,101
	2021	595,000	—	1,093,488	1,012,325	783,000	—	155,501	3,639,314
Timothy White President, Refrigeration	2023	638,600	—	1,016,807	977,935	609,340	—	151,037	3,393,719
	2022	615,000	700,000	755,129	763,089	440,820	—	144,529	3,418,567
	2021	225,000	500,000	1,791,985	1,790,859	853,200	—	608,412	5,769,456
Kevin O'Connor Senior Vice President & Chief Legal Officer	2023	701,250	—	934,351	898,666	809,960	—	182,545	3,526,772
	2022	676,000	—	802,354	810,819	507,760	—	196,195	2,993,128
	2021	658,250	—	889,495	823,433	973,000	—	172,580	3,516,758
Christopher Nelson Former President, HVAC	2023	312,083	—	2,747,681	2,643,095	—	27,415	135,135	5,865,409
	2022	703,750	—	1,250,639	1,263,878	695,960	—	255,227	4,169,454
	2021	665,000	—	1,208,429	1,118,849	1,157,760	—	212,431	4,362,469
1Stock Awards. Grant date fair value of the PSUs and RSUs granted during the applicable year, calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures. The grant date fair values shown for PSU awards granted in 2023 to our NEOs assume target-level performance. If the PSU awards are valued at two times the target number of shares (the maximum potential payout), then for fiscal 2023 the stock award amount would increase by $6,127,211, $2,747,681, $2,198,289, $1,016,807, $934,351 and $2,747,681 for Messrs. Gitlin, Goris, Timperman, White, O'Connor and Nelson, respectively. For additional information on awards made in fiscal year 2023, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table. The assumptions made in calculating the fair value of the PSUs granted on February 1, 2023, are set forth in Note 14 – Stock-Based Compensation to the Consolidated Financial Statements set forth in Carrier's 2023 Annual Report on Form 10-K.
2Option Awards. Grant date fair value of SARs granted during the applicable year, calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures. The assumptions made in the valuation of the SARs granted in 2023 are set forth in Note 14 – Stock-Based Compensation to the Consolidated Financial Statements set forth in Carrier’s 2023 Annual Report on Form 10-K.
3Non-Equity Incentive Plan Compensation. Amounts earned under the 2023 Annual Bonus Plan, based on the achievement of corporate, segment and individual performance objectives. See “Compensation Discussion and Analysis – Section III: 2023 CEO and NEO Compensation – 2023 Annual Bonus” for additional detail regarding the Annual Bonus Plan. For Mr. Timperman, the amount shown for 2023 includes the portion of the Performance Bonus earned based on 2023 performance ($313,350) that will not be paid until the earlier of the certification of the 2024 financial plan results or the completion of the divestiture of the Fire & Security businesses.
4Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column reflect the change, if any, in the year-over-year actuarial present value of each NEO’s accrued benefit under Carrier’s Pension Preservation Plan ("PPP"). Actuarial value computations are based on the assumptions disclosed in the Pension Benefits Table. For Messrs. Gitlin and Nelson, the increase in the Carrier PPP benefit is primarily attributable to one year of pension growth coupled with the increase in the Cash Balance Interest Crediting rate from 4.00% to 4.50%. This is partially offset by the impacts of the increase in the discount rate used to value Carrier's PPP benefit from 5.25% in 2022 to 5.75% in 2023, which reduces the value of the benefit. The balance for Mr. Nelson includes the impact of commencement of annuity distributions on June 1, 2023. Carrier’s Deferred Compensation Plan ("DCP") does not provide above-market rates of return, so no amounts are reported here.

2024 Proxy Statement	49

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
5All Other Compensation. The 2023 amounts in this column consist of the following items:

NAME	PERSONAL USE OF CORPORATE AIRCRAFT ($)[a]	INSURANCE PREMIUMS ($)[b]	COMPANY CONTRIBUTIONS TO 401(K) PLANS ($)[c]	COMPANY CONTRIBUTIONS TO NONQUALIFIED RETIREMENT PLANS ($)[d]	FINANCIAL PLANNING ($)[e]	HEALTH BENEFITS ($)[f]	EXECUTIVE PHYSICAL ($)[g]	MISCELLANEOUS ($)[h]	TOTAL ($)
D. Gitlin	181,360	115,692	26,100	368,372	17,490	29,548	2,963	5,115	746,640
P. Goris	—	—	30,030	109,540	16,000	22,870	2,365	2,960	183,765
J. Timperman	—	—	30,030	70,329	13,115	22,565	—	755	136,794
T. White	14,223	—	30,030	65,023	17,490	22,555	—	1,716	151,037
K. O'Connor	26,921	—	30,030	79,990	17,490	22,683	2,371	3,060	182,545
C. Nelson	—	—	37,228	79,705	8,673	9,529	—	—	135,135
aIncremental variable operating costs incurred for personal air travel, which includes fuel (calculated on the basis of aircraft-specific average consumption rates and fleet average fuel costs), fleet average landing and handling fees for both domestic and international trips, crew lodging and meal allowances, catering and hourly maintenance contract charges, when applicable. Because fleet-wide aircraft utilization is primarily for business purposes (approximately 93% in 2023), capital and other fixed expenditures are not treated as an incremental cost. When an NEO experienced personal travel during a trip that was classified as primarily business in nature, the incremental mileage and operating costs incurred as a result of the personal travel were allocated to the NEO. The Carrier Board of Directors authorized Mr. Gitlin to use up to 50 hours of personal time on the corporate aircraft of which 37.2 were utilized. No tax reimbursements are provided to NEOs for taxable income resulting from personal use of the aircraft.
bPremiums paid on behalf of Mr. Gitlin under the grandfathered CEO Life Insurance Policy. Under this plan, Carrier pays the premiums on a cash value life insurance contract owned by the CEO. Life insurance benefits equal up to three times the CEO’s actual or projected base salary at age 62. Once vested, at age 55, Carrier funds the policy to maintain coverage following retirement.
cDollar value of company matching and age-based company automatic contributions made into the Carrier Retirement Savings Plan.
dDollar value of company contributions to the Carrier Savings Restoration Plan (“SRP”) and the Carrier Automatic Contribution Excess Plan (“CACEP”). Under the SRP, participants are credited with a benefit equal to the company matching contribution that the NEO did not receive under the Carrier Retirement Savings Plan due to IRC limits. The CACEP provides an additional age-based company automatic contribution for compensation earned over IRC limits.
eCosts associated with a financial planning benefit available to NEOs provided by a third party.
fCosts incurred by the company associated with broad-based company-covered healthcare benefits. In addition, certain NEOs are eligible for grandfathered long-term disability benefits described on page 45. However, because no cost is incurred unless the NEO actually becomes disabled, no amount is reflected in this column.
gRepresents cost of annual executive physical covered by the company.
hRepresents costs to the company related to Board gifts. For Mr. Gitlin, this amount also includes a credit or $2,503 due to his decision to opt-out of the company's basic life insurance and $2,612 related to Board gifts.

50	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Grants of Plan-Based Awards Table

	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[2]			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[3]			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)[4]	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)[5]	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)[6]
GRANT DATE[1]	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
D. Gitlin
—	409,150	2,450,000	4,900,000	—	—	—	—	—	—	—
02/01/2023	—	—	—	15,977	127,810	255,620	—	—	—	6,127,211
02/01/2023	—	—	—	—	—	—	—	506,360	46.14	5,894,030
P. Goris
—	133,600	800,000	1,600,000	—	—	—	—	—	—	—
02/01/2023	—	—	—	7,165	57,315	114,630	—	—	—	2,747,681
02/01/2023	—	—	—	—	—	—	—	227,070	46.14	2,643,095
J. Timperman
—	97,695	585,000	1,170,000	—	—	—	—	—	—	—
02/01/2023	—	—	—	5,732	45,855	91,710	—	—	—	2,198,289
02/01/2023	—	—	—	—	—	—	—	181,655	46.14	2,114,464
T. White
—	96,913	580,320	1,160,640	—	—	—	—	—	—	—
02/01/2023	—	—	—	2,652	21,210	42,420	—	—	—	1,016,807
02/01/2023	—	—	—	—	—	—	—	84,015	46.14	977,935
K. O'Connor
—	94,589	566,400	1,132,800	—	—	—	—	—	—	—
02/01/2023	—	—	—	2,437	19,490	38,980	—	—	—	934,351
02/01/2023	—	—	—	—	—	—	—	77,205	46.14	898,666
C. Nelson
—	133,600	800,000	1,600,000	—	—	—	—	—	—	—
02/01/2023	—	—	—	7,165	57,315	114,630	—	—	—	2,747,681
02/01/2023	—	—	—	—	—	—	—	227,070	46.14	2,643,095
1The Committee approved the 2023 annual LTI awards at its regularly scheduled meeting on February 1, 2023, effective immediately.
2Represents the 2023 annual bonus established for each NEO under the Annual Bonus Plan, which is an incentive program designed to reward achievement of annual performance goals. Threshold amounts are determined based on the assumption that only one of the performance goals is achieved at threshold. The performance measures and methodology for calculating payouts are described in “Compensation Discussion and Analysis – Section III: 2023 CEO and NEO Compensation – 2023 Annual Bonus.”
3Number of PSUs granted under the LTI Plan, which vest based on performance relative to three-year EPS growth (weighted at 50%) and a three-year relative TSR goal (weighted at 50%). The number of shares that were possible to earn at the time of grant ranged from 0% to a maximum of 200% of the target number of PSUs. If the company’s three-year TSR is negative, the payout for the TSR portion of the award is capped at 100% regardless of the company’s relative TSR performance versus the companies within a subset of the S&P 500 Industrials Index. Each PSU corresponds to one share of Carrier common stock. Unvested PSUs do not accrue dividend equivalents. Earned PSUs vest three years from the grant date, subject to the NEO’s continued service with the company, except in certain limited circumstances described in the footnotes to the Potential Payments on Termination or Change in Control Table. Vested PSUs are settled in unrestricted shares of Carrier common stock after the end of the performance period following the Committee’s review and approval of performance achievement levels. Threshold amounts are determined based on the assumption that only one of the PSU performance goals vests at threshold. See “Compensation Discussion and Analysis – Section III: 2023 CEO and NEO Compensation – 2023 Long-Term Incentives” for more information.
4SARs vest and become exercisable three years from the grant date, subject to the NEO’s continued service with the company, except in certain limited circumstances described in the footnotes to the Potential Payments on Termination or Change in Control Table.
5The SAR exercise price equals the closing price of Carrier common stock on the grant date.
6Grant date fair value of awards granted in 2023, with vesting assumed at 100% of target for performance-based awards. Values are calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

2024 Proxy Statement	51

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Outstanding Equity Awards at Fiscal Year-End Table
This table reflects awards that relate to Carrier shares. Upon the Separation that occurred on April 3, 2020, vested UTC SARs were converted into vested SARs of Carrier, Raytheon and Otis that remain exercisable until the expiration of their term, regardless of continued employment with Carrier. Only such vested Carrier SARs are included in this table.

	OPTION AWARDS					STOCK AWARDS
NAME / GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)[1]	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)[2]		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)[3]	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)[4]	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)[5]
D. Gitlin
02/01/2023	—	506,360	[6]	46.14	01/31/2033	—		—	255,620	14,685,369
02/02/2022	—	421,475	[7]	47.51	02/01/2032	—		—	190,810	10,962,035
02/04/2021	—	440,315	[8]	38.33	02/03/2031	—		—	210,857	12,113,735
05/14/2020	331,000	—		16.55	05/13/2030	—		—	—	—
05/14/2020	330,400	—		16.55	05/13/2030	—		—	—	—
02/04/2020	544,370	—		25.58	02/03/2030	—		—	—	—
02/05/2019	607,182	—		20.19	02/04/2029	—		—	—	—
01/02/2018	320,042	—		21.43	01/01/2028	—		—	—	—
01/03/2017	46,819	—		18.53	01/02/2027	—		—	—	—
01/04/2016	67,250	—		15.98	01/03/2026	—		—	—	—
01/02/2015	39,158	—		19.24	01/01/2025	—		—	—	—
11/12/2013	—	—		—	—	101,357	[9]	5,822,960	—	—
P. Goris
02/01/2023	—	227,070	[6]	46.14	01/31/2033	—		—	114,630	6,585,494
02/02/2022	—	136,650	[7]	47.51	02/01/2032	—		—	61,860	3,553,857
02/04/2021	—	139,925	[8]	38.33	02/03/2031	—		—	67,011	3,849,782
12/01/2020	182,900	—		37.60	11/30/2030	—		—	—	—
J. Timperman
02/01/2023	—	181,655	[6]	46.14	01/31/2033	—		—	91,710	5,268,740
02/02/2022	—	84,295	[7]	47.51	02/01/2032	—		—	38,170	2,192,867
02/04/2021	—	102,255	[8]	38.33	02/03/2031	—		—	48,972	2,813,441
05/14/2020	165,200	—		16.55	05/13/2030	—		—	—	—
10/16/2017	—	—		—	—	56,292	[9]	3,233,975	—	—
T. White
02/01/2023	—	84,015	[6]	46.14	01/31/2033	—		—	42,420	2,437,029
02/02/2022	—	70,985	[7]	47.51	02/01/2032	—		—	32,140	1,846,443
09/01/2021	42,548	85,097	[10]	57.89	08/31/2031	10,651	[10]	611,900	—	—
K. O'Connor
02/01/2023	—	77,205	[6]	46.14	01/31/2033	—		—	38,980	2,239,401
02/02/2022	—	75,425	[7]	47.51	02/01/2032	—		—	34,150	1,961,918
02/04/2021	—	83,175	[8]	38.33	02/03/2031	—		—	39,836	2,288,578
05/14/2020	110,200	—		16.55	05/13/2030	—		—	—	—
02/04/2020	185,445	—		25.58	02/04/2030	—		—	—	—
01/02/2020	217,150	—		25.60	01/02/2030	41,098	[9]	2,361,080	—	—
C. Nelson
02/02/2022	117,570	—		47.51	02/01/2032	—		—	53,230	3,058,064
02/04/2021	113,015	—		38.33	02/03/2031	—		—	58,350	3,352,208
02/04/2020	185,445	—		25.58	02/03/2030	—		—	—	—
1The exercise price of each SAR is equal to the closing price on the NYSE of Carrier common stock on the grant date. For SARs granted prior to April 3, 2020, exercise prices shown were adjusted upon the Separation by using the conversion methodology detailed in the Employee Matters Agreement, dated as of April 2, 2020, among the company, UTC and Otis Worldwide Corporation (“Otis”), which is filed as Exhibit 10.3 to the company’s current report on Form 8-K filed with the SEC on April 3, 2020 (the “Employee Matters Agreement”).
2Reflects RSUs, including dividend equivalents reinvested as additional RSUs each time Carrier pays a dividend to shareowners during the vesting period for eligible awards. The reinvested RSUs vest on the same date as the underlying RSUs. For RSUs granted prior to April 3, 2020, the number of RSUs was adjusted upon the Separation by using the conversion methodology detailed in the Employee Matters Agreement.
3Calculated by multiplying the number of unvested RSUs by $57.45, the NYSE closing price of Carrier common stock on the last trading day of 2023.
4PSUs that are subject to vesting contingent on company performance relative to pre-established performance goals measured over a three-year period and the NEO’s continued service, except in certain limited circumstances as detailed in footnotes to the Potential Payments on Termination or Change in Control Table. The three-year performance period for awards granted on February 1, 2023, scheduled to vest on February 1, 2026, is January 1, 2023, through December 31, 2025 and the number of shares shown assumes maximum-level performance. The three-year performance period for awards granted on February 2, 2022, scheduled to vest on February 2, 2025, is January 1, 2022, through December 31, 2024 and the number of shares shown assumes target-level performance. The three-year performance period for awards granted on February 4, 2021 was January 1, 2021, through December 31, 2023. The number of shares shown reflects vesting at 185.5% based on actual performance at the end of the performance period. The service condition for this award was satisfied on February 4, 2024.

52	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
5Calculated by multiplying the number of unvested PSUs by $57.45, the NYSE closing price of Carrier common stock on the last trading day of 2023.
6SARs scheduled to vest on February 1, 2026, subject to the NEO’s continued service, except in certain limited circumstances as described in the footnotes to the Potential Payments on Termination or Change in Control Table.
7SARs scheduled to vest on February 2, 2025, subject to the NEO’s continued service, except in certain limited circumstances as described in the footnotes to the Potential Payments on Termination or Change in Control Table.
8SARs and RSUs that vested on February 4, 2024.
9One-time legacy RSU grant, which will vest in the event of a mutually agreeable separation following three years of grant date, upon death, disability or qualified termination following a change in control.
10SAR and RSU awards granted to Mr. White in connection with his hire, which will vest one-third per year on the anniversary of the grant date, subject to continued service or earlier as described in the footnotes to the Potential Payments on Termination or Change in Control Table.
Option Exercises and Stock Vested Table
This table reflects exercises of Carrier SARs, or vesting of Carrier PSUs or RSUs, during fiscal year 2023.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)[1]	VALUE REALIZED ON EXERCISE ($)[2]	NUMBER OF SHARES ACQUIRED ON VESTING (#)[3]	VALUE REALIZED ON VESTING ($)[4]
D. Gitlin	—	—	375,703	16,323,438
P. Goris	—	—	18,457	982,282
J. Timperman	530,611	15,995,959	117,043	5,049,583
T. White	—	—	10,611	614,801
K. O'Connor	—	—	137,147	5,909,659
C. Nelson	941,006	24,960,907	125,908	5,465,187
1SARs exercised during fiscal 2023. Includes exercises by Mr. Nelson after termination of employment as permitted per the applicable post-termination exercise period in the associated Schedule of Terms for SARs that were outstanding and vested at the time of termination of employment.
2Calculated by multiplying the number of shares acquired on exercise by the difference between the market price of Carrier common stock on the exercise date and the exercise price of the SAR.
3RSUs and Founder's Grant PSUs that vested in 2023.
4Calculated by multiplying the number of vested RSUs and PSUs by the market price of Carrier common stock on the vesting date.
Pension Benefits
Overview of Pension Preservation Plan ("PPP")
Carrier inherited a frozen executive nonqualified PPP from UTC/RTX upon the Separation. Based on date of hire, participants either accrued benefits using a final average earnings ("FAE"), cash balance or hybrid formula. Effective December 31, 2019, benefit accruals under the PPP were frozen, other than with respect to interest credits which continue to accrue for participants eligible for the cash balance accrual formula. Messrs. Gitlin and Nelson are the only NEOs eligible for this legacy plan. Mr. Gitlin's benefit under the PPP is composed of both FAE and cash balance benefits, and Mr. Nelson's are determined using the cash balance formula.
Distribution Options
Plan participants may elect the following distribution options:

PLAN	FAE BENEFIT FORMULA	CASH BALANCE BENEFIT FORMULA
Pension Preservation Plan	▪Lump-sum payment[1]	▪Lump-sum payment
	▪Annuity payments	▪Annuity payments
	▪Two- to 10-year annual installments	▪Two- to 10-year annual installments
NEO Election	▪Mr. Gitlin: Lump-sum payment	▪Mr. Gitlin: Lump-sum payment
▪Mr. Nelson: Annuity payments[2]
1Uses a discount rate equal to the Barclay’s Capital Municipal Bond Index averaged over five years (currently 1.962%). Note that this rate uses the November 30, 2023, yield in the average, which is consistent with ASC 715-30 year-end 2023 disclosure reporting. Actual lump sums paid in 2024 will be based on a PPP lump-sum rate of 1.880% which uses the Barclay’s 10-Year (8-12) Capital Municipal Bond Yields as of December 31, 2023. This non-taxable investment index is intended to yield an after-tax income stream on the net after-tax proceeds reinvested in tax-free bonds that are comparable to a more tax efficient annuity distribution.
2Mr. Nelson was hired after 2001. Therefore, his benefit under the PPP is determined under the cash balance benefit formula. Mr. Nelson's employment ended on May 26, 2023, and he started receiving this benefit in the form of a monthly annuity effective June 1, 2023.

2024 Proxy Statement	53

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Vesting and Retirement
Under Carrier’s PPP, vesting requires three years of service. The normal retirement age under both the FAE and the cash balance benefit formulas is 65, but the FAE formula also provides full retirement benefits at age 62 for a participant who retires with at least 10 years of service. Early retirement benefits also are available under the FAE formula beginning at age 55 with at least 10 years of service, reduced by 0.2% for each month by which retirement precedes age 62. The value of the cash balance account is not impacted by an employee’s age at retirement. As of December 31, 2023, none of the NEOs were eligible for early retirement under the FAE formula.

NAME	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)[1]	PAYMENTS DURING LAST FISCAL YEAR ($)
D. Gitlin[2]	Pension Preservation Plan	22	1,863,484	—
P. Goris[3]	Pension Preservation Plan	—	—	—
J. Timperman[3]	Pension Preservation Plan	—	—	—
T. White[3]	Pension Preservation Plan	—		—
K. O'Connor[3]	Pension Preservation Plan	—	—	—
C. Nelson[4]	Pension Preservation Plan	16	407,479	16,620
1The following assumptions were used to determine the present value of the accumulated pension benefit: (i) the NEOs are assumed to retire at age 62 for the final average earnings benefit and age 65 for the cash balance benefit, which are the earliest dates at which the NEOs can retire without a reduction of benefits due to age; (ii) projected lump-sum payments under the PPP final average earnings benefit are calculated using 1.962% for 2023 retirements and grading up to an ultimate long-term interest rate of 4.0% (for retirements in 2027 and later years). There are no additional service credits for accrual purposes under the PPP. This table does not include UTC's Employee Retirement Plan, which remained with UTC/RTX and has no relation to Carrier service following the Separation.
2The estimated lump-sum value of the nonqualified portion of the retirement benefits accrued under the PPP is $3,060,587 for Mr. Gitlin, assuming retirement or termination on December 31, 2023, payable as of such date or attainment of age 55 (if later) assuming payment following December 31, 2023, on a lump-sum basis.
3Messrs. Goris, White and O'Connor were hired by Carrier after January 1, 2010, and, therefore, do not participate in the PPP. Mr. Timperman transitioned to a U.S.-based employee after January 1, 2010, and, therefore. does not participate in the PPP.
4Mr. Nelson was hired after July 1, 2002, and therefore, his entire pension benefit is determined based on the cash balance formula. Mr Nelson's employment ended on May 26, 2023, and he commenced 10-year annuity benefits effective June 1, 2023.
Nonqualified Deferred Compensation Table
Carrier offers NEOs the opportunity to participate in certain nonqualified deferred compensation plans that provide the NEOs with longer-term savings opportunities on a tax-efficient basis.
The Savings Restoration Plan is an unfunded, nonqualified plan that permits NEOs to defer up to an additional 6% of their compensation once they have exceeded the IRC compensation limits applicable to Carrier's qualified 401(k) plan. This plan also matches the deferral contributions using the same matching formula that would apply under the 401(k) plan were it not for IRC contribution limits.
The Automatic Contribution Excess Plan is an unfunded, nonqualified plan providing the age-based company automatic and matching contributions NEOs would have received under Carrier's qualified 401(k) plan were it not for IRC compensation and contribution limits.
The Deferred Compensation Plan is an unfunded, nonqualified plan that permits NEOs to defer up to 50% of their base salary and up to 70% of their annual bonus.

NAME	PLAN[1]	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)[2]	REGISTRANT CONTRIBUTIONS IN LAST FY ($)[3]	AGGREGATE EARNINGS IN LAST FY ($)[4]	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AS OF DECEMBER 31, 2023 ($)[5]

D. Gitlin	Savings Restoration Plan	184,327	110,542	790,222	—	3,510,026
	Automatic Contribution Excess Plan	—	257,830	187,698	—	1,229,986
P. Goris	Savings Restoration Plan	72,224	43,335	58,427	—	329,108
	Automatic Contribution Excess Plan	—	66,206	39,126	—	215,748
J. Timperman	Savings Restoration Plan	46,371	27,823	75,506	—	495,357
	Automatic Contribution Excess Plan	—	42,507	6,392	—	246,650
T. White	Deferred Compensation Plan	96,187	—	11,410	—	107,597
	Savings Restoration Plan	39,675	23,805	12,401	—	124,491
	Automatic Contribution Excess Plan	—	41,218	2,215	—	101,940
K. O'Connor	Savings Restoration Plan	52,741	31,644	35,871	—	287,885
	Automatic Contribution Excess Plan	—	48,346	5,047	—	200,742
C. Nelson[6]	Savings Restoration Plan	40,683	24,410	488,162	—	1,989,734
	Automatic Contribution Excess Plan	—	55,295	50,600	—	366,955
1NEOs are eligible to participate in various deferred compensation plans as detailed above.
2Amounts shown in this column are included in the Salary and Bonus columns of the Summary Compensation Table on page 49.
3Amounts shown in this column are included in the All Other Compensation column of the Summary Compensation Table on page 49.
4Amounts shown reflect hypothetical investment returns to accounts based on fixed income, bond, target date and equity indices selected by the participant.
5The sum of contributions (both by the NEO and Carrier) and credited earnings on those deferrals, less withdrawals. Of these totals, the following amounts have been included in the Summary Compensation Table in prior years: $2,045,161 (Mr. Gitlin); $290,240 (Mr. Goris); $422,106 (Mr. Timperman); $107,600 (Mr. White); $327,568 (Mr. O'Connor); and $609,860 (Mr. Nelson).
6Mr. Nelson ended employment on May 26, 2023, and his balances will begin to be distributed, in accordance with the terms of each respective plan, in the year following retirement (2024) per the distribution elections by plan.

54	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Potential Payments on Termination or Change in Control Table
The table on the following page estimates the value of payments and benefits that each NEO would have been entitled to receive had employment terminated on December 31, 2023, under various hypothetical circumstances. Under Carrier’s programs, benefit eligibility and the value of benefits a NEO may receive vary depending on the reason for termination and whether the NEO is eligible for retirement at that time. The equity amounts reflect the applicable unvested portion that would become vested as a result of the identified termination event.
Mr. Nelson is not included in the table because his employment ended on May 26, 2023 and he was not eligible for termination payments at year-end. Upon his departure, he did not receive termination payments described in this section, other than any deferred compensation or retirement benefits described above and equity awards for which he had satisfied retirement criteria. Eligible SARs were vested, and eligible PSUs will continue to vest subject to performance adjustment, until their scheduled vest date.
Carrier does not provide automatic “single-trigger” accelerated vesting of equity compensation or excise tax gross-up payments to any NEOs in the event of a change in control of the company. Carrier offers NEOs the opportunity to participate in the nonqualified deferred compensation plans described above. Please see the Pension Benefits and Nonqualified Deferred Compensation Table sections above for information regarding the amount and form of benefits that will be paid out in the event of a termination..

TERMINATION REASON	D. GITLIN ($)	P. GORIS ($)	J. TIMPERMAN ($)	T. WHITE ($)	K. O'CONNOR ($)

Voluntary Termination
Cash Payment	—	—	—	—	—
Equity[1,2]	12,608,284	—	2,793,008	705,591	—
Total due to Termination	12,608,284	—	2,793,008	705,591	—
Involuntary Termination (not for cause)
Cash Payment[3]	—	2,000,000	—	1,547,520	—
Benefit Continuation and Other Programs[4]	68,410	61,941	57,111	61,664	61,717
Equity[5]	18,431,244	3,468,877	6,026,983	705,591	4,386,217
Total due to Termination	18,499,654	5,530,818	6,084,094	2,314,775	4,447,934
Death or Disability[6]
Cash Payment[7]	2,450,000	800,000	585,000	580,320	566,400
CEO Life Insurance[8]	7,000,000	—	—	—	—
Equity[9,10]	43,512,219	13,746,885	13,328,812	4,294,336	8,908,697
Total due to Termination	52,962,219	14,546,885	13,913,812	4,874,656	9,475,097
Termination Following a Change in Control[11]
Cash Payment[12]	14,000,000	4,000,000	3,055,000	3,030,560	3,115,200
Benefit Continuation and Other Programs[13]	68,410	61,941	57,111	61,664	61,717
Equity[14]	51,748,473	16,381,370	15,156,247	4,741,175	10,438,328
Total due to Termination	65,816,883	20,443,311	18,268,358	7,833,399	13,615,245
1In the event of voluntary termination, unvested SAR and RSU awards granted under Carrier’s annual LTI Plan that are outstanding for more than one year will vest only after attaining qualifying retirement under the LTI Plan, defined as either: (i) age 65; (ii) age 55 plus 10 years of service; or (iii) “Rule of 65” – age 50 to 54 plus years of service add up to 65 or more. For NEOs who have attained qualifying retirement status, unvested PSUs granted under Carrier’s annual LTI Plan that are outstanding for more than one year will remain eligible to vest at the completion of the performance period to the extent performance targets are achieved. Messrs. Gitlin, Timperman and White have satisfied a qualifying retirement condition. For non-retirement eligible NEOs, all unvested awards are cancelled, and vested SARs may be exercised up to 90 days following separation. Special out-of-cycle or enhanced annual awards (SARs, RSUs and PSUs) and one-time RSU awards do not have retirement eligibility treatment and, therefore, forfeit upon voluntary termination.
2Equity awards are valued based on the closing price of Carrier common stock on the NYSE on the last trading day of 2023 ($57.45). For SARs, that value is based on the difference between the closing price and the exercise price (as long as that value is positive) multiplied by the number of SARs. For the 2023 PSU portion of the annual grant, values shown reflect target performance as of December 31, 2023. For the 2022 PSU portion of the annual grant, values shown reflect estimated payout based on performance as of December 31, 2023. For the 2021 PSU portion of the annual grant, values shown reflect the actual payout based on performance through December 31, 2023.
3In the event of a qualifying involuntary termination (not for cause), the Senior Executive Severance Plan provides cash severance based on the NEO’s annual base salary in effect at the time of termination in the amount of (i) two times annual base salary for the CEO, and (ii) one and one-half times annual base salary for all other NEOs. The Senior Executive Severance Plan also provides for a prorated payout of the NEO’s target annual bonus based on the number of days worked in the fiscal year up until the date of termination. Messrs. Gitlin, Timperman and O'Connor would receive a cash severance payment if the value of their one-time RSU awards is less than what the cash severance payment would be under the Senior Executive Severance Plan, reduced by the value of the one-time RSU award at termination.
4In the event of an involuntary termination (not for cause), the Senior Executive Severance Plan provides for the continuation of medical benefits and financial planning services for 12 months following the termination. The Senior Executive Severance Plan also provides for 12 months of outplacement services for each NEO.
5In the event of involuntary termination (not for cause), for NEOs who have attained qualifying retirement status, SAR awards granted under Carrier’s annual LTI Plan that are outstanding for more than one year will vest. PSUs granted under Carrier’s annual LTI Plan that are outstanding for more than one year will remain eligible to vest at the completion of the performance period to the extent performance targets are achieved. For NEOs who have not yet qualified for retirement, but have awards granted under Carrier’s annual LTI Plan that are outstanding for more than one year, a prorated portion of SARs will vest. A prorated portion of annual PSU awards will remain eligible to vest at the completion of the performance period to the extent performance goals are achieved. Special out-of-cycle and enhanced annual awards (SAR, RSU and PSU) and one-time RSU awards do not have retirement eligibility treatment and, therefore, forfeit upon involuntary termination (not for cause). One-time RSUs will vest in the case of mutually agreeable separation following three years of service from the date of grant. As of December 31, 2023, Messrs. Gitlin, Timperman, and O'Connor have met the service condition. Equity awards are valued based on the closing price of Carrier common stock on the NYSE on the last trading day of 2023 ($57.45). For SARs, that value is based on the difference between the closing price and the exercise price (as long as that value is positive) multiplied by the number of SARs.
6Messrs. Gitlin, Timperman and O'Connor also are eligible for a grandfathered long-term disability benefit equal to 80% of their base salary plus target bonus compensation as part of the Legacy UTC Compensation Arrangement.In the event of an NEO's disability, the NEO's estate would be eligible to receive a prorated payout of the annual bonus at target. In the event of an NEO's death, the estate would be treated the same.

2024 Proxy Statement	55

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
7In the event of the death of the CEO, Mr. Gitlin, the CEO Life Insurance Policy provides a death benefit that the beneficiary would be paid assuming the insured’s death occurs at the end of the policy year.
8In the event of a termination due to death, the LTI Plan provides for the accelerated vesting of all outstanding equity awards as of the date of death (including awards outstanding for less than one-year, special out-of-cycle, enhanced annual awards and one-time RSU awards). Equity awards are valued based on the closing price of Carrier common stock on the NYSE on the last trading day of 2023 ($57.45). For SARs that value is based on the difference between the closing price and the exercise price (as long as that value is positive) multiplied by the number of SARs. For the PSU portion of awards, values shown reflect target performance as of December 31, 2023.
9In the event of a termination due to disability, the LTI Plan provides that no outstanding awards will be forfeited (including awards outstanding for less than one year and one-time awards). Awards granted by UTC prior to January 1, 2019, will continue to vest in accordance with their terms that applied prior to the Separation. Awards granted on or after January 1, 2019, will continue to vest on the earlier of (i) the vesting date specified in the schedule of terms or (ii) 29 months following the date the NEO incurs the disability. For the PSU portion of awards, values shown reflect target performance as of December 31, 2023.
10In the event the payments would be subject to the golden parachute excise tax under IRC Section 280G, the Change in Control Severance Plan provides that the NEO will either receive all such payments and benefits and pay the excise tax, or such payments and benefits will be reduced to the extent necessary so that the excise tax does not apply, whichever approach results in a higher after-tax amount of the payments and benefits being retained by the NEO. Given the uncertainty of these calculations, this table does not reflect the impact of the better net after-tax calculation.
11In the event of a qualifying termination following a change in control, the Change in Control Severance Plan provides cash severance based on the NEO’s annual base salary and target annual bonus in effect at the time of termination in the amount of (i) three times annual base salary plus target annual bonus for the CEO, and (ii) two times annual base salary plus target annual bonus for all other NEOs. The Change in Control Severance Plan also provides for a prorated payout of the NEO’s target annual bonus based on the number of days worked in the fiscal year up until the date of termination.
12In the event of a qualifying termination following a change in control, the Change in Control Severance Plan provides for the continuation of medical benefits and financial planning services for 12 months following the termination. The Change in Control Severance Plan also provides for 12 months of outplacement services for each NEO.
13In the event of a qualifying termination following a change in control, the LTI Plan provides for the accelerated vesting of all outstanding equity awards (including awards outstanding for less than one year and one-time awards). Equity awards are valued based on the closing price of Carrier common stock on the NYSE on the last trading day of 2023 ($57.45). For SARs, that value is based on the difference between the closing price and the exercise price (as long as that value is positive) multiplied by the number of SARs. PSUs granted under the LTI Plan vest at the greater of target or actual performance. For the 2023 PSU portion of the annual grant, values shown reflect target performance as of December 31, 2023. For the 2022 PSU portion of the annual grant, values shown reflect estimated payout based on performance as of December 31, 2023. For the 2021 PSU portion of the annual grant, values shown reflect the actual payout based on performance through December 31, 2023.
CEO Pay Ratio
Background
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring companies to disclose the ratio of the median employee’s total annual compensation relative to total annual compensation of the CEO. The following section explains the methodology that we used, in accordance with the SEC rules, to identify the median employee and to calculate the 2023 ratio.
How We Identified the Median Employee
As permitted under the SEC rules, Carrier used the same median employee that it used in its disclosure for fiscal year 2022 since during the company's last completed fiscal year (2023) there has been no material change to its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure.
The following parameters were used for fiscal year 2022 to identify the employee whose pay was at the median of all Carrier employees globally.
Consistently Applied Compensation Measure
The compensation measure we used to identify the median employee was gross cash compensation paid to employees from October 1, 2021, to September 30, 2022. Gross cash compensation varies by country and is based on local pay practices, but generally includes:
▪Base salary (including any local allowances)
▪Incentive pay (including cash bonuses, sales incentives and other variable pay programs)
▪Any other cash awards or payments1
1In some countries, due to differences in payroll systems and local laws and regulations, gains realized on the vesting and/or exercise of equity awards, as well as company contributions to government-sponsored benefit plans, may be included.

56	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Employees Included and Excluded
For the purposes of identifying the median employee, we considered approximately 57,000 active Carrier employees (excluding the CEO, but including all temporary and seasonal employees). These employees were identified as of October 1, 2022, and were located in 46 countries in which Carrier has operations (approximately 12,530 were U.S. based).
We then excluded 2,826 employees from 10 countries under the SEC’s de minimis exemption.2 The remaining population of approximately 54,000 workers in 36 countries represents approximately 95% of active employees on that date.
Methodology and Material Assumptions
Annualized pay. Pay was annualized for employees who worked a partial year between October 1, 2021, and September 30, 2022. Partial-year employees include mid-year hires, employees on paid or unpaid leave, and employees on active military duty.
Foreign exchange rates. Foreign currencies were converted into U.S. dollars as of the applicable measurement dates to determine the median employee and the associated total annual compensation.
Calculating the Ratio
Summary Compensation Table Values
2023 total compensation was calculated for the CEO and the median employee for the full year using the same methodology required by the SEC for reporting in the Summary Compensation Table (see page 49). For the CEO and the median employee, the Summary Compensation Table values include employee fringe benefits, such as company contributions to healthcare and retirement plans.
Results
The 2023 total annual compensation value for Mr. Gitlin was $17,695,200 and for Carrier’s global median employee was $51,614, resulting in a ratio of 343:1.
Comparing Carrier’s Ratio to Other Companies
This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules, as described above. Because applicable SEC rules permit various methodologies, assumptions and exclusions, our CEO pay ratio may not be comparable to ratios calculated and disclosed by other companies.
2The countries and approximate number of Carrier employees excluded from the calculation are as follows: Brazil (314), Bulgaria (14), Denmark (157), Greece (58), Hungary (437), Kuwait (99), Malaysia (261), Poland (1,369), Slovakia (35), Vietnam (82).

2024 Proxy Statement	57

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Pay Versus Performance Disclosure

Year (a)	SUMMARY COMPENSATION TABLE (SCT) TOTAL FOR CEO ($)[1] (b)	COMPENSATION ACTUALLY PAID ("CAP") TO CEO ($)[2] (c)	AVERAGE SCT TOTAL FOR NON-CEO NEOS ($)[3] (d)	AVERAGE CAP TO NON-CEO NEOS ($)[4] (e)	VALUE OF INITIAL FIXED $100 INVESTED BASED ON		NET INCOME (GAAP) REPORTED ($B)[7] (h)	ADJUSTED DILUTED EARNINGS PER SHARE (EPS) ($)[8] (i)
					CUMULATIVE TOTAL SHAREHOLDER RETURN (TSR) ($)[5] (f)	CUMULATIVE DOW JONES INDUSTRIAL INDEX TSR ($)[6] (g)
2023	17,695,200	42,696,403	5,310,858	8,750,047	441	179	1.349	2.73
2022	13,222,247	(20,060,104)	3,819,391	(6,280,707)	317	157	3.534	2.34
2021	14,892,815	61,128,628	4,734,191	17,061,157	417	176	1.664	2.27
2020	15,440,951	64,414,726	5,764,240	18,823,830	287	145	1.982	1.66
1The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Gitlin (our CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Compensation Tables – Summary Compensation Table.”
2The dollar amounts reported in column (c) represent the amount of CAP to Mr. Gitlin, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gitlin during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Gitlin's total compensation for each year to determine the CAP:

Year	REPORTED SCT TOTAL FOR CEO ($)	REPORTED VALUE OF EQUITY AWARDS ($)[a]	EQUITY AWARD ADJUSTMENTS ($)[b]	REPORTED CHANGE IN THE ACTUARIAL PRESENT VALUE OF PENSION BENEFITS ($)[c]	PENSION BENEFIT ADJUSTMENTS ($)[d]	CAP TO CEO
2023	17,695,200	(12,021,241)	37,058,763	(36,319)	—	42,696,403
2022	13,222,247	(9,013,937)	(24,268,414)	—	—	(20,060,104)
2021	14,892,815	(9,067,330)	55,303,143	—	—	61,128,628
2020	15,440,951	(10,997,911)	60,274,303	(302,617)	—	64,414,726
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year for the CEO.
b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vested in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. For 2020 only, the change in fair value uses a starting measurement period beginning at the Separation date of April 3, 2020. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	YEAR-END FAIR VALUE (FV) OF EQUITY AWARDS GRANTED IN THE YEAR ($)	YEAR-OVER- YEAR CHANGE IN FV OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	FV AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR ($)	YEAR-OVER- YEAR CHANGE IN FV OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR ($)	FV AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR ($)	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FV OR TOTAL COMPENSATION ($)	TOTAL EQUITY AWARD ADJUSTMENTS ($)
2023	18,973,490	14,865,035	—	3,220,238	—	—	37,058,763
2022	7,609,658	(30,657,192)	—	(1,220,880)	—	—	(24,268,414)
2021	17,023,203	38,207,535	—	72,405	—	—	55,303,143
2020	35,607,693	21,373,460	—	3,293,150	—	—	60,274,303
c.The amounts included in this column are the amounts reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for each applicable year for the CEO.
d.As described in the Pension Benefits Table on page 53 the PPP, the company's nonqualified and unfunded defined benefit plan, was frozen effective December 31, 2019. Therefore, there are no service costs or prior service costs to report.
3The dollar amounts reported in column (d) represent the average of the amounts reported for the company’s NEOs as a group (excluding Mr. Gitlin, who has served as our CEO since 2020) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Gitlin) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Messrs. Goris, Timperman, White, O'Connor and Nelson; (ii) for 2022 and 2021, Messrs. Goris, Nelson, White and Timperman; and (ii) for 2020, Messrs. Goris, Nelson, McLevish, Appel and O'Connor.
4The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Mr. Gitlin), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Gitlin) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Gitlin) for each year to determine the CAP, using the same methodology described above in Note 2:

58	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

Year	AVERAGE REPORTED SCT TOTAL FOR NON-CEO NEOS	AVERAGE REPORTED VALUE OF EQUITY AWARDS ($)[a]	AVERAGE EQUITY AWARD ADJUSTMENTS ($)[b]	AVERAGE REPORTED CHANGE IN THE ACTUARIAL PRESENT VALUE OF PENSION BENEFITS ($)[c]	AVERAGE PENSION BENEFIT ADJUSTMENTS ($)[d]	AVERAGE CAP TO NON-CEO NEOS
2023	5,310,858	(3,784,413)	7,229,085	(5,483)	—	8,750,047
2022	3,819,391	(2,189,525)	(7,910,573)	—	—	(6,280,707)
2021	4,734,191	(2,724,373)	15,051,339	—	—	17,061,157
2020	5,764,240	(4,198,950)	17,333,302	(74,762)	—	18,823,830
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year for the non-CEO NEOs.
b.The amounts deducted or added in calculating the total average equity award adjustments for non-CEO NEOs in accordance with the methodology outlined in footnote 2(b) above are as follows:

Year	YEAR-END AVERAGE FAIR VALUE (FV) OF EQUITY AWARDS GRANTED IN THE YEAR ($)	YEAR-OVER- YEAR AVERAGE CHANGE IN FV OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	AVERAGE FV AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR ($)	YEAR-OVER- YEAR AVERAGE CHANGE IN FV OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR ($)	AVERAGE FV AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR ($)	AVERAGE VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FV OR TOTAL COMPENSATION ($)	TOTAL AVERAGE EQUITY AWARD ADJUSTMENTS ($)
2023	4,271,355	2,152,742	—	804,988	—	—	7,229,085
2022	1,848,414	(4,513,074)	—	(5,245,913)	—	—	(7,910,573)
2021	4,292,775	9,886,398	—	872,166	—	—	15,051,339
2020	10,834,669	6,498,633	—	—	—	—	17,333,302
c.The amounts included in this column are the total average amounts reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for each applicable year for non-CEO NEOs.
d.As described in the Pension Benefits Table on page 53, the PPP, the company's nonqualified and unfunded defined benefit plan, was frozen effective     December 31, 2019. Therefore, there are no service costs or prior service costs to report.
5Cumulative TSR is calculated by (i) dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment; and (ii) the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period. The company’s TSR and Dow Jones Industrial Index TSR are calculated using a measurement period beginning at the Separation date of April 3, 2020, through and including the end of the applicable fiscal year and based on a fixed investment of $100 at the measurement point.
6Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Dow Jones Industrial Index.
7The dollar amounts reported represent the amount of net income reflected in the company’s audited financial statements for the applicable year.
8Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareowners. The most important financial performance measures used by the company to link executive compensation actually paid ("CAP") to the company’s NEOs, for the most recently completed fiscal year, to the company’s performance are as follows:
▪Relative TSR (the company’s TSR as compared to the Performance Peer Group established by the Compensation Committee)
▪Adjusted EPS
▪Sales
▪Adjusted Operating Profit
▪Free Cash Flow
Analysis of the Information Presented in the Pay Versus Performance Disclosure
While the company utilizes several performance measures to align executive compensation with company performance, not all of those performance measures are presented in the Pay Versus Performance Disclosure Table. Moreover, the company generally seeks to incentivize long-term performance, and, therefore, does not specifically align the company’s performance measures with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Disclosure Table.

2024 Proxy Statement	59

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Compensation Actually Paid and Cumulative TSR
As demonstrated by the CAP vs. Cumulative TSR graph below, the amount of CAP to Mr. Gitlin and the average amount of CAP to the company’s NEOs as a group (excluding Mr. Gitlin) is aligned with the company’s cumulative TSR over the four years presented in the table.
The alignment of CAP with the company’s cumulative TSR over the period presented is the result of a significant portion of the CAP to Mr. Gitlin and to the other NEOs being composed of equity awards. As described in more detail in “Compensation Discussion and Analysis,” the company targets that 75% of the value of total compensation for Mr. Gitlin and more than 60% of the value of total compensation awarded to the other NEOs is to be composed of equity awards, the value of which is 100% performance-based. In addition, since the company's Separation, 75% of the annual LTI Plan awards for Mr. Gitlin and the NEOs have been linked to stock price performance through the use of SARs and the relative TSR metric included in our PSUs.
As reflected in the graphs below, both the company's TSR and our NEO's CAP both increased in 2023, while the company delivered solid financial results and outpaced comparators in the S&P 500 Index and Dow Jones Industrials Index. This further illustrates the strong correlation between delivering shareowner value and our NEO's CAP.

Carrier Cumulative TSR vs. Cumulative TSR of Comparators[1]	CAP vs. Cumulative TSR

$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$287
$417
$317
$441
$151
$194
$154
$192
$145
$176
$157
$179
4/3/2020
12/31/2020
12/31/2021
12/31/2022
12/31/2023
Carrier Global
S&P 500 Index
Dow Jones Industrials Index

$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Cumulative TSR
70
60
50
40
30
20
10
0
-10
-20
-30
CAP ($M)
$64.4M
$61.1M
$42.7M
$18.8M
$7.1M
$8.6M
-$6.3M
-$20.1M
$287
$417
$317
$441
$145
$176
$157
$179
2020
2021
2022
2023
CEO CAP
Avg CAP to NEOs
Co TSR
Industry TSR

1This graph compares the cumulative TSR of our common stock against the cumulative total return of the S&P 500 Index and the Dow Jones Industrials Index for the period from April 3, 2020, to December 31, 2023, assuming in each case a fixed investment of $100 at the respective closing prices of April 3, 2020, the date of Carrier's Separation, including reinvestment of dividends.
Compensation Actually Paid and Net Income
As demonstrated by the graph below, the CAP to Mr. Gitlin and the average amount of CAP to the company’s NEOs as a group (excluding Mr. Gitlin) is generally aligned with the company’s net income over the four years presented in the table, with the exception of 2022. In 2023, the CAP to Mr. Gitlin and the company's other NEOs increased as the company delivered solid financial results. As noted previously, the 2022 GAAP Net Income was significantly higher than in other years due to proceeds received from the divestiture of the Chubb business, which occurred in January 2022.
While the company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of adjusted operating profit, which is a performance metric in the company's Annual Bonus Plan. As described in more detail in "Compensation Discussion and Analysis,” approximately 18% of the value of total target compensation awarded to the NEOs consists of amounts determined under the company's Annual Bonus Plan.

CAP vs. GAAP Net Income

Net Income ($B)
CAP ($M)
$64.4M
$61.1M
$3.53
$42.7M
$18.8M
$7.1M
$1.98
$1.66
$8.6M
$1.35
-$6.3M
-$20.1M
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
70
60
50
40
30
20
10
0
-10
-20
-30
2020
2021
2022
2023
CEO CAP
Avg CAP to NEOs
Net Income

60	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Compensation Actually Paid and Adjusted Earnings Per Share
As demonstrated by the following graph, the CAP to Mr. Gitlin and the average CAP to the company’s NEOs as a group (excluding Mr. Gitlin) is generally aligned with the company’s adjusted EPS over the four years presented in the table. Adjusted EPS represents diluted earnings per share, excluding restructuring costs, amortization of acquired intangibles and other significant items. While the company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the company’s compensation programs, the company has assessed and determined that adjusted EPS is the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link NEO's CAP to company performance.
In support of this determination, the company utilizes adjusted EPS when setting goals in the company’s LTI compensation program, comprised of SARs and PSUs in 2023. The company targets 75% of the value of total compensation for Mr. Gitlin and more than 60% of the value of total compensation awarded to the NEOs is to be comprised of equity awards, of which 100% is performance-based with a specific emphasis on stock price. 50% of the PSUs awarded to Mr. Gitlin and the NEOs in 2023 are linked to the company's adjusted EPS CAGR over a three-year performance period.
Adjusted EPS has increased each of the four years following the company's Separation in 2020, further highlighting the company's exceptional financial performance and creation of shareowner value during this time. As noted previously, CAP declined in 2022 due to stock price decline, despite continuing to deliver solid financial results, including a 3% increase in adjusted EPS.

CAP vs. Adjusted EPS

Adjusted EPS
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
CAP ($M)
70
60
50
40
30
20
10
0
-10
-20
-30
$64.4M
$18.8M
$1.66
$61.1M
$7.1M
$2.27
-$20.1M
-$6.3M
$2.34
$42.7M
$8.6M
$2.73
2020
2021
2022
2023
CEO CAP
Avg CAP to NEOs
Adjusted EPS

2024 Proxy Statement	61

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
AUDIT MATTERS
Report of the Audit Committee
The Audit Committee assists the Board in its oversight responsibilities relating to: the integrity of Carrier’s financial statements; the independence, qualifications and performance of Carrier’s internal and external auditors; the company’s compliance with its policies and procedures, internal controls, Code of Ethics and applicable laws and regulations; policies and procedures with respect to risk assessment and management; and such other responsibilities as delegated by the Board from time to time. The Audit Committee’s specific responsibilities and duties are set forth in the Audit Committee Charter, which is available on the company’s website (see page 10).
Management has the primary responsibility for the financial statements and the financial reporting processes, including the system of internal accounting controls. PricewaterhouseCoopers LLP ("PwC"), an independent registered public accounting firm and the company’s independent auditor, is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles in the United States (“GAAP”) and on the effectiveness of the company's internal control over financial reporting.
In performing its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditor the company’s audited financial statements for the year ended December 31, 2023, as well as the representations of management and the independent auditor's opinion thereon regarding the company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. The Audit Committee discussed with PwC and Carrier’s internal auditors the overall scope and plans for their respective audits. The Audit Committee met with PwC and the internal auditors, with and without management present, to discuss the results of their examinations, the evaluation of Carrier's internal controls, management's representations regarding internal control over financial reporting and the overall quality of Carrier’s financial reporting.
The Audit Committee has discussed with PwC the matters required by the applicable requirements of the Public Company Accounting and Oversight Board (“PCAOB”). It also has discussed with PwC its independence from Carrier and its management, including the written disclosures and letter from PwC required by the applicable requirements of the PCAOB. The Audit Committee has concluded that PwC’s provision of non-audit services as described in the table on page 63 is compatible with PwC’s independence.
PwC represented to the Audit Committee that Carrier’s audited financial statements were fairly presented in accordance with GAAP. Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in Carrier’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC. The Audit Committee recommended to the Board, and the Board approved, the appointment of the firm of PwC as Carrier’s independent auditor for 2024.
Audit Committee
Charles M. Holley, Jr. Chair
Susan N. Story
Michael A. Todman
Virginia M. Wilson

62	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

PROPOSAL 3
Ratify Appointment of Independent Auditor for 2024
WHAT ARE YOU VOTING ON?
As required by our Bylaws, we are asking shareowners to vote on a proposal to ratify the appointment of a firm of independent registered public accountants to serve as Carrier’s independent auditor until the next annual meeting. PricewaterhouseCoopers LLP, an independent registered public accounting firm, served as Carrier’s independent auditor in 2023, and the Audit Committee has appointed, and the Board has approved, the firm to serve again as Carrier’s independent auditor for 2024 until the next Annual Meeting in 2025, subject to shareowner ratification.

BOARD RECOMMENDATION: Vote FOR

Frequently Asked Questions About the Auditor
How Is the Auditor Reviewed by the Company?
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the company’s independent auditor. To fulfill this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence, and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm to serve in that capacity.
Is the Audit Partner Rotated?
In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements that limit the number of consecutive years a partner may provide service to our company. For lead and concurring audit partners, the maximum number of consecutive years of service in that role is five. The selection process for the lead audit partner pursuant to this rotation policy includes meetings between the chair of the Audit Committee and several candidates.
Will the Auditor Participate in the Annual Meeting?
Representatives of PwC will attend the 2024 Annual Meeting. They will be available to respond to appropriate shareowner questions and will have the opportunity to make a statement if they desire to do so.
What Happens if Shareowners Do Not Ratify the Appointment of PwC?
The vote is an advisory vote and, therefore, it is not binding. The Board, however, would reconsider the appointment if the proposal is rejected by shareowners.
What Were the Auditor’s Fees in 2023 and 2022?

(IN THOUSANDS)	AUDIT($)	AUDIT-RELATED($)	TAX($)	ALL OTHER($)	TOTAL($)
2022	14,950	456	2,750	384	18,540
2023	26,658	380	9,875	268	37,181
Audit Fees. Fees in 2023 and 2022 include fees for the audit of Carrier’s consolidated annual financial statements, the review of interim financial statements in Carrier’s quarterly reports on Form 10-Q and the performance of audits in accordance with statutory requirements, fees associated with the issuance of comfort letters and consents, and fees for the audit of the effectiveness of Carrier's internal control over financial reporting. Fees in 2023 also include fees associated with carve-out audit and review procedures associated with Carrier's announced portfolio transformation and the issuance of comfort letters and consents associated with our acquisition of the VCS Business. Audit fees for statutory audits were $7.3 million in 2023 and $6.2 million in 2022.
Audit-Related Fees. Fees in 2023 and 2022 include audit-related fees for employee benefit plan audits, advice regarding the application of generally accepted accounting principles for proposed transactions, special reports pursuant to agreed-upon procedures, contractually required audits and compliance assessments, and pre-implementation reviews of processes or systems.

2024 Proxy Statement	63

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Tax Fees. In 2023, tax fees included approximately $0.1 million for U.S. and non-U.S. tax compliance, related planning and assistance with tax refund claims and expatriate tax services, and approximately $9.8 million for tax consulting and advisory services. Of the $9.8 million, approximately $6.0 million represent non-recurring fees related to work performed to support Carrier's announced portfolio transformation, including legal entity separation activity. In 2022, tax fees included approximately $600,000 for U.S. and non-U.S. tax compliance, related planning and assistance with tax refund claims and expatriate tax services, and approximately $2.2 million for tax consulting and advisory services.
All Other Fees. In 2023 and 2022, all other fees primarily consisted of due diligence services and accounting research software.
How Does the Audit Committee Monitor and Control Non-Audit Services?
The Audit Committee has adopted procedures requiring its review and approval in advance of all non-audit services provided by the company’s independent auditor. All of the engagements and fees for 2023 and 2022 were approved by the Audit Committee. The Audit Committee reviews with PwC whether the non-audit services to be provided are compatible with maintaining the firm’s independence. The Board also has adopted the policy that in any year fees paid to the independent auditor for non-audit services shall not exceed the fees paid for audit and audit-related services. Non-audit services consist of those described above, as included in the tax fees and all other fees categories.
Why Should I Vote For This Proposal?
The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in the best interest of the company and our shareowners.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the company’s independent auditor for 2024.

64	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix

PROPOSAL 4
Shareowner Proposal – Transparency in Lobbying
WHAT ARE YOU VOTING ON?
We have been advised by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, that he has continuously owned no fewer than 50 shares of Carrier common stock since October 1, 2020, and that he intends to present the shareowner proposal and supporting statement set forth below on this page 65 for consideration at the 2024 Annual Meeting. We are not responsible for its accuracy or content.

BOARD RECOMMENDATION: Vote AGAINST – see Statement by our Board of Directors on pages 66 to 67

Shareowner Proposal and Supporting Statement
Proposal 4 – Transparency in Lobbying
Resolved, the shareowners of Carrier request the preparation of a report, updated annually, disclosing:
1Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2Payments by Carrier used for (a) director or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3Carrier's membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4Description of management's decision-making process and the Board's oversight for making payments described above.
For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Carrier is a member.
Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.
The report shall be presented to the Governance Committee and posted on Carrier's website.
Supporting Statement
Full disclosure of Carrier's lobbying activities and expenditures is needed to assess whether its lobbying is consistent with its expressed goals and shareowner interests. Carrier spent $5 million from 2020 - 2022 on federal lobbying. This does not include state lobbying, where Carrier also lobbies but disclosure is uneven or absent. For example, Carrier spent $318,296 on lobbying in California from 2020-2022.
Companies can give unlimited amounts to third party groups that spend millions on lobbying and often undisclosed grassroots activity. These groups may be spending "at least double what's publicly reported."1 Carrier fails to disclose its payments to trade associations and social welfare (SWGs), or the amounts used for lobbying, to shareowners. Carrier discloses memberships in the Business Roundtable and National Association of Manufacturers (NAM), which together have spent over $600 million on federal lobbying since 1998.
Carrier's lack of disclosure presents reputational risk when its lobbying contradicts company public positions. For example, Carrier publicly supports addressing climate change and, as a provider of healthy, safe, sustainable and intelligent building and cold chain solutions, ranked eighth on Barron's 2023 list of the 100 most sustainable companies.2 Yet the Business Roundtable opposed the Inflation Reduction Act and its historic investments in climate action3 and NAM leverages its "influence to obstruct climate policy progress in the U.S. at the federal, state and local levels."4 And while Carrier does not belong to the controversial American Legislative Exchange Council, which is attacking "woke" investing,5 it was represented by NAM, which previously sat on its Private Enterprise Advisory Council.6
Reputational damage stemming from these misalignments could harm shareowner value. Thus it will be a best practice for Carrier to expand its lobbying disclosure.
1    https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported.
2    https://www.prnewswire.com/news-releases/carrier-ranks-no-8-on-barrons-100-most-sustainable-companies-2023-list-301763675.html.
3    https://www.theguardian.com/environment/2022/aug/19/top-us-business-lobby-group-climate-action-business-roundtable.
4    https://www.greenbiz.com/article/dont-play-both-sides-take-3-steps-now-fix-your-trade-group-gap.
5    https://www.wbur.org/hereandnow/2023/03/22/esg-investing-fossil-fuels.
6    https://www.exposedbycmd.org/2023/02/03/alec-expands-private-board-of-directors-with-woke-capitalism-fighters/.

2024 Proxy Statement	65

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Statement by Our Board of Directors Against Proposal 4
Our Board of Directors unanimously recommends a vote AGAINST this shareowner proposal. The Board reviewed Proposal 4 and, for the following reasons, has determined that its approval would not be in the best interests of the company or our shareowners.
The Board believes it is in the best interests of our shareowners and other stakeholders for Carrier to be an effective participant in the legislative and regulatory process.
We are subject to extensive regulation at the federal, state and local levels. Legislative and regulatory initiatives across a broad spectrum of policy areas often have significant effects on our business, employees, customers and the communities that we serve. Carrier believes that participating in the legislative and regulatory process (including lobbying and maintaining memberships in trade associations) benefits our shareowners and stakeholders, enhances shareholder value, and is an important part of responsible corporate citizenship.
Carrier has already adopted effective policies and procedures related to its lobbying activities and compliance. Further, these policies and procedures, and much of the other information requested by the proposal, are publicly disclosed.
Because Carrier believes that participation in the legislative and regulatory process is important, the Board and management have adopted and publicly disclosed detailed policies and procedures related to such activities, including the following:
▪Policies and Procedures Governing Lobbying. Carrier's Corporate Policy Manual Sections 12 and 12A sets forth policies and procedures that address, among other things, Carrier’s political and public policy advocacy, including lobbying activity. The Corporate Policy Manual is already publicly available on the Carrier website at www.corporate.carrier.com under Corporate Responsibility – Governance.
These corporate policies require that all lobbying (undertaken by Carrier employees or lobbyists on our behalf) must be pre-approved by and coordinated with Carrier’s Office of Global Government Relations. All lobbying reports required to be filed for federal or state lobbyists and any grassroots efforts are reviewed and approved in advance by Carrier’s Vice President – Global Government Relations or his designee. These reports are publicly available. Written or oral testimony submitted to any legislative or administrative bodies must also be pre-approved by Carrier’s Vice President of Global Government Relations and Chief Legal Officer. Finally, our lobbying activities must also comply with our Code of Ethics, which is publicly available on the Carrier website at www.corporate.carrier.com/ under Corporate Responsibility – Governance – Ethics and Compliance.
▪Payments Used for Lobbying and Disbursements by Carrier PAC. Carrier publicly discloses federal lobbying expenditures at https://disclosurespreview.house.gov. As required by law, we file quarterly reports that (i) disclose our lobbying expenditures, which include dues paid to membership organizations and (ii) detail our lobbying activities. We report these expenditures based on the Internal Revenue Code’s definition for such expenses, which is broader than what is required by federal law and the definition used by some of our competitors, but which we believe is a more comprehensive disclosure. This may result in our lobbying expenditures appearing larger than some of our competitors’ lobbying expenditures.
▪Carrier files publicly available lobbying reports with state and local agencies as required by state and local law. Further, contributions by Carrier’s political action committee ("Carrier PAC") are also disclosed on the Federal Election Commission’s website available at www.fec.gov/data. Carrier PAC's contributions to candidates for U.S. federal and state/local office are subject to the strict limits set out in Carrier’s Corporate Policy Manual. Carrier adheres to all applicable U.S. laws and regulations with respect to the operation of the Carrier PAC. Additionally, Carrier's Corporate Policy Manual generally prohibits direct corporate political contributions to federal, state and local candidates.
▪Dues for Tax-Exempt, Lobbying Organizations. Carrier is a member of various trade organizations that engage in lobbying and other political activities to advocate and protect Carrier, our industry and the customers who rely on our products and services. Carrier is not a member of any organization dedicated to drafting model legislation, although we belong to groups that represent the interests of their members and such groups' advocacy may result in the drafting of legislative language for specific purposes. Our participation in trade associations is subject to management oversight and membership requires management approval pursuant to the Government Relations Policy in our Corporate Policy Manual.
▪Decision-Making and Oversight for Lobbying-Related Payments. Carrier’s decision-making and oversight process for lobbying-related payments is already disclosed to Carrier’s shareholders. As described in our Board Governance Committee Charter (which is available on our website at www.corporate.carrier.com under Corporate Responsibility – Governance), our Governance Committee, composed solely of independent directors, assists the Board in overseeing Carrier’s government relations and positions on significant public issues, including the Carrier PAC and political expenditures. The Governance Committee reviews and discusses the Company’s political activities, including lobbying activities and expenditures. Our Office of Global Government Relations, which is managed by our Vice President – Global Government Relations, oversees our lobbying activities.

66	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
The Board believes expanded disclosure would put Carrier at a competitive disadvantage by adding unnecessary cost and revealing our strategies and priorities in the legislative and regulatory process.
Any unilateral expanded disclosure could benefit parties with interests adverse to Carrier or those motivated by special or short-term interests, to pressure us to alter our political participation in a manner that could harm the interests of Carrier and our shareowners.
Conclusion
In light of Carrier's existing robust disclosure of its policies, procedures, management and Board oversight of its political giving and lobbying activities, we do not believe the benefits, if any, of additional disclosures as requested by the proponent, justify the costs and risks to Carrier associated therewith. Any potential value provided by the requested additional disclosures does not merit the resources required to provide the report requested by the proposal.

The Board unanimously recommends a vote AGAINST this shareowner Proposal 4.

2024 Proxy Statement	67

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

YOUR VOTE is important
Why Am I Being Provided with These Proxy Materials?
We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our 2024 Annual Meeting of Shareowners and at any postponed or reconvened meeting.

When and Where Is the Annual Meeting?
The 2024 Annual Meeting will be held on April 18, 2024, at 8:30 a.m. Eastern time, in a virtual-only format.
Who Can Attend the Meeting and Vote?
Shareowners are eligible to attend the 2024 Annual Meeting of Shareowners and vote if they owned shares of Carrier common stock at the close of business on February 27, 2024, which is referred to as the “record date."
May I Vote and Ask Questions In Advance of the Meeting?
Yes. Eligible shareowners may vote in advance of the Annual Meeting via internet and telephone until 11:59 p.m. Eastern time on April 17, 2024, and via mail – please see page 70 for detailed instructions – and may submit questions in advance of the Annual Meeting via internet at www.proxyvote.com until 11:59 p.m. Eastern time on April 17, 2024.
How May I Attend the Meeting?
Eligible shareowners will be able to attend the Annual Meeting virtually, but not in person, by accessing a live audio webcast via internet at www.virtualshareholdermeeting.com/CARR2024. Once on that website, eligible shareowners will need to log in using the control number on their proxy card, voting instruction form or notice regarding the availability of proxy materials. Eligible shareowners may log in at www.virtualshareholdermeeting.com/CARR2024 beginning at 8:15 a.m. Eastern time on April 18, 2024.
How Can I Participate During the Meeting?
We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as shareowners would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Shareowners will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CARR2024, as further described above.
The virtual Annual Meeting format allows shareowners to communicate with Carrier during the Annual Meeting so they can ask questions of Carrier’s management and Board, as appropriate. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CARR2024, clicking the Q&A button on your screen and typing your question into the provided text field.
We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our Investor Relations website, www.carrier.com, as soon as practicable after the Annual Meeting.
Additional information regarding the ability of shareowners to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/CARR2024.

68	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Who can I contact if I have technical difficulties accessing or participating in the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion. Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/CARR2024. The virtual Annual Meeting platform is fully supported across browsers (Chrome, Edge, Firefox and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection if you intend to attend and/or participate in the Annual Meeting.
Does the Company Have a Policy Requiring That Directors Attend Annual Meetings?
The company does not have a written policy requiring that directors attend the Annual Meeting, but directors are encouraged to do so unless there is an unavoidable scheduling conflict. This year, while the company is not hosting an in-person meeting, directors are similarly encouraged to participate unless they have a conflict. All of our directors at the time attended the 2023 Annual Meeting, which was held virtually.
What is the Quorum Requirement for the Annual Meeting?
Under the company’s Bylaws, a quorum is required to transact business at the Annual Meeting. The owners of a majority of the outstanding shares of Carrier common stock as of the record date, present either in person or by proxy and entitled to vote, will constitute a quorum. As of the record date, 900,102,917 shares of Carrier common stock were issued and outstanding.

2024 Proxy Statement	69

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
How Do I Vote?
Registered Shareowners

BY THE INTERNET
Before the meeting you can vote online at: www.proxyvote.com.
VOTE BY TELEPHONE
In the United States or Canada, you can vote by using any touch-tone telephone and calling the phone number shown on your voting materials. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m. Eastern time on April 17, 2024.
To authenticate your internet or telephone vote, you will need to enter your voter control number as shown on the voting materials you received. If you vote online or by telephone, you do not need to return a proxy card or voting instruction card.

VOTE BY MAIL
You can mail the proxy card or voting instruction form enclosed with your printed proxy materials. Mark, sign and date your proxy card or voting instruction form, and return it in the prepaid envelope we have provided or in an envelope addressed to:
Vote Processing
c/o Broadridge Financial Solutions
51 Mercedes Way
Edgewood, NY 11717
Please allow sufficient time for the delivery of your proxy card if you vote by mail.
VOTE DURING THE ANNUAL MEETING
During the meeting go to www.virtualshareholdermeeting.com/CARR2024 and log in using your voter control number. See page 68 for more information about the virtual meeting.
If you have already voted online, by telephone or by mail, then your vote during the Annual Meeting will supersede your earlier vote.

Beneficial Shareowners
If you own shares in street name through an account with a bank, brokerage firm or other intermediary, then your intermediary will send you printed copies of the proxy materials or provide instructions on how to access proxy materials electronically. You are entitled to direct the intermediary how to vote your shares by following the voting instructions that the intermediary provides to you.
Changing Your Vote
If you are a registered shareowner:

▪If you voted by telephone or the internet, access the method you used and follow the instructions given for revoking a proxy.
▪If you mailed a signed proxy card, mail a new proxy card with a later date, which will override your earlier proxy card.

▪Write to the Carrier Corporate Secretary (see page 73 for contact information) providing your name and account information, but allow sufficient time for delivery.
▪Vote during the virtual Annual Meeting.

If you are a beneficial shareowner, ask your bank, brokerage firm or other intermediary about how to revoke or change your voting instructions.

70	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
How Will My Shares Be Voted?
Each share of Carrier common stock is entitled to one vote. Your shares will be voted in accordance with your instructions. In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or the internet, the proxy holders – who are the individuals identified on your proxy card – will have the discretion to vote your shares on any matters not identified in this Proxy Statement that are brought to a vote at the Annual Meeting. Shareowners are not permitted to vote for a greater number of persons for election as directors than the number of nominees named in this Proxy Statement.
If your shares are registered in your name and you sign and return a proxy card or vote by telephone or the internet but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares through an account with a broker and do not give voting instructions on a matter, your broker is permitted under NYSE rules to vote your shares in its discretion only on Proposal 3 (Ratify Appointment of Independent Auditor for 2024) and is required to withhold a vote on each of the other Proposals, resulting in a so-called “broker non-vote.” The impact of abstentions and broker non-votes on the overall voting results is shown in the table below.
How Do Voting Abstentions and Broker Non-Votes Affect the Voting Results?

MATTER	VOTE REQUIRED FOR APPROVAL	IMPACT OF ABSTENTIONS	IMPACT OF BROKER NON-VOTES

Election of Directors	Votes FOR a nominee must exceed 50% of the votes cast.	Not counted as votes cast. No impact on outcome.	Not counted as votes cast. No impact on outcome.

Advisory Vote to Approve Named Executive Officer Compensation	Votes FOR the proposal must exceed votes AGAINST it.	Counted as shares present, or represented by proxy and entitled to vote on the matter. Impact is same as a vote AGAINST.	Not counted as shares present, or represented by proxy and entitled to vote on the matter. No impact on outcome.

Ratify Appointment of Independent Auditor for 2024	Votes FOR the proposal must exceed votes AGAINST it.	Counted as shares present, or represented by proxy and entitled to vote on the matter. Impact is same as a vote AGAINST.	Not applicable. There will not be broker non-votes because brokers are permitted to vote your shares on this item in their discretion.

Shareowner proposal regarding transparency in lobbying	Votes FOR the proposal must exceed votes AGAINST it.	Counted as shares present, or represented by proxy and entitled to vote on the matter. Impact is same as a vote AGAINST.	Not counted as shares present, or represented by proxy and entitled to vote on the matter. No impact on outcome.
What Happens if a Director in an Uncontested Election Receives More Votes “Against” Than “For” His or Her Election?
In an uncontested election of directors, any nominee for director who is an incumbent director and who receives a greater number of votes cast “Against” than votes “For” his or her election must, under Carrier’s Corporate Governance Principles, promptly tender his or her resignation to the Chair of the Governance Committee following certification of the shareowner vote. The Governance Committee must promptly make a recommendation to the Board about whether to accept or reject the tendered resignation. The director who tendered a resignation may not participate in the Governance Committee’s recommendation or the Board’s consideration.
Under our Corporate Governance Principles, the Board must act on the Governance Committee’s recommendation no later than 90 days after the date of the shareowners’ meeting. Regardless of whether the Board accepts or rejects the resignation, Carrier must promptly file a Report on Form 8-K with the SEC that explains the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.
If a director’s resignation is accepted, the Governance Committee also will recommend to the Board whether to fill the vacancy or to reduce the size of the Board. Under Carrier’s Bylaws, a vacancy arising in these circumstances may be filled at the discretion of the Board by a majority vote of the directors or at a special meeting of shareowners called by the Board.

2024 Proxy Statement	71

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Who Counts the Votes?
Broadridge Financial Solutions (“Broadridge”), an independent entity, will tabulate the votes. A representative of Broadridge will act as the independent Inspector of Election for the Annual Meeting and in this capacity will supervise the voting and certify the results.
Broadridge has been instructed to keep the vote of each shareowner confidential, and the vote may not be disclosed except in legal proceedings or for the purpose of soliciting shareowner votes in a contested proxy solicitation.
How May the Company Solicit My Proxy?
Employees of Carrier may solicit proxies on behalf of the Board by mail, email, in person and by telephone. These employees will not receive any additional compensation for these activities. Carrier will bear the cost of soliciting proxies and will reimburse banks, brokerage firms and other intermediaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareowners. Carrier has retained Innisfree M&A Incorporated to assist in soliciting proxies for a fee of $25,000 plus expenses.
Why Did I Receive a Notice of Internet Availability?
To conserve natural resources and reduce costs, we are sending most shareowners a Notice of Internet Availability of Proxy Materials (“Notice”), as permitted by SEC rules. The Notice explains how you can access Carrier’s proxy materials on the internet and, if you prefer, how to obtain printed copies. The Notice also explains how you can choose print delivery of proxy materials for future annual meetings.
How Can I Receive My Proxy Materials Electronically?
To conserve natural resources and reduce costs, we encourage shareowners to access their proxy materials electronically. If you are a registered shareowner, you can sign up at www.computershare-na.com/green to get electronic access to proxy materials for future meetings, rather than receiving them in the mail. Once you sign up, you will receive an email each year explaining how to access Carrier’s Annual Report and Proxy Statement and how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.
If you are a beneficial shareowner, you may obtain electronic access to proxy materials by contacting your bank, brokerage firm or other intermediary, or by contacting Broadridge at www.investordelivery.com.
What Materials Are Mailed to Me When I Share the Same Address as Another Carrier Shareowner?
If you share an address with one or more other Carrier shareowners, you may have received only a single copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials for your entire household. This practice, known as “householding,” is intended to reduce printing and mailing costs.
If you are a registered shareowner and you prefer to receive a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding” and receive a single copy, please contact Computershare at 1-866-507-8028. Written requests may be sent to Computershare Trust Company, N.A. by mail to P.O. Box 43006, Providence, RI 02940-3006 or by courier delivery to 150 Royall Street, Suite 101, Canton, MA 02021. If you are a beneficial shareowner, please contact your bank, brokerage firm or other intermediary to make your request. There is no charge for separate copies.
Will Any Other Business be Presented at the Annual Meeting?
As of the date of this Proxy Statement, the Board knows of no other matter that will be properly presented for shareowner action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareowners properly comes before the Annual Meeting, then the individuals acting under the proxies solicited by the Board will have the discretion to vote on those matters for you.

72	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
How Do I Submit Proposals and Nominations for the 2025 Annual Meeting?
Shareowner Proposals Included in the Proxy Statement
To submit a shareowner proposal to be considered for inclusion in Carrier’s Proxy Statement for the 2025 Annual Meeting under SEC Rule 14a-8, you must send the proposal to our Corporate Secretary. The Corporate Secretary must receive the proposal in writing by November 5, 2024.
Shareowner Proposals Introduced at the 2025 Annual Meeting
To introduce a proposal for vote at the 2025 Annual Meeting (other than a shareowner proposal included in the Proxy Statement in accordance with SEC Rule 14a-8), Carrier’s Bylaws require that the shareowner send advance written notice to the Carrier Corporate Secretary at the company's principal executive offices (at the address below) for receipt no earlier than December 19, 2024, and no later than January 18, 2025. This notice must include the information specified by Section 1.9 of the Bylaws, a copy of which is available on our website (see page 10).
Director Nominations Submitted for the 2025 Annual Meeting
Carrier’s Bylaws require that a shareowner who wishes to nominate a candidate for election as a director at the 2025 Annual Meeting (other than pursuant to the “proxy access” provisions of Section 1.16 of the Bylaws) must send advance written notice to the Carrier Corporate Secretary at the company's principal executive offices for receipt no earlier than December 19, 2024, and no later than January 18, 2025. This notice must include the information, documents and agreements specified by Section 1.9 of the Bylaws, a copy of which is available on our website (see page 10).
Director Nominations by Proxy Access
Carrier’s Bylaws require that an eligible shareowner who wishes to have a nominee of that shareowner included in Carrier’s proxy materials for the 2025 Annual Meeting pursuant to the “proxy access” provisions of Section 1.16 of our Bylaws must send advance written notice to the Carrier Corporate Secretary for receipt no earlier than October 6, 2024, and no later than November 5, 2024. This notice must include the information, documents and agreements specified by Section 1.16 of the Bylaws, a copy of which is available on our website (see page 10).
Solicitation of Proxies in Support of Non-Company Director Nominees
To comply with the universal proxy rules, shareowners who intend to solicit proxies in support of director nominees other than the company's nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than February 17, 2025.
How Do I Contact the Corporate Secretary’s Office?
Shareowners may contact Carrier’s Corporate Secretary’s Office in one of the three methods shown below:

WRITE A LETTER	SEND AN EMAIL	CALL

Carrier Corporate Secretary Carrier Global Corporation 13995 Pasteur Boulevard Palm Beach Gardens, FL 33418	corpsec@carrier.com	1-561-365-2335

Our Bylaws and other governance documents are available under the Corporate Responsibility section of the company’s website (see page 10).

2024 Proxy Statement	73

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
OTHER IMPORTANT INFORMATION
Cautionary Note Concerning Factors That May Affect Future Results
This Proxy Statement contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, Carrier’s plans with respect to our indebtedness, statements with respect to current and future implications of corporate responsibility and sustainability topics, research, development and anticipated technology developments, anticipated impacts of our products including with respect to our customers’ goals relating to sustainability targets and otherwise, anticipated impacts of our portfolio transformation, anticipated impacts of our compensation programs, secular and macroeconomic trends, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.
In addition, our 2023 Annual Report on Form 10-K includes important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. See the Notes to the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K under the heading “Note 23 – Commitments and Contingent Liabilities,” the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Results of Operations,” “Liquidity and Financial Condition,” and “Critical Accounting Estimates,” and the section entitled “Risk Factors.” Our 2023 Annual Report on Form 10-K also includes important information as to these factors in the “Business” section under the headings “General,” “Other Matters Relating to Our Business as a Whole,” and in the “Legal Proceedings” section. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise any such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Corporate Governance Information, Our Code of Ethics and How to Contact the Board
Carrier’s Corporate Governance Principles (and related documents), the charters for each committee, our Code of Ethics and excerpts from our Corporate Policy Manual are available on Carrier’s website provided on page 10. Printed copies will be provided, without charge, to any shareowner upon a request addressed to the Corporate Secretary through the contact information provided on page 73.
Our Code of Ethics applies to all directors and employees, including the principal executive, and financial and accounting officers.
Shareowners and other interested persons may send communications to the Board, the Lead Independent Director or one or more independent directors by: (i) using the contact information provided on the Corporate Responsibility section of Carrier’s website (see page 10); (ii) letter addressed to the Carrier Corporate Secretary (see page 73 for contact information); or (iii) using Carrier’s Anonymous Reporting program (contact information is available on Carrier's website provided on page 10). Communications relating to Carrier’s accounting, internal controls, auditing matters or business practices will be reviewed by the Chief Compliance Officer and reported to the Audit Committee pursuant to Carrier’s Corporate Governance Principles. All other communications will be reviewed by the Corporate Secretary and reported to the Board, as appropriate, pursuant to our Corporate Governance Principles.
Transactions With Related Persons
Carrier has a written policy, which is available on our website (see page 10), for the review of transactions with related persons. The Related Person Transactions Policy requires review, approval or ratification of transactions in which Carrier is a participant and in which a Carrier director, executive officer, a beneficial owner of more than 5% of Carrier’s outstanding shares, or an immediate family member of any of the foregoing persons has a direct or indirect material interest. Any such transaction must be reported for review by the Corporate Secretary who will, in consultation with the company’s Chief Compliance Officer, assess whether the transaction is a transaction with a related person, as that term is defined under Carrier’s policy. Following this review, the Board’s Governance Committee will then determine whether the transaction can be approved or not, based on whether the transaction is determined to be in, or not inconsistent with, the best interests of Carrier and its shareowners. In making this determination, the Governance Committee takes into consideration, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available in transactions with unaffiliated third parties under the same or similar circumstances and the extent of the related person’s interest in the transaction.

74	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Each director and executive officer completes and signs a questionnaire at the end of each fiscal year to confirm that there are no material relationships or related person transactions between such individuals and Carrier other than those previously disclosed to the company. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations.
Carrier’s policy generally permits the employment of relatives of related persons possessing the requisite skills and qualifications consistent with Carrier’s policies and practices for employing a non-related person in similar circumstances, provided the employment is approved by the Senior Vice President & Chief Human Resources Officer and the Chief Compliance Officer.
As previously disclosed, on January 2, 2024, we completed our acquisition of the VCS Business. Upon the completion of the acquisition, Max Viessmann was appointed as a member of the Board. In light of Mr. Viessmann’s current service as Chief Executive Officer and a member of the Executive Board of Viessmann Group, and the ownership by Mr. Viessmann, together with other members of the Viessmann family, of a majority of the capital stock of Viessmann Group, Viessmann Group became a “related party” of Carrier. Since the beginning of our last fiscal year until on or about February 20, 2024, the amount of our payments to Viessmann Group in connection with the agreements described below have amounted to approximately $11.3 billion, excluding 58,608,959 shares of our common stock paid as partial consideration for the acquisition. In connection with the acquisition, Carrier has entered into the following agreements with Viessmann Group:
Share Purchase Agreement pursuant to which we acquired the VCS Business, which was entered into on April 25, 2023, and which contained certain closing conditions and termination rights, as well as customary representations, warranties and covenants and which provides that, for specified time periods following the closing of the acquisition and subject to certain exceptions, certain aspects of the VCS Business will be operated as they were at the time of the execution of the Share Purchase Agreement;
Investor Rights Agreement under which Viessmann Group has the right to nominate one member of our Board for a period of ten years following the closing of the acquisition, has agreed to certain voting restrictions, and has customary standstill, lockup and transfer restrictions, and customary resale, demand and piggyback registration rights;
License Agreement through which Viessmann Group has granted an exclusive, worldwide license to use the “Viessmann” trademarks in connection with the Viessmann Group in exchange for an annual royalty of €12 million for the first five years of the term of the License Agreement and royalties thereafter determined based on net sales of licensed products sold by us for the remainder of the term;
Transitional Services Agreement under which each of Carrier and Viessmann Group will provide to the other on an interim, transitional basis, various services for agreed-upon charges; and
Additional Agreements entered into, or that Carrier and Viessmann Group intend to enter into, including framework agreements, lease agreements and a paying agent agreement providing for payments to certain Viessmann Group employees.
Incorporation by Reference
In connection with our discussion of director and executive compensation, we have incorporated by reference in this Proxy Statement certain information from Note 14 – Stock-Based Compensation to the Consolidated Financial Statements in Carrier’s 2023 Annual Report on Form 10-K filed with the SEC on February 6, 2024; these are the only portions of such filings that are incorporated by reference in this Proxy Statement.
The company shall deliver, without charge, a copy of Carrier’s 2023 Annual Report on Form 10-K (excluding exhibits) to shareowners who make a request to the Corporate Secretary through the contact information provided on page 73.
References in this Proxy Statement to our website or third party websites are for the convenience of readers, and information and documents available at or through such websites are not incorporated by reference in this Proxy Statement.
Company Names, Trademarks and Trade Names
Carrier Global Corporation and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or trade names of Carrier Global Corporation and its subsidiaries. Names, abbreviations of names, logos and products and service designators of other companies and organizations are either the registered or unregistered trademarks or trade names of their respective owners. As used herein, the terms “we,” “us,” “our,” “the company” or “Carrier,” unless the context otherwise requires, mean Carrier Global Corporation and its subsidiaries.

2024 Proxy Statement	75

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
APPENDIX A: RECONCILIATION OF GAAP MEASURES TO CORRESPONDING NON-GAAP MEASURES
Operating Profit, Operating Margin and Earnings Per Share

(UNAUDITED)
	FOR THE YEAR ENDED DECEMBER 31, 2023				FOR THE YEAR ENDED DECEMBER 31, 2022
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	REPORTED	ADJUSTMENTS		ADJUSTED	REPORTED	ADJUSTMENTS		ADJUSTED
Net sales	$22,098	$—		$22,098	$20,421	$—		$20,421
Operating profit	2,296	911	a	3,207	4,515	(1,621)	a	2,894
Operating margin	10.4%			14.5%	22.1%			14.2%

Income from operations before income taxes	2,084	960	a,b	3,044	4,292	(1,649)	a,b	2,643
Income tax expense	(644)	20	c	(624)	(708)	135	c	(573)
Income tax rate	30.9%			20.5%	16.5%			21.7%

Net income attributable to common shareowners	$1,349	$980		$2,329	$3,534	($1,514)		$2,020

Summary of Adjustments:
Restructuring costs		$97	a			$31	a
Amortization of acquired intangibles		149	a			50	a
Acquisition step-up amortization (1)		41	a			51	a
Acquisition-related costs		220	a			31	a
Viessmann-related hedges		96	a			—
Chubb gain		—				(1,105)	a
TCC acquisition-related gain (2)		8	a			(705)	a
KFI deconsolidation		297	a			—
Russia/Ukraine asset impairment		—				4	a
Charge resulting from legal matter		—				22	a
Debt extinguishment (gain), net (3)		—				(28)	b
Bridge loan financing costs (4)		52	a, b			—
Total adjustments		$960				($1,649)

Tax effect on adjustments above		($114)				$172
Tax specific adjustments		134				(37)
Total tax adjustments		$20	c			$135	c

Shares outstanding - Diluted	853.0			853.0	861.2			861.2

Earnings per share – Diluted	$1.58			$2.73	$4.10			$2.34
1Amortization of the step-up to fair value of acquired inventory and backlog.
2The carrying value of our previously held TCC equity investments were recognized at fair value and subsequently adjusted.
3The company repurchased approximately $1.15 billion of aggregate principal senior notes on March 30, 2022, and recognized a net gain of $33 million and wrote-off $5 million of unamortized deferred financing costs in Interest (expense) income, net.
4Includes commitment fees recognized in Operating profit.

76	Carrier Global Corporation

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Free Cash Flow Reconciliation

(UNAUDITED)
	FOR THE YEAR ENDED DECEMBER 31, 2023	FOR THE YEAR ENDED DECEMBER 31, 2022
(IN MILLIONS)
Net cash flows provided by operating activities	$2,607	$1,743
Less: Capital expenditures	469	353
Free cash flow	$2,138	$1,390
Reconciliation of 2023 Incentive Compensation Results

(UNAUDITED)
	FOR THE YEAR ENDED DECEMBER 31, 2023
(IN MILLIONS)	NET SALES	OPERATING PROFIT	FREE CASH FLOW
Adjusted financial results	$22,098	$3,207	$2,138
Performance adjustments:
Constant currency	(23)	(12)	(8)
Gain on Divestiture	—	(25)	—
Performance adjusted results	$22,075	$3,170	$2,130
Factors Contributing to Total % Change in Net Sales

(UNAUDITED)
			FOR THE YEAR ENDED DECEMBER 31, 2023 vs. 2022
	HVAC	REFRIGERATION	FIRE & SECURITY	GENERAL CORPORATE EXPENSES AND ELIMINATIONS AND OTHER	CONSOLIDATED
Organic	5%	(2%)	6%	—%	3%
FX Translation	(1%)	1%	(1%)	—%	—%
Acquisitions / Divestitures, net	9%	(1%)	(3%)	—%	5%
Other	—%	—%	—%	—%	—%
Total	13%	(2%)	2%	—%	8%

2024 Proxy Statement	77

Proxy Summary	Our Company	Proposal 1: Election of Directors	Share Ownership	Proposal 2: NEO Compensation	Audit Matters	Proposal 3: Independent Auditor	Proposal 4: Shareowner Proposal	FAQs	Other Information	Appendix
Use and Definitions of Non-GAAP Financial Measures
Carrier reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).
We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.
Organic sales, adjusted operating profit, adjusted operating margin, adjusted net income, adjusted earnings per share (“EPS”) and adjusted effective tax rate are non-GAAP financial measures.
Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding 12 months and other significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”).
Adjusted operating profit represents operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of net sales (a GAAP measure). Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. For the business segments, when applicable, adjustments of operating profit and operating margins represent operating profit, excluding restructuring, amortization of acquired intangibles and other significant items.
Free cash flow is a non-GAAP financial measure that represents net cash flows provided by operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier’s common stock and distribution of earnings to shareowners.
Sales, adjusted operating profit and free cash flow used to determine 2023 annual bonus payments (see "Compensation Discussion and Analysis – Section III: 2023 CEO and NEO Compensation") are non-GAAP measures that are further adjusted for the impact of acquisitions, divestitures, foreign exchange and other items to show changes in our financial results without giving effect to period-to-period fluctuations due to the impact of acquisitions, divestitures, foreign currency exchange rates and other items not included in our established targets.
Management believes that the non-GAAP measures described above are useful in providing period-to-period comparisons of the results of the company’s ongoing operational performance.
When we provide our expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net sales, operating profit, operating margin, effective tax rate, diluted EPS and net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

78	Carrier Global Corporation

VOTE BY INTERNET
CARRIER GLOBAL CORPORATION	Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above
13995 PASTEUR BOULEVARD PALM BEACH GARDENS, FL 33418
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Wednesday, April 17, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/CARR2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, April 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it in your own envelope by mailing it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the cost incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     D95493-P82835            KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARRIER GLOBAL CORPORATION

The Board of Directors recommends a vote FOR each of the following director nominees:					The Board of Directors recommends a vote FOR proposals 2 and 3:

1.Election of Directors	For	Against	Abstain			For	Against	Abstain

1a. Jean-Pierre Garnier	☐	☐	☐		2. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

1b. David Gitlin	☐	☐	☐		3. Ratify Appointment of PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2024	☐	☐	☐

1c. John J. Greisch	☐	☐	☐

1d. Charles M. Holley, Jr.	☐	☐	☐		The Board of Directors recommends a vote AGAINST proposal 4:

1e. Michael M. McNamara	☐	☐	☐			For	Against	Abstain

1f. Susan N. Story	☐	☐	☐		4. Shareowner Proposal regarding transparency in lobbying	☐	☐	☐

1g. Michael A. Todman	☐	☐	☐

1h. Maximilian (Max) Viessmann	☐	☐	☐

1i. Virginia M. Wilson	☐	☐	☐

1j. Beth A. Wozniak	☐	☐	☐

Address changes can be directed to Computershare by calling 1-866-507-8028

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)	Date

Annual Meeting of Shareowners of Carrier Global Corporation
Thursday, April 18, 2024, 8:30 a.m. Eastern Time
www.virtualshareholdermeeting.com/CARR2024

The purpose of the meeting is to consider the following matters:
1.Election of the Ten Director Nominees Named in the Proxy Statement
2.Advisory Vote to Approve Named Executive Officer Compensation
3.Ratify Appointment of PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2024
4.Shareowner Proposal regarding transparency in lobbying

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of 2024 Annual Meeting of Shareowners and Proxy Statement and the 2023 Annual Report are available at: www.proxyvote.com
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D95494-P82835

PROXY

This Proxy is Solicited on Behalf of the Board of Directors of Carrier Global Corporation.

The undersigned hereby appoints Charles M. Holley, Jr., Michael A. Todman and Virginia M. Wilson, and each of them, each with power of substitution and revocation, as proxies for the undersigned to act and vote at the Annual Meeting of Shareowners of Carrier Global Corporation to be held on April 18, 2024, and at any postponed or reconvened meeting, as directed on this Proxy Card, upon the matters set forth on the reverse side hereof, all as described in the Proxy Statement and, in their discretion, upon any other business that may properly come before said meeting, including an adjournment. If this Proxy Card is properly signed and returned, but does not provide voting instructions, then the votes represented by this Proxy Card will be voted FOR the election of the director nominees, FOR Proposals 2 and 3 and AGAINST Proposal 4.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Shareowners or any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies designated above cannot vote these shares unless you sign and return this Proxy Card.